                                                                     Exhibit 4.4

                                                             Draft: 9 March 2000


                        Series 2000-1G Medallion Trust
                           Class A-1 Note Trust Deed



                                     Date:



                     The Bank of New York, New York Branch

                            Class A-1 Note Trustee



                 Securitisation Advisory Services Pty. Limited

                                    Manager


                       Perpetual Trustee Company Limited

                                    Issuer



                                  CLAYTON UTZ
                                    Lawyers
                                 Levels 27-35
                             No.1 O'Connell Street
                                SYDNEY NSW 2000
                                   AUSTRALIA

                         (C)    Copyright Clayton Utz

Liability is limited by the Solicitors Scheme under the Professional Standards
                                  Act 1994 NSW

Trust Indenture Act - Cross Reference Table
This Cross Reference Table does not, for any purpose, form part of this Class A-1 Note Trust Deed. "N.A." means not applicable.


Trust Indenture Act Section               Clause Reference
310 (a) (1)                               5.3(h), 9.7, 14.2, 14.3, 14.4
    (a) (2)                               9.7
    (a) (3)                               13.2
    (a) (4)                               N.A.
    (a) (5)                               14.10
    (b)                                   9.7(c), 14.11
    (c)                                   N.A.
311 (a)                                   9.6
    (b)                                   9.6
    (c)                                   N.A.
312 (a)                                   4.2(a), 4.2(b)
    (b)                                   4.2(b)
    (c)                                   4.2(c)
313 (a)                                   16.1
    (b)(1)                                16.1
    (b)(2)                                16.1, 21.3
    (c)                                   16.1
    (d)                                   16.1
314 (a)(1)                                16.2(a)
    (a)(2)                                16.2(b)
    (a)(3)                                16.2(c)
    (a)(4)                                6.3(c)
    (b)                                   6.3(i)
    (c)                                   19.1(a)
    (d)                                   19.1(b)
    (e)                                   19.1(c)
    (f)                                   N.A.
315 (a)                                   9.2
    (b)                                   7.1(a)
    (c)                                   9.3
    (d)                                   9.5, 8.1(e)
    (e)                                   19.2
316 (a)(1)                                19.3(a)
    (a)(2)                                15.2(b)
    (b)                                   19.4
    (c)                                   21.4
317 (a)(1)                                7.3
    (a)(2)                                7.3
    (b)                                   6.3(j)
318 (a)                                   19.5

                               TABLE OF CONTENTS

Clause  Page

  1.  DEFINITIONS AND INTERPRETATION                           1
  1.1 Definitions                                              1
  1.2 Series Supplement and Master Trust Deed Definitions      5
  1.3 Interpretation                                           5
  1.4 Issuer's capacity                                        8
  1.5 Benefit of Covenants under this Deed                     8
  1.6 Obligations Several                                      8
  1.7 Incorporated Definitions and other Provisions            8
  1.8 Interpretation of Provisions Incorporated from TIA       9

  2.  THE CLASS A-1 TRUST                                     10

  2.1 Appointment of Class A-1 Note Trustee                   10
  2.2 Declaration of Class A-1 Trust                          10
  2.3 Duration of Class A-1 Trust                             10
  2.4 Benefit of Class A-1 Trust                              10
  2.5 Interested Persons Bound                                10

  3.  AMOUNT, FORM AND ISSUE OF CLASS A-1 NOTES               10

  3.1 Aggregate Amount and Denomination                       10
  3.2 Description and Form of Class A-1 Notes                 11
  3.3 Initial Issue as Book-Entry Notes                       11
  3.4 Issue of Class A-1 Definitive Notes                     13
  3.5 Indemnity for Non-Issue of Class A-1 Definitive Notes   14

  4.  CLASS A-1 NOTE REGISTER                                 14

  4.1 Maintenance of Class A-1 Note Registrar                 14
  4.2 Provision of Class A-1 Noteholder Information           14
  4.3 Class A-1 Note Register Conclusive                      15

  5.  REPRESENTATIONS AND WARRANTIES                          15

  5.1 By the Issuer                                           15
  5.2 By the Manager                                          16
  5.3 By the Class A-1 Note Trustee                           17

  6.  COVENANTS BY ISSUER AND MANAGER                         18

  6.1 Covenant to Pay                                         18
  6.2 Covenant of Compliance                                  18
  6.3 Other Covenants                                         19

                                                                             (i)

 6.4 Covenants between Issuer and Manager                                   21

 7.  ENFORCEMENT                                                            22

 7.1 Notice Following an Event of Default or Potential Event of Default     22
 7.2 Restrictions on Enforcement                                            23
 7.3 Class A-1 Note Trustee May Enforce                                     23
 7.4 Class A-1 Note Trustee Alone May Enforce                               24

 8.  CLASS A-1 NOTE TRUSTEE'S POWERS, PROTECTIONS ETC.                      24

 8.1 Class A-1 Note Trustee's Additional Powers, Protections, etc.          24
 8.2 Waivers                                                                31
 8.3 Class A-1 Note Trustee's Liability                                     32
 8.4 Dealings with Series Trust                                             32
 8.5 Delegation of Duties of Class A-1 Note Trustee                         33
 8.6 Related Body Corporate of the Class A-1 Note Trustee                   33

 9.  DUTIES OF THE CLASS A-1 NOTE TRUSTEE                                   33

 9.1 Class A-1 Note Trustee's General Duties                                33
 9.2 Duties of the Class A-1 Note Trustee prior to Event of Default         33
 9.3 Duties of the Class A-1 Note Trustee following an Event of Default     34
 9.4 Certain Limitations of Liability where Acting in Good Faith            34
 9.5 Class A-1 Note Trustee Not Relieved of Liability for Negligence etc.   34
 9.6 Preferred Collection of Claims Against Issuer                          34
 9.7 Compliance with Section 310 of TIA                                     34
 9.8 Voting at Meetings under Master Trust Deed or Security Trust Deed      35
 9.9 Transaction Documents                                                  35

10.  APPLICATION OF MONEYS                                                  35

10.1 Moneys Received                                                        35
10.2 Investment of Moneys Held                                              35

11.  CONTINUING SECURITY AND RELEASES                                       36

11.1 Trustee's Liability Not Affected                                       36
11.2 Waiver by Issuer                                                       36

12.  REMUNERATION AND EXPENSES OF CLASS A-1 NOTE
     TRUSTEE                                                                36

12.1 Payment of Fee                                                         37
12.2 Payment of Expenses                                                    37
12.3 Additional Duties                                                      37
12.4 Dispute as to Additional Duties                                        37
12.5 Currency and VAT                                                       38

                                                                            (ii)

12.6 No Other Fees or Expenses                                              38
12.7 Issuer Personally Liable for Fees                                      38
12.8 Timing of Payments                                                     38
12.9 Non-Discharge                                                          38

13.  ADDITIONAL CLASS A-1 NOTE TRUSTEES                                     39

13.1 Appointment and Removal                                                39
13.2 Joint Exercise of Powers                                               39
13.3 Notice                                                                 40

14. RETIREMENT OR REMOVAL OF CLASS A-1 NOTE TRUSTEE                         40

14.1 Retirement of Class A-1 Note Trustee                                   40
14.2 Removal by Manager                                                     40
14.3 Class A-1 Note Trustee May Retire                                      41
14.4 Appointment of Substitute Class A-1 Note Trustee by Class A-1
     Noteholders                                                            41
14.5 Release of Class A-1 Note Trustee                                      41
14.6 Vesting of Class A-1 Trust Fund in Substitute Class A-1 Note Trustee   42
14.7 Substitute Class A-1 Note Trustee to Execute Deed                      42
14.8 Rating Agencies Advised                                                42
14.9 Retention of Lien                                                      42
14.10 Issuer and Manager Cannot be Appointed                                42
14.11 No Limitation of TIA                                                  42

15.  AMENDMENT                                                              43

15.1 Amendment by Class A-1 Note Trustee                                    43
15.2 Amendments Requiring Consent of all Class A-1 Noteholders              44
15.3 Compliance with TIA                                                    44
15.4 No Rating Agency Downgrade                                             44
15.5 Distribution of Amendments                                             44
15.6 Amendments Binding on Class A-1 Noteholders                            44

16.  REPORTS                                                                44

16.1 Reports by Class A-1 Note Trustee                                      44
16.2 Reports by Issuer                                                      45
16.3 Restricted Securities                                                  45

17.  CURRENCY INDEMNITY                                                     46

17.1 Improper currency receipts                                             46
17.2 Currency indemnity                                                     46
17.3 Failure to pay proper currency                                         47

18.  EXPENSES AND STAMP DUTIES                                              47


                                                                           (iii)

18.1 Expenses                                                               47
18.2 Stamp Duties and other Taxes                                           47

19.  TRUST INDENTURE ACT                                                    48

19.1 Certificates and Opinions                                              48
19.2 Undertaking for Costs                                                  49
19.3 Exclusion of Section 316(a)(1)                                         49
19.4 Unconditional Rights of Class A Noteholders to Receive Principal And
     Interest                                                               49
19.5 Conflict with Trust Indenture Act                                      50

20.  GOVERNING LAW AND JURISDICTION                                         50

20.1 Governing Law                                                          50
20.2 Jurisdiction                                                           50

21 . NOTICES                                                                50

21.1 Method of Delivery                                                     50
21.2 Deemed Receipt                                                         51
21.3 Notices to Class A-1 Noteholders                                       51
21.4 Notices from Class A-1 Noteholders                                     51
21.5 Issuer and Manager                                                     52

22.  ISSUER'S LIMITED LIABILITY                                             53

22.1 Limitation on Issuer's Liability                                       53
22.2 Claims against Issuer                                                  53
22.3 Breach of Trust                                                        53
22.4 Acts or omissions                                                      53
22.5 No Authority                                                           53
22.6 No Obligation                                                          54

23.  MISCELLANEOUS                                                          54

23.1 Assignment by Issuer                                                   54
23.2 Assignment by Manager                                                  54
23.3 Assignment by Class A-1 Note Trustee                                   54
23.4 Certificate of Class A-1 Note Trustee                                  54
23.5 Continuing Obligation                                                  55
23.6 Settlement Conditional                                                 55
23.7 Interest on Judgment                                                   55
23.8 Severability of Provisions                                             55
23.9 Remedies Cumulative                                                    55
23.10 Waiver                                                                55
23.11 Written Waiver, Consent and Approval                                  56

                                                                            (iv)

23.12 Time of Essence                                                       56
23.13 Moratorium Legislation                                                56
23.14 Binding on Each Signatory                                             56
23.15 Counterparts                                                          56

SCHEDULE 1 - FORM OF CLASS A-1 NOTE                                         58

SCHEDULE 2 - FORM OF CLASS A-1 NOTE CONDITIONS                              97


                                                                             (v)

THIS CLASS A-1 NOTE TRUST DEED is made on                                  2000

BETWEEN THE BANK OF NEW YORK, NEW YORK BRANCH, a New York banking corporation acting through its New York Branch at 101 Barclay Street, 21W, New York, New York, 10286 (hereinafter included in the expression the "Class A-1 Note Trustee")

AND SECURITISATION ADVISORY SERVICES PTY. LIMITED, ACN 064 133 946, a company incorporated in the State of New South Wales and having an office at Level 8, 48 Martin Place, Sydney, Australia (hereinafter included by incorporation in the expression the "Manager")

AND PERPETUAL TRUSTEE COMPANY LIMITED, ACN 000 001 007, a company incorporated in the State of New South Wales and having an office at Level 7, 39 Hunter Street, Sydney, Australia in its capacity as trustee of the Series Trust (as hereinafter defined) (hereinafter included in the expression the "Issuer")

RECITALS

A.     The Issuer is the trustee, and the Manager is the manager, of the Series
       Trust.

B. The Issuer proposes to issue, at the direction of the Manager, securities, including the Class A-1 Notes to be constituted, issued and authenticated pursuant to this Deed.

C. The Class A-1 Note Trustee has agreed to act as trustee for the benefit of the Class A-1 Noteholders on the terms of this Deed.

D. This Deed is an indenture qualified under, and subject to the mandatory provisions of, the Trust Indenture Act 1939 of the United States of America, which are incorporated by reference in and made part of this Deed.


THIS DEED PROVIDES as follows:

 1.    DEFINITIONS AND INTERPRETATION

 1.1   Definitions

       In this Deed, unless the contrary intention appears:

       "Additional Note Trustee" means each person from time to time appointed under clause [ ] 13.1 to act as a co-trustee with the Class A-1 Note Trustee.

       "Agent" has the same meaning as in the Agency Agreement.

       "Authorised Officer" means:

       (a) in relation to the Class A-1 Note Trustee, a responsible officer of the

              Corporate Trust Administration department of the Class A-1 Note Trustee;

       (b) in relation to the Issuer, an Authorised Officer of the Issuer for the purposes of the Master Trust Deed; and

       (c) in relation to the Manager, an Authorised Officer of the Manager for the purposes of the Master Trust Deed.

       "Charge" has the same meaning as in the Security Trust Deed.

       "Charge Release Date" has the same meaning as in the Security Trust Deed.

       "Charged Property" has the same meaning as in the Security Trust Deed.

       "Class A-1 Book-Entry Note" means a Class A-1 Note issued or to be issued, as the case may be, by the Issuer in accordance with clause
       [ ]3.3(a) to the Depository or its nominee or subsequently transferred to a replacement Depositary or its nominee.

       "Class A-1 Definitive Note" means a Class A-1 Note issued or to be issued, as the case may be, by the Issuer in accordance with clause [ ]3.4.

       "Class A-1 Note" means a debt security issued by the Issuer, in its capacity as trustee of the Series Trust, pursuant to the provisions of this Deed (whether as a Class A-1 Book-Entry Note or a Class A-1 Definitive Note).

       "Class A-1 Note Owner" means, with respect to a Class A-1 Book-Entry Note, the person who is the beneficial owner of such Class A-1 Book-Entry Note, as reflected in the books of the Depository or in the books of a person maintaining an account with the Depository (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Depository).

       "Class A-1 Note Register" has the same meaning as in the Agency
       Agreement.

       "Class A-1 Note Registrar" has the same meaning as in the Agency
       Agreement.

       "Class A-1 Note Trustee" means the Bank of New York, New York Branch or if the Bank of New York, New York Branch retires or is removed as Class A-1 Note Trustee, any then Substitute Class A-1 Note Trustee.

       "Class A-1 Noteholder" in relation to a Class A-1 Note at any given time means the person then appearing in the Class A-1 Note Register as the holder of the Class A-1 Note.

       "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

       "Class A-1 Trust" means the trust established under clause [ ]2.2 of this Deed.

       "Class A-1 Trust Fund" means:

       (a) the Class A-1 Note Trustee's rights, remedies and powers under this Deed, the Security Trust Deed and each other Transaction Document to which the Class A-1 Note Trustee is expressed to be a party;

       (b) the Class A-1 Note Trustee's right, title and interest as beneficiary of the Security Trust; and

       (c) any other property and benefits which the Class A-1 Note Trustee holds on trust for the Class A-1 Noteholders under this Deed.

       "Commission" means the Securities and Exchange Commission of the United States of America, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Deed that Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing those duties.

       "Counsel's Opinion" means one or more written opinions of legal counsel (who may, except as otherwise expressly provided in this Deed, be employees or counsel of the Issuer or the Manager) acceptable to the Class A-1 Note Trustee which:

       (a) are addressed to the Class A-1 Note Trustee (and which may also be addressed to other persons);

       (b) are in a form satisfactory to, and are subject to such qualifications and assumptions as are acceptable to, the Class A-1 Note Trustee; and

       (c) comply, where applicable, with the TIA,

       and which state, in the opinion of the legal counsel, the matter to be opined upon.

       "DTC Letter of Representations"means the DTC Letter of Representations [dated on or about the date of this Deed] between the Issuer, the Principal Paying Agent and The Depository Trust Company, as the initial Depository, as amended from time to time.

       "Eligible Trust Corporation" means any person eligible for appointment as an institutional trustee under an indenture to be qualified pursuant to the TIA as prescribed in section 310(a) of the TIA.

       "Event of Default" has the meaning ascribed to that term in the Security Trust Deed.

       "Exchange Act" means the Securities Exchange Act of 1934 of the United States of America.

       "Interested Persons" means a collective reference to the Issuer, the Class A-1 Noteholders, the Class A-1 Note Owners, the Manager and all persons claiming through them and "Interested Person" means a several reference to all Interested Persons.

       "Issuer" means Perpetual Trustee Company Limited or if Perpetual Trustee Company Limited retires or is removed as trustee of the Series Trusts (as defined in the Master

       Trust Deed), any then Substitute Trustee and includes the Manager when acting as the Trustee in accordance with the terms of the Master Trust Deed.

       "Majority" in relation to the Class A-1 Noteholders means Class A-1 Noteholders holding Class A-1 Notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 Notes.

       "Master Trust Deed" means the Master Trust Deed dated 8 October 1997 and made between the Issuer and the Manager, as amended from time to time.

       "Payment Modification" means any alteration, addition or revocation of any provision of this Deed, the Class A-1 Notes (including the Class A-1 Note Conditions), the Master Trust Deed to the extent that it applies to the Series Trust, the Series Supplement or the Security Trust Deed which modifies:

       (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class A-1 Notes including, without limitation, any modification to the Stated Amount, Invested Amount, interest rate or maturity date of the Class A-1 Notes or to clause [ ]10 of the Series Supplement, conditions
              [ ]6.9 and 7.2 of the Class A-1 Note Conditions or clause [ ]13 of the Security Trust Deed or which would impair the rights of Class A-1 Noteholders to institute suit for enforcement of such payment on or after the due date for such payment;

       (b)    the definition of the term "Special Majority" in this clause
              [ ]1.1, clause [ ]21.4 of this Deed or the circumstances in which the consent or direction of a Special Majority of Class A-1 Noteholders is required;

       (c)    clause [ ]6.1(a) of the Security Trust Deed; or

       (d) the requirements for altering, adding to or revoking any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including the Class A-1 Note Conditions).

       "Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

       "Secured Creditor" has the same meaning as in the Security Trust Deed.

       "Security Trust" has the same meaning as in the Security Trust Deed.

       "Series Supplement" means the Series Supplement dated [[ ]] between the Commonwealth Bank of Australia, ACN 123 123 124, the Manager and the Issuer.

       "Series Trust" means the trust known as the Series 2000-1G Medallion Trust established pursuant to the Master Trust Deed and the Series Supplement.

       "Special Majority" in relation to the Class A-1 Noteholders means Class A-1 Noteholders holding Class A-1 Notes with an aggregate Invested Amount of no less than 75% of the aggregate Invested Amount of all the Class A-1
       Notes.

       "Statute" means any legislation now or hereafter in force of the Parliament of the Commonwealth of Australia or of any State or Territory thereof or of any legislative body of any other country or political subdivision thereof and any rule regulation ordinance by-law statutory instrument order or notice now or hereafter made under such legislation.

       "Substitute Class A-1 Note Trustee" means at any given time means the entity then appointed as Class A-1 Note Trustee under clause [ ]14.

       "TIA" means the Trust Indenture Act of 1939 of the United States of America as in force at the date of this Deed, or, if this Deed is first qualified under the Trust Indenture Act after the issue of Class A-1 Notes, as in force at the date of such qualification.

       "UCC" means the Uniform Commercial Code of the State of New York.

       "Voting Secured Creditors" has the same meaning as in the Security Trust Deed.

1.2    Series Supplement and Master Trust Deed Definitions

       Subject to clause [ ]1.7, unless defined in this Deed, words and phrases defined in either or both of the Master Trust Deed and the Series Supplement have the same meaning in this Deed. Where there is any inconsistency in a definition between this Deed (on the one hand) and the Master Trust Deed or the Series Supplement (on the other hand), this Deed prevails. Where there is any inconsistency in a definition between the Master Trust Deed and the Series Supplement, the Series Supplement prevails over the Master Trust Deed in respect of this Deed. Subject to clause [ ]1.7, where words or phrases used but not defined in this Deed are defined in the Master Trust Deed in relation to a Series Trust (as defined in the Master Trust Deed) and/or an Other Trust such words or phrases are to be construed in this Deed, where necessary, as being used only in relation to the Series Trust (as defined in this Deed) and/or the CBA Trust (as defined in the Series Supplement), as the context requires.

 1.3   Interpretation

       In this Deed unless the contrary intention appears:

       (a) the expression "person" includes an individual, a corporation and a Governmental Agency;

       (b) the expression "owing" includes amounts that are owing whether such amounts are liquidated or not or are contingent or presently accrued due and includes all rights sounding in damages only;

       (c) the expression "power" in relation to a person includes all powers, authorities, rights, remedies, privileges and discretions conferred upon that person by the Transaction Documents, by any other deed, agreement, document, or instrument, by any Statute or otherwise by law;

       (d) the expression "commencement of the enforcement of the Charge" has same meaning as in the Series Supplement;

       (e) a reference to any person includes that person's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation;

       (f) subject to clause [ ]1.7, a reference to this Deed, the Master Trust Deed or to any other deed, agreement, document or instrument includes respectively this Deed, the Master Trust Deed or such other deed, agreement, document or instrument as amended, novated, supplemented, varied or replaced from time to time;

       (g) a reference to any Statute, other than the TIA, or to any section or provision of any Statute, other than any section or provision of the TIA, includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws regulations and other statutory instruments issued thereunder;

       (h) a reference to a Related Body Corporate includes a corporation which is or becomes a Related Body Corporate during the currency of this Deed;

       (i) words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

       (j) headings are for convenience only and do not affect the interpretation of this Deed;

       (k)    a reference to a clause is a reference to a clause of this Deed;

       (l) a reference to a Schedule is a reference to a Schedule to this Deed;

       (m) where any word or phrase is given a defined meaning any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning;

       (n) all accounting terms used in this Deed have the same meaning ascribed to those terms under accounting principles and practices generally accepted in Australia from time to time;

       (o)    a reference to a party is a reference to a party to this Deed;

       (p)    a reference to time is a reference to New York time;

       (q) a reference to any thing is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually;

       (r) if an act prescribed under this Deed to be done by a party on or by a given day is done after 5.30pm on that day, it is to be taken to be done on the following day;

       (s) where any day on which a payment is due to be made or a thing is due to be done under this Deed is not a Business Day, that payment must be made or that thing must be done on the immediately succeeding Business Day;

       (t) a reference to "wilful default" in relation to the Issuer, the Class A-1 Note Trustee or the Manager means, subject to clause
              [ ]1.3(u), any wilful failure to comply with, or wilful breach by, the Issuer, the Class A-1 Note Trustee or the Manager (as the case may be) of any of its obligations under any Transaction Document, other than a failure or breach which:

              (i)  (A)  arises as a result of a breach of a Transaction Document by a person other than:
                            (1) the Issuer, the Class A-1 Note Trustee or the Manager (as the case may be); or
                            (2)     any other person in referred to in clause
                                    [ ]1.3(u) in relation to the Issuer, the Class A-1 Note Trustee or the Manager (as the case may be); and
                 (B) the performance of the action (the non-performance of which gave rise to such breach) is a precondition to the Issuer, the Class A-1 Note Trustee or the Manager (as the case may be) performing the said obligation;
              (ii) is in accordance with a lawful court order or direction or required by law; or
              (iii)  is:
                     (A) in accordance with any proper instruction or direction of the Voting Secured Creditors given at a meeting of Voting Secured Creditors convened pursuant to the Security Trust Deed;
                     (B) in accordance with any proper instruction or direction of a Majority (or a Special Majority) of the Class A-1 Noteholders given in accordance with this Deed; or
                     (C) in accordance with any proper instruction or direction of the Investors given at a meeting convened under the Master Trust Deed (as amended by the Series Supplement);

       (u) a reference to the "fraud", "negligence", "wilful default" or "breach of trust" of the Issuer, the Class A-1 Note Trustee or the Manager means the fraud, negligence, wilful default or breach of trust of the Issuer, the Class A-1 Note Trustee or the Manager (as the case may be) and of its officers, employees, agents and any other person where the Issuer, the Class A-1 Note Trustee or the Manager (as the case may be) is liable for the acts or omissions of such other person under the terms of any Transaction Document;

       (v) subject to the mandatory provisions of the TIA and clause [ ]21.2, each party will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of that party (or any Related Body Corporate of that party) which have the day to day responsibility for the administration or management of that party's (or a Related Body Corporate of that party's) obligations in relation to the Series Trust, the Class A-1 Trust or this Deed, having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way). In addition, notice, knowledge or awareness of an Event of Default, Potential Event of Default, Servicer Default, Perfection of Title Event, Trustee Default or Manager Default means notice, knowledge or awareness of the occurrence of the events or circumstances constituting an Event of Default, Potential Event of Default, Servicer Default, Perfection of Title Event, Trustee Default or Manager Default, as the case may be; and

       (w) a reference to prospective liabilities includes, without limitation, the liabilities of the Issuer under the Transaction Documents.

 1.4   Issuer's capacity

       In this Deed, unless expressly specified otherwise:

       (a) (References to Issuer): a reference to the Issuer is a reference to the Issuer in its capacity as trustee of the Series Trust only, and in no other capacity; and

       (b) (References to Assets of Issuer): a reference to the undertaking, assets, business or money of the Issuer is a reference to the undertaking, assets, business or money of the Issuer in the capacity referred to in paragraph (a).

 1.5   Benefit of Covenants under this Deed

       Unless the context indicates a contrary intention, the Class A-1 Note Trustee holds the covenants, undertakings and other obligations and liabilities of the Issuer and the Manager under this Deed on trust for the benefit of the Class A-1 Noteholders on the terms and conditions of this Deed.

 1.6   Obligations Several

       The obligations of the parties under this Deed are several.

 1.7   Incorporated Definitions and other Provisions

       Where in this Deed a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of this Deed unless and until the amendment:

       (a) (No Payment Modification): if it does not effect a Payment Modification is either:

              (i) if the Class A-1 Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the Class A-1 Noteholders, consented to by the Class A-1 Note Trustee; or
              (ii) otherwise, approved by a Special Majority of the Class A-1 Noteholders; or

       (b) (Payment Modification): if the amendment does effect a Payment Modification, is consented to by each Class A-1 Noteholder.

 1.8   Interpretation of Provisions Incorporated from TIA

       Where a provision of the TIA is incorporated into this Deed in accordance with the TIA (as described in clause [ ]19.5) the following terms used in that provision have the following meanings in this Deed:

       "Commission" has the meaning given to that term in clause [ ]1.1.

       "default" means an Event of Default.

       "indenture securities" means the Class A-1 Notes.

       "indenture security holder" means a Class A-1 Noteholder.

       "indenture to be qualified" means this Deed.

       "indenture trustee" or "institutional trustee" means the Class A-1 Note Trustee.

       "obligor upon the indenture securities" means the Issuer.

       Any other term, expression or provision which is used in this Deed in respect of a section or provision of the TIA and which is defined in the TIA, defined in the TIA by reference to another Statute or defined by or in any rule of or issued by the Commission, will have the meaning assigned to it by such definitions. Any term or expression that is used in both:

       (a)    (TIA): a mandatory provision of the TIA; and

       (b) (This Deed): a clause of this Deed that, on its face, appears to satisfy or reflect that mandatory provision of the TIA, will be construed and interpreted as a Federal court of the United States of America would construe and interpret the term or expression.

 2.    THE CLASS A-1 TRUST

 2.1   Appointment of Class A-1 Note Trustee

       The Class A-1 Note Trustee is hereby appointed and agrees to act as trustee of the Class A-1 Trust (with effect from the constitution of the Class A-1 Trust) on the terms and conditions in this Deed.

2.2    Declaration of Class A-1 Trust

       The Class A-1 Note Trustee declares that it holds the Class A-1 Trust Fund on trust for those persons who are Class A-1 Noteholders from time to time.

 2.3   Duration of Class A-1 Trust

       The Class A-1 Trust commences on the date of this Deed and terminates on the first to occur of:

       (a) (Redemption of Class A-1 Notes): the date 6 months after the Class A-1 Note Trustee has been satisfied that all moneys owing by the Issuer or the Manager in respect of or in relation to Class A-1 Notes or this Deed have been duly paid;

       (b)    (Charge Release Date): the Charge Release Date; and

       (c)    (80th anniversary): the 80th anniversary of the date of this Deed.

 2.4   Benefit of Class A-1 Trust

       Each Class A-1 Noteholder is entitled to the benefit of the Class A-1 Trust on the terms and conditions contained in this Deed.

 2.5   Interested Persons Bound

       The provisions of this Deed, the Class A-1 Notes (including the Class A-1 Note Conditions), the Master Trust Deed, the Series Supplement and the Security Trust Deed are binding upon every Interested Person.

 3.    AMOUNT, FORM AND ISSUE OF CLASS A-1 NOTES

 3.1   Aggregate Amount and Denomination

       The Class A-1 Notes will be issued in an aggregate principal amount of $US[ ] and, in the case of the Class A-1 Definitive Notes, in minimum denominations of US$100,000 or integral multiples thereof.

 3.2   Description and Form of Class A-1 Notes

       (a) (Form of Class A-1 Notes): The Class A-1 Notes must be serially numbered and typewritten or printed (in the case of Class A-1 Book-Entry Notes) or typewritten, printed, lithographed or engraved or produced by any combination of these methods and with or without steel borders (in the case of Class A-1 Definitive Notes) in the form or substantially in the form set out in Schedule [ ]1.

       (b) (Signing of Class A-1 Notes): Each Class A-1 Note must be signed by an Authorised Officer or other duly appointed representative of the Issuer on behalf of the Issuer.

       (c) (Authentication of Class A-1 Notes): Each Class A-1 Note must be authenticated by an Authorised Officer or other duly appointed representative of the Class A-1 Note Trustee on behalf of the Class A-1 Note Trustee. No Class A-1 Note will be valid for any purpose unless and until so authenticated.

       (d) (Dating of Class A-1 Notes): The Class A-1 Notes must be dated the date of their authentication.

 3.3   Initial Issue as Book-Entry Notes

       (a) (Issue as Book-Entry Notes): The Class A-1 Notes will upon issue be represented by one or more book-entry notes initially registered in accordance with clause [ ]4 in the name of Cede & Co, as nominee of The Depositary Trust Company as the initial Depository.

       (b) (Delivery of Class A-1 Book-Entry Notes): The Issuer must on the date of this Deed deliver or procure the delivery of the Class A-1 Book-Entry Notes to the Principal Paying Agent as agent for the Depository.

       (c) (Rights Attaching to Class A-1 Book-Entry Notes): A Class A-1 Book-Entry Note executed and authenticated in accordance with clause [ ]3.2 will constitute binding and valid obligations of the Issuer. Until a Class A-1 Book-Entry Note has been exchanged pursuant to this Deed, it shall in all respects be entitled to the same benefits as a Class A-1 Definitive Note except as specifically provided to the contrary in this Deed or the provisions of the Class A-1 Book-Entry Note.

       (d) (Exchange etc.): Subject to this Deed, the procedures relating to the exchange, authentication, delivery, surrender, cancellation, presentation, marking up or down of any of a Class A-1 Book-Entry Note and any other matters to be carried out by the relevant parties upon exchange of any Class A-1 Book-Entry Note will be made in accordance with the provisions of the Class A-1 Book-Entry Notes and the normal practice of the Depositary's nominee, the Class A-1 Note Registrar and the rules and procedures of the Depository from time to time.

       (e) (Dealings with Depository): Unless and until the Class A-1 Definitive Notes have been issued to a Class A-1 Note Owner pursuant to clause [ ]3.4, the following provisions apply:

              (i) the Issuer, the Manager, each Agent and the Class A-1 Note Trustee will be entitled to deal with the Depository for all purposes whatsoever (including the payment of principal of and interest on the Class A-1 Notes and the giving of instructions or directions under this Deed) as the absolute holder of the Class A-1 Notes and none of the Issuer, the Manager, any Agent or the Class A-1 Note Trustee will be affected by notice to the contrary;
              (ii) whenever a notice or other communication to the Class A-1 Noteholders is required under this Deed or any other Transaction Document all such notices and communications must be given to the Depository and are not required to be given to the Class A-1 Note Owners;
              (iii) the rights of Class A-1 Note Owners may be exercised only through the Depository and are limited to those established by law and agreements between such Class
                     A-1 Note Owners and the Depository and/or the Clearing Agency Participants;

              (iv) the Issuer, the Manager, each Agent and the Class A-1 Note Trustee may conclusively rely upon any statement from the Depository or any Clearing Agency Participant as to the votes, instructions or directions it has received from Class A-1 Note Owners and/or Clearing Agency Participants.

              To the extent that the provisions of this clause [ ]3.3 conflict with any other provisions of this Deed, the provisions of this clause [ ]3.3 prevail.

 3.4   Issue of Class A-1 Definitive Notes

       (a)    (Events Leading to Exchange): If:

              (i) the Depository advises the Class A-1 Note Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities with respect to the Class A-1 Notes and the Manager is unable to locate a qualified successor to act as Depository;
              (ii) the Manager (at its option) advises the Issuer, the Class A-1 Note Trustee and the Depository in writing that Class A-1 Definitive Notes are to be issued in replacement of the Class A-1 Book Entry Notes; or
              (iii) an Event of Default has occurred and is subsisting and the Class A-1 Note Owners representing beneficial interests aggregating to at least a majority of the aggregate Invested Amount of the Class A-1 Notes advise the Issuer through the Depository in writing that the continuation of a book entry system through the Depository is no longer in the best interests of the Class A-1 Note Owners, then the Issuer, on the direction of the Manager, must within 30 days of such event instruct the Depository to notify all of the appropriate Class A-1 Note Owners of the occurrence of any such event and of the availability of Class A-1 Definitive Notes to such Class A-1 Note Owners requesting the same. The Class A-1 Note Trustee must promptly advise the Issuer and the Manager upon the occurrence of an event referred to in clause [ ]3.4(a)(i) and the Issuer must promptly advise the Class A-1 Note Trustee and the Manager upon the occurrence of an event referred to in clause
              [ ]3.4(a)(iii).

       (b) (Exchange for Class A-1 Definitive Notes): Upon the surrender of Class A-1 Book-Entry Notes to the Issuer by the Depository following an instruction of the Issuer pursuant to clause [ ]3.4(a), and the delivery by the Depository of the relevant registration instructions to the Issuer, the Issuer must issue and execute and the Class A-1 Note Trustee must authenticate and deliver Class A-1 Definitive Notes of the same aggregate Invested Amount as those Class A-1 Book-Entry Notes, replacing those Class A-1 Book-Entry Notes, in accordance with clause [ ]3.2 and the instructions of the Depository. None of the Class A-1 Note Trustee, the Manager, the Issuer or any Agent will be liable for any delay in delivery of such instructions and each such person may conclusively rely on, and will be protected in relying on, such instructions.

       (c) (No Other Entitlement): No Class A-1 Note Owner will be entitled to receive a Class A-1 Definitive Note representing such Class A-1 Note Owner's interest in a Class A-1 Note, except as provided in this clause [ ]3.4.

 3.5   Indemnity for Non-Issue of Class A-1 Definitive Notes

       If the Issuer is required to issue Class A-1 Definitive Notes following an event specified in clause [ ]3.4 but fails to do so within 30 days of delivery to the Issuer of the Class A-1 Book-Entry Notes in accordance with clause [ ]3.4 then the Issuer must, subject to clause [ ]22, indemnify the Class A-1 Note Trustee, the Class A-1 Noteholders and Class A-1 Note Owners, and keep them indemnified, against any loss or damage incurred by any of them if the amount received by the Class A-1 Note Trustee, the Class A-1 Noteholders or Class A-1 Note Owners, respectively, is less than the amount that would have been received had Class A-1 Definitive Notes been issued. If the Issuer breaches its obligations under clause rights they may have, the Class A-1 Note Trustee, the Class A-1 Noteholders and the Class A-1 Note Owners are entitled to sue the Issuer for specific performance, injunctive relief or other equitable relief to enforce the Issuer's obligations under clause
       [ ]3.4.

 4.    CLASS A-1 NOTE REGISTER

 4.1   Maintenance of Class A-1 Note Registrar

       The Issuer must procure that the Class A-1 Note Register is maintained, and that Class A-1 Notes are transferred, exchanged, replaced, redeemed and cancelled, all in accordance with the provisions of the Class A-1 Notes (including the Class A-1 Note Conditions) and the Agency Agreement. If at any time for any reason there ceases to be a person performing the functions of the Class A-1 Note Registrar under the Agency Agreement, the Issuer must act as the Class A-1 Note Registrar and perform all of the obligations of the Class A-1 Note Registrar contained in the Agency Agreement.

 4.2   Provision of Class A-1 Noteholder Information

       (a) (Provision of Information): The Issuer must provide or procure the provision to the Class A-1 Note Trustee (if the Class A-1 Note Trustee is not the Class A-1 Note Registrar) at intervals of not more than 6 months (commencing as from the Closing Date), and at such other times as the Class A-1 Note Trustee may request in writing, all information in the possession or control of the Class A-1 Note Registrar as to the names and addresses of the Class A-1 Noteholders, provided that the Issuer will not have any obligations pursuant to this clause [ ]4.2(a) while the Class A-1 Notes are all

              Class A-1 Book-Entry Notes.

       (b) (Class A-1 Note Trustee's Obligations): The Class A-1 Note Trustee must preserve, in as current form as is reasonably practicable, the names and addresses of the Class A-1 Noteholders provided to it pursuant to clause [ ]4.2(a) or otherwise received by it in any capacity and must comply with its obligations pursuant to section 312(b) of the TIA.

       (c)   (Protection):  The Issuer, the Class A-1 Note Trustee and the
              Class A-1 Note Registrar will have the protection of section .312(c) of the TIA in relation to the disclosure of information in accordance with this clause .4.2.

 4.3   Class A-1 Note Register Conclusive

       A Class A-1 Note is not a certificate of title and the Class A-1 Note Register is the only conclusive evidence of title to Class A-1 Notes.

 5.    REPRESENTATIONS AND WARRANTIES

 5.1   By the Issuer

       The Issuer represents and warrants to the Class A-1 Note Trustee that:

       (a) (Due incorporation): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

       (b) (Constitution): the execution delivery and performance of this Deed does not violate its constitution;

       (c) (Corporate power): it has the power and has taken all corporate and other action required to enter into this Deed and to authorise the execution and delivery of this Deed and the performance of its obligations under this Deed;

       (d) (Filings): all corporate notices and all registrations with the Australian Securities and Investments Commission, the Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction required to be filed or effected, as applicable, by it in connection with the execution, delivery and performance of this Deed have been filed or effected, as applicable, and all such filings and registrations are current, complete and accurate;

       (e) (Legally binding obligation): its obligations under this Deed are valid, legally binding and enforceable obligations in accordance with the terms of this Deed except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganisation, moratorium or trust or general principles of equity or other similar laws affecting creditors' rights generally;

       (f) (Execution, delivery and performance): its execution, delivery and performance of this Deed does not violate any existing law or regulation in any applicable jurisdiction or any document or agreement to which it is a party or which is binding upon it or any of its assets;

       (g) (Authorisation): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by it in connection with the execution, delivery and performance of this Deed in its personal capacity have been obtained and are valid and subsisting;

       (h) (Series Trust validly created): the Series Trust has been validly created and is in existence at the date of this Deed;

       (i) (Sole Trustee): it has been validly appointed as trustee of the Series Trust and is presently the sole trustee of the Series Trust;

       (j) (Master Trust Deed and the Series Supplement): the Series Trust is solely constituted by the Master Trust Deed and the Series Supplement;

       (k) (No proceedings to remove): it has received no notice and to its knowledge no resolution has been passed or direction or notice has been given, removing it as trustee of the Series Trust; and

       (l) (No breach): it is not in breach of any material provision of the Master Trust Deed or the Series Supplement.

 5.2   By the Manager

       The Manager represents and warrants to the Class A-1 Note Trustee that:

       (a) (Due incorporation): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

       (b) (Constitution): its execution, delivery and performance of this Deed does not violate its constitution;

       (c) (Corporate power): it has the power and has taken all corporate and other action required to enter into this Deed and to authorise the execution and delivery of this Deed and the performance of its obligations under this Deed;
       (d) (Filings): it has filed all corporate notices and effected all registrations with the Australian Securities and Investments Commission, the Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction as required by law and all such filings and registrations are current, complete and accurate;

       (e) (Legally binding obligation): its obligations under this Deed are valid, legally binding and enforceable obligations in accordance with the terms of this Deed except as such enforceability may be limited by any applicable bankruptcy, insolvency, re-organisation, moratorium or trust or general principles of equity or other similar laws affecting creditors' rights generally;

       (f) (Execution, delivery and performance): its execution, delivery and performance of this Deed does not violate any existing law or regulation in any applicable jurisdiction or any document or agreement to which it is a party or which is binding upon it or any of its assets;

       (g) (Authorisation): all consents, licences, approvals and authorisations of every Governmental Agency required to be obtained by the Manager in connection with the execution, delivery and performance of this Deed have been obtained and are valid and subsisting;

       (h) (Investment Company): the Series Trust is not, and, if all the parties to the Transaction Documents perform their obligations under the Transaction Documents, will not become, an "investment company" as that term is defined in the Investment Company Act of 1940 of the United States of America; and

       (i) (Compliance with TIA): this Deed has been duly qualified under the TIA.

 5.3   By the Class A-1 Note Trustee

       The Class A-1 Note Trustee represents and warrants to the Issuer and the Manager that:

       (a) (Due incorporation): it is duly incorporated and has the corporate power to own its property and to carry on its business as is now being conducted;

       (b) (Constitution): its execution, delivery and performance of this Deed does not violate its constitution;

       (c) (Corporate power): it has the power and has taken all corporate and other action required to enter into this Deed and to authorise the execution and delivery of this Deed and the performance of its obligations under this Deed;

       (d) (Filings): it has filed all corporate notices and effected all registrations with the Commission or similar office in its jurisdiction of incorporation and in any other jurisdiction as required by law and all such filings and registrations are current, complete and accurate;

       (e) (Legally binding obligation): its obligations under this Deed are valid, legally binding and enforceable obligations in accordance with the terms of this Deed except as such enforceability may be limited by any applicable bankruptcy, insolvency, re-organisation, moratorium or trust or general principles of equity or other similar laws affecting creditors' rights generally;

       (f) (Execution, delivery and performance): its execution, delivery and performance of this Deed does not violate any existing law or regulation in any applicable jurisdiction or any document or agreement to which it is a party or which is binding upon it or any of its assets;

       (g) (Authorisation): all consents, licences, approvals, authorisations of and filings with every Governmental Agency required to be obtained or made by the Class A-1 Note Trustee in connection with the execution, delivery and performance of this Deed have been obtained or made and are valid and subsisting;

       (h)    (Eligible Trust Corporation): it is an Eligible Trust Corporation;

       (i) (No Insolvency Event): no Insolvency Event has occurred and is continuing in relation to the Class A-1 Note Trustee; and

       (j) (No Litigation): no litigation, arbitration, dispute or administrative proceeding has been commenced or is pending or, to the knowledge of the Class A-1 Note Trustee, threatened by any person which will, or is likely to, have a material and adverse affect on the ability of the Class A-1 Note Trustee to perform its obligations under this Deed.

 6.    COVENANTS BY ISSUER AND MANAGER

 6.1   Covenant to Pay

       (a) (Covenant to Pay): Subject to and in accordance with the provisions of this Deed, the Series Supplement and the Class A-1 Notes (including, without limitation, clauses [ ]6.1(b) and 22 and Condition [ ]12 of the Class A-1 Note Conditions), the Issuer covenants in favour of the Class A-1 Note Trustee that it will duly and punctually repay the principal of and pay interest and all other amounts owing in relation to the Class A-1 Notes to, or to the order of, the Class A-1 Note Trustee in immediately available funds in US Dollars as and when the same fall due for repayment or payment.

       (b) (Satisfaction of Covenant): Subject to clause [ ]6.1(b) of the Agency Agreement, every payment by or at the direction of the Issuer to the Principal Paying Agent or the Currency Swap Provider made in accordance with the Agency Agreement on account of an amount owing in relation to the Class A-1 Notes will operate as payment by the Issuer to the Class A-1 Note Trustee in satisfaction of the Issuer's obligations under clause [ ]6.1(a).

 6.2   Covenant of Compliance

       (a) (Class A-1 Notes): The Issuer and the Manager each severally covenants in favour of the Class A-1 Note Trustee that it will comply with all of its obligations under the Class A-1 Notes (as if the provisions of the Class A-1 Notes, including the Class A-1 Note Conditions, were set out in full in this Deed).

       (b) (Transaction Documents): The Issuer and the Manager each severally covenants in favour of the Class A-1 Note Trustee that it will:

              (i) comply with, perform and observe all of its material obligations under all the other Transaction Documents to which it is a party;

                    and
              (ii) use reasonable endeavours to procure that each other party to a Transaction Document (other than the Class A-1 Note Trustee) to which it is a party complies with its material obligations under that Transaction Document.

 6.3   Other Covenants

       The Issuer and the Manager each severally covenants in favour of the Class A-1 Note Trustee that so long as any Class A-1 Notes remain outstanding, and unless the Class A-1 Note Trustee agrees otherwise in accordance with this Deed, it will:

       (a) (Assistance to Class A-1 Note Trustee): provide to the Class A-1 Note Trustee, as the Class A-1 Note Trustee may reasonably require to enable the Class A-1 Note Trustee to perform its duties and functions under this Deed, such information, copies of any accounting records and other documents, statements and reports required to be maintained by, or that are otherwise in the possession of, the Issuer or the Manager, as the case may be, or which it is entitled to obtain from any person and execute such documents and do such things, which the Issuer has the power to do under the Master Trust Deed and Series Supplement, as may be necessary, in the reasonable opinion of the Class A-1 Note Trustee, to give effect to this Deed or any other Transaction Document to which the Class A-1 Note Trustee is a party;

       (b) (Notify Events of Default etc.): promptly notify the Class A-1 Note Trustee upon becoming aware of the occurrence of an Event of Default, Potential Event of Default, Servicer Default, Perfection of Title Event, Trustee Default, Manager Default or Potential Termination Event and provide the Class A-1 Note Trustee with details of such occurrence;

       (c) (Certificate as to Compliance): provide to the Class A-1 Note Trustee within 120 days after the end of each fiscal year of the Series Trust (commencing on the fiscal year ending on June 2000):

              (i) in accordance with section 314(a)(4) of the TIA, a brief certificate from its principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the activities of the Issuer and the Manager in respect of the Series Trust during that year and of the Issuer's or the Manager's, as the case may be, compliance with all conditions, covenants and other provisions under this Deed (including under clause [ ] 6.2(b) and determined without regard to any period of grace or requirement of notice under this Deed or any other Transaction Document) and giving reasonable details about any non-compliance; and

              (ii) a certificate (which may be part of the certificate referred to in clause [ ]6.3(c)(i)) from an Authorised Officer of the Issuer and from an Authorised Officer of the Manager, as the case may be, stating whether to the best of his or her knowledge in the period since the date of execution of this Deed (in the case of the first such certificate) based on a review of the activities referred to in clause [ ]6.3(c)(i) or since the provision of the most recent certificate under this clause [ ]6.3(c)(ii) (in the case of any other such certificate), an Event of Default, Potential Event of Default, Perfection of Title Event, Servicer Default, Manager Default or Trustee Default has occurred and, if any such event has occurred, giving reasonable details of that event;

       (d) (Listing): in the case of the Manager only, procure that the Class A-1 Notes are listed on the London Stock Exchange upon issue and use reasonable endeavours to maintain that listing (including by using reasonable endeavours to ensure compliance by the Issuer with the continuing obligations of the Issuer by virtue of the listing of the Class A-1 Notes on the London Stock Exchange) provided that if having used reasonable endeavours it is unable to maintain such listing, or if the maintenance of such listing is unduly onerous, it must:

              (i) use reasonable endeavours to obtain and maintain a quotation or listing on another stock exchange or securities market (as nominated by the Manager with the prior written approval of the Class A-1 Note Trustee, which approval must not be unreasonably withheld or delayed, or if the Manager fails to make such a nomination, as nominated by the Class A-1 Note Trustee) in lieu of the London Stock Exchange; and
              (ii) effect such amendments to this Deed, in accordance with clause [ ]15, as are necessary, or as the Class A-1 Note Trustee may reasonably require, in order to comply with the requirements of any such stock exchange or securities market;

       (e) (Furnish Information to Exchange): in the case of the Manager only, without limiting clause [ ]6.3(d), provide or procure that there is provided to any stock exchange or securities market upon which the Class A-1 Notes are listed or quoted all information required to be so provided as a requirement of such listing or quotation;

       (f) (Copy Notices to Class A-1 Noteholders): provide, or procure that there is provided, to the Class A-1 Note Trustee:

              (i) a copy of each notice given to Class A-1 Noteholders by the Issuer (at the same time as such notice is given); and
              (ii) in the case of the Manager only, a copy of each document provided to any stock exchange or securities market pursuant to clause [ ]6.3(e);

       (g) (Auditor's Report): in the case of the Manager only, provide, or procure that there is provided, to the Class A-1 Note Trustee, within 10 Business Days of the date of its issue, a copy of each report issued by the Auditor pursuant to clauses [ ]21.9 and 22.3 of the Master Trust Deed;

       (h) (Access to Records): allow the Class A-1 Note Trustee, and any person appointed by the Class A-1 Note Trustee to whom it has no reasonable objection, access at all times during normal business hours, upon reasonable notice, to the accounting records of the Series Trust held by it or in its control;

       (i) (Opinion as to Filing): procure that there is provided to the Class A-1 Note Trustee in accordance with section 314(b) of the
              TIA:

              (i) on the Closing Date, Counsel's Opinion either stating that the Security Trust Deed has been properly recorded and filed so as to make effective the Security Interest intended to be created by the Security Trust Deed, and reciting the details of such action, or stating that no such action is necessary to make such Security Interest effective; and
              (ii) within 120 days after the end of each fiscal year of the Series Trust (commencing on the fiscal year ending in June
                     2000), Counsel's Opinion either stating that such action has been taken with respect to the recording, filing, re-recording and re-filing of the Security Trust Deed as is necessary to maintain the Security Interest created by the Security Trust Deed and reciting the details of such action or stating that no such action is necessary to maintain such Security Interest;

       (j) (Change of Manager): in the case of the Issuer only, promptly notify the Class A-1 Note Trustee of any retirement or replacement of the Manager pursuant to clause 20 of the Master Trust Deed and of the appointment of a Substitute Manager;

       (k) (Transaction Documents): in the case of the Manager only, provide to the Class A-1 Note Trustee, on or prior to the Issue Date in respect of the Class A-1 Notes, one copy of each Transaction Document as at that Issue Date (other than any Transaction Document to which the Class A-1 Note Trustee is a party) and provide to the Class A-1 Note Trustee a copy of each Transaction Document executed after the Issue Date (other than any Transaction Document to which the Class A-1 Note Trustee is a party) promptly after its execution; and

       (l) (Paying Agents Trust): ensure that each Paying Agent agrees, as a term of its appointment, to hold in trust for the benefit of Class A-1 Noteholders or the Class A-1 Note Trustee all sums held by such Paying Agent for the payment of the principal of or interest on the Class A-1 Notes and to promptly give to the Class A-1 Note Trustee notice of any default by the Issuer (without regard to any grace period) in the making of any such payment.

 6.4   Covenants between Issuer and Manager

       (a) (Obligations of Manager): Without limiting any other obligations of the

              Manager pursuant to any Transaction Document, the Manager covenants in favour of the Issuer to prepare and submit to the Issuer all documents required to be filed with or submitted to the Commission or the London Stock Exchange by the Issuer in relation to the Class A-1 Notes, the Series Trust or this Deed at least, where possible, 5 Business Days before such filing or submission is required and to take such other actions as may reasonably be taken by the Manager to perform or ensure the performance by the Issuer of its obligations under the TIA, the Exchange Act or the listing rules of the London Stock Exchange in relation to the Class A-1 Notes, the Series Trust or this Deed. No breach by the Issuer of any obligation under the TIA, the Exchange Act, the listing rules of the London Stock Exchange or this Deed will be considered to be fraudulent, negligent or wilful default for the purposes of clause [ ]22.3 to the extent that it results from a breach by the Manager of this clause [ ]6.4(a).

       (b) (Obligation of Issuer): Subject to compliance by the Manager with clause [ ]6.4(a), the Issuer covenants in favour of the Manager to sign all documents and do all things reasonably requested by the Manager in relation to the compliance by the Issuer or the Manager of its obligations under the TIA, the Exchange Act or the listing rules of the London Stock Exchange in relation to the Class A-1 Notes, the Series Trust or this Deed.

 7.    ENFORCEMENT

 7.1   Notice Following an Event of Default or Potential Event of Default

       If an Event of Default or Potential Event of Default has occurred and is known to the Class A-1 Note Trustee, the Class A-1 Note Trustee must:

       (a) (Notify Class A-1 Noteholders): notify each Class A-1 Noteholder and such other persons as are specified in Section 313(c) of the TIA of the Event of Default or Potential Event of Default, as the case may be, within 10 days, or such shorter period as may be required by the rules of any stock exchange on which the Class A-1 Notes are listed, after becoming aware of the Event of Default, or Potential Event of Default provided that except in the case of a default in payment of principal or interest on any Class A-1 Note, the Class A-1 Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or Authorised Officers in good faith determine that withholding the notice is in the interest of Class A-1 Noteholders;

       (b) (Determine Whether to Seek Directions): if a meeting of Voting Secured Creditors is to be held under the Security Trust Deed, determine whether it proposes to seek directions from Class A-1 Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A-1 Noteholders; and

       (c) (Vote at Meeting of Secured Creditors): subject to clause [ ]7.2, vote at any meeting of Voting Secured Creditors held under the Security Trust Deed in accordance with clause [ ]9.8.

 7.2   Restrictions on Enforcement

       (a) (Class A-1 Notes Outstanding): If any of the Class A-1 Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A-1 Notes, the Class A-1 Note Trustee must not vote at a meeting of Voting Secured Creditors under the Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Charged Property unless:

              (i) a sufficient amount would be realised to discharge in full all amounts owing to the Class A-1 Noteholders in respect of the Class A-1 Notes and any other amounts owing by the Issuer to any other person ranking in priority to or equally with the Class A-1 Notes;
              (ii) the Class A-1 Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the Class A-1 Note Trustee, that the cash flow receivable by the Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in clause [ ]7.2(a)(i); or
              (iii) the Class A-1 Note Trustee is so directed by a Special Majority of Class A-1 Noteholders.

       (b)    (Liability for Enforcement): Subject to clauses [ ]8.3, 9.3 and
              9.5 and the mandatory provisions of the TIA, the Class A-1 Note Trustee will not be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Security Trust Deed, of any Charged Property. Without limiting the foregoing, the Class A-1 Note Trustee will not be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it in good faith based on advice received by it in accordance with clause [ ]7.2(a).

 7.3   Class A-1 Note Trustee May Enforce

       The Class A-1 Note Trustee has the power, subject to clause .22:

       (a) (Enforce Following Default): in the event of a default in repayment of the principal or payment of interest by the Issuer in respect of any Class A-1 Note when and as the same shall become due and payable, which default has continued for a period of 10 days, to recover judgment, in its own name and as trustee of the Class A-1 Trust, against the Issuer upon the Class A-1 Notes for the whole amount of such principal and interest remaining unpaid; and

       (b) (File Proofs): to file such proofs of claim and other payments or documents as may be necessary or advisable in order to have the claims of the Class A-1 Note Trustee and the Class A-1 Noteholders allowed in any judicial proceedings in relation to the Issuer upon the Class A-1 Notes, the Creditors in relation to the Series Trust or the Assets of the Series Trust;

       (c) (Collect Moneys): to collect and receive any moneys or other property payable or deliverable on any of those claims and to distribute those moneys; and

       (d) (Enforce Rights): if an Event of Default occurs and is subsisting, to proceed to protect and enforce its rights and the rights of the Class A-1 Noteholders by such appropriate judicial proceedings as the Class A-1 Note Trustee deems most effectual to protect and enforce any such rights, whether for the performance of any provision of this Deed or in aid of the exercise of any power under this Deed or to enforce any other proper remedy, but nothing in this clause .7.3 is to be construed as requiring the Class A-1 Note Trustee to take any such action unless it has been directed to do so by a Special Majority of the Class A-1 Noteholders and has been indemnified or put in funds to its satisfaction by the Class A-1 Noteholders against any liability that it may incur as a result of taking such action. If the Class A-1 Note Trustee takes any action to enforce any of the provisions of the Class A-1 Notes proof that as regards any Class A-1 Note the Issuer has not paid any principal or interest due in respect of that Class A-1 Note will (unless the contrary is proved) be sufficient evidence that the Issuer has not paid that principal or interest on all other Class A-1 Notes in respect of which the relevant payment is then due.

 7.4   Class A-1 Note Trustee Alone May Enforce

       Subject to clause [ ]19.4 and the mandatory provisions of the TIA, only the Class A-1 Note Trustee may enforce, or direct the Security Trustee to enforce, the obligations of the Issuer or the Manager to the Class A-1 Noteholders under the Class A-1 Notes, this Deed or any other Transaction Document. No Class A-1 Noteholder is entitled to proceed directly against the Issuer or the Manager in respect of the Class A-1 Notes, this Deed or any other Transaction Document.

 8.    CLASS A-1 NOTE TRUSTEE'S POWERS, PROTECTIONS ETC.

 8.1   Class A-1 Note Trustee's Additional Powers, Protections, etc.

       By way of supplement to any Statute regulating the Class A-1 Trust and in addition to the powers, rights and protections which may from time to time be vested in or available to the Class A-1 Note Trustee by the general law it is expressly declared, notwithstanding anything to the contrary in this Deed (subject only to clauses [ ]8.3, 9.3 and 9.5 and the mandatory provisions of the TIA) as follows.

       (a) (Liability to account): The Class A-1 Note Trustee is under no obligation to account to any Interested Person for any moneys received pursuant to this

              Deed or any other Transaction Document other than those received by the Class A-1 Note Trustee from the Issuer or received or recovered by the Class A-1 Note Trustee under this Deed or any other Transaction Document, subject always to such deductions and withholdings by the Class A-1 Note Trustee as are authorised by this Deed. Obligations of the Class A-1 Note Trustee to any Interested Person or any other person under or in connection with this Deed can only be enforced against the Class A-1 Note Trustee to the extent to which they can be satisfied out of such moneys in accordance with this Deed.

       (b) (Class A-1 Notes): The Class A-1 Note Trustee is not responsible for the receipt or application of the proceeds of issue of any of the Class A-1 Notes or (except when acting as Class A-1 Note Registrar and to the extent specifically provided in this Deed or the Agency Agreement) for the exchange, transfer or cancellation of any Class A-1 Note.

       (c) (Act on professional advice): Subject to clause [ ]9.2(b), the Class A-1 Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the Class A-1 Note Trustee, or by a person other than Class A-1 Note Trustee, where that opinion, advice or information is addressed to the Class A-1 Note Trustee or by its terms is expressed to be capable of being relied upon by the Class A-1 Note Trustee. Subject to clause
              [ ]9.2(b), the Class A-1 Note Trustee will not be responsible to any Interested Person for any loss occasioned by so acting and in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Class A-1 Note Trustee will not be liable to any Interested Person for acting on any opinion, advice or information conforming with any applicable requirements of this Deed or the TIA and purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

       (d) (No enquiry): Unless specifically required under this Deed, the Class A-1 Note Trustee is not bound to give notice to any person of the execution of this Deed or to take any steps to ascertain whether there has occurred any Event of Default, Potential Event of Default, Perfection of Title Event, Servicer Default, Manager Default or Trustee Default or event which, with the giving of notice or the lapse of time would constitute a Perfection of Title Event, Servicer Default, Manager Default or Trustee Default or to keep itself informed about the circumstances of the Issuer or the Manager and, until it has actual knowledge or express notice to the contrary, the Class A-1 Note Trustee may assume that no Event of Default, Potential Event of Default, Perfection of Title Event, Servicer Default, Manager Default or Trustee Default has occurred and that the Issuer, the Manager and each other party to the Transaction Documents (other than the Class A-1 Note Trustee) are observing and performing all the obligations on their part contained in the Transaction Documents and need not inquire whether that is, in fact, the case (but nothing in this clause
              [ ]8.1(d) is to be construed as limiting the Class A-1 Note Trustee's right to make such inquiries, in its discretion, and to exercise its powers under this Deed so to do).

       (e) (Acts pursuant to directions): The Class A-1 Note Trustee will not be responsible for having acted in good faith upon a direction purporting to have been given by a Majority of the Class A-1 Noteholders even though it may subsequently be found that for any reason such direction was not valid or binding upon the Class A-1 Note Trustee. However, for the purposes of determining whether a Majority of Class A-1 Noteholders have given a direction which the Class A-1 Note Trustee may rely upon in accordance with this clause, Class A-1 Notes which the Class A-1 Note Trustee knows are owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, shall be disregarded.

       (f) (Reliance): Subject to clause [ ]9.2(b), the Class A-1 Note Trustee is, for any purpose and at any time, entitled to rely on, act upon, accept and regard as conclusive and sufficient (without being in any way bound to call for further evidence or information or being responsible for any loss that may be occasioned by such reliance, acceptance or regard) any of the following:

              (i) any information, report, balance sheet, profit and loss account, certificate or statement supplied by the Issuer, the Security Trustee or the Manager or by any officer, auditor or solicitor of the Issuer, the Security Trustee or the Manager;
              (ii) any information or statement provided to it in relation to the Class A-1 Notes, the Class A-1 Noteholders or the Class A-1 Note Owners by the Depositary or its nominee;
              (iii) all statements (including statements made or given to the best of the maker's knowledge and belief or similarly qualified) contained in any information, report, balance sheet, profit and loss account, certificate or statement given pursuant to or in relation to this Deed, the Security Trust Deed, the Master Trust Deed or the Series Supplement;
              (iv) all accounts supplied to the Class A-1 Note Trustee pursuant to this Deed and all reports of the Auditor supplied to the Class A-1 Note Trustee pursuant to this Deed; and
              (v) notices and other information supplied to the Class A-1 Note Trustee under this Deed,

              save, in each case, when it is actually aware that the information supplied pursuant to subclauses (i) to (v) is incorrect or incomplete.

       (g) (Director's certificates): Subject to clause [ ]9.2(b), the Class A-1 Note Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any dealing, transaction, step or thing a certificate signed by any two directors or Authorised Officers of the Issuer or the Manager as to any fact or matter upon which the Class A-1 Note Trustee may, in the exercise of any of its duties, powers, authorities and discretions under this Deed, require to be satisfied or to have information to the effect that in the opinion of the person or persons so certifying any particular dealing, transaction, step or thing is expedient and the Class A-1 Note Trustee will not be bound to call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate (but nothing in this clause [ ]8.1(g) is to be construed as either limiting the Class A-1 Note Trustee's right to call for such evidence, in its discretion, and to exercise its powers under this Deed so to do or permitting the Class A-1 Note Trustee to rely on evidence of compliance with conditions precedent where such reliance is not permitted by section 314 of the TIA).

       (h) (Signatures): The Class A-1 Note Trustee may rely in good faith on the validity of any signature on any Class A-1 Note, transfer, form of application or other instrument or document unless the Class A-1 Note Trustee has reason to believe that the signature is not genuine. The Class A-1 Note Trustee is not liable to make good out of its own funds any loss incurred by any person if a signature is forged or otherwise fails to bind the person whose signature it purports to be or on whose behalf it purports to be made.

       (i) (Custody of documents): The Class A-1 Note Trustee may hold or deposit this Deed and any deed or documents relating to this Deed or to the Transaction Documents in any part of the world, other than the Commonwealth of Australia, and with any banker or banking company or entity whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers reasonably believed by it to be of good repute and the Class A-1 Note Trustee will not be responsible for any loss incurred in connection with any such holding or deposit and may pay all sums to be paid on account of or in respect of any such deposit.

        (j) (Discretion): The Class A-1 Note Trustee, as regards all the powers, trusts, authorities and discretions vested in it pursuant to this Deed, any other Transaction Document or otherwise, has, subject to any express provision to the contrary contained in this Deed or any other Transaction Document to which it is a party, absolute and uncontrolled discretion as to the exercise of such powers, authorities, trusts and discretions and will be in no way responsible to any Interested Person or any other person for any loss, costs, damages, expenses or inconvenience which may result from the exercise or non-exercise of such powers, authorities, trusts and discretions. Without limiting the foregoing, any consent or approval given by the Class A-1 Note Trustee for the purposes of this Deed or any other Transaction Document may be given on such terms and subject to such conditions (if any) as the Class A-1 Note Trustee thinks fit and, notwithstanding anything to the contrary in this Deed, may be given retrospectively.

        (k) (Employ agents): Wherever it considers it expedient in the interests of the Class A-1 Noteholders, the Class A-1 Note Trustee may, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting any business and to do or concur in doing all acts required to be done by the Class A-1 Note Trustee (including the receipt and payment of money under this Deed). The Class A-1 Note Trustee will not be responsible to any Interested Person for any misconduct, or default on the part of any such person appointed by it under this Deed or be bound to supervise the proceedings or acts of any such person, provided that the Class A-1 Note Trustee has exercised good faith and due care in such appointment and that any such person will be a person who is in the opinion of the Class A-1 Note Trustee appropriately qualified to do any such things. Any such agent being a lawyer, banker, broker or other person engaged in any profession or business will be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or her or any partner of his or her or by his or her firm in connection with this Deed and also his or her reasonable charges in addition to disbursements for all other work and business done and all time spent by him or her or his or her partners or firm on matters arising in connection with this Deed including matters which might or should have been attended to in person by a trustee not being a lawyer, banker, broker or other professional person.

        (l) (Delegation): Subject to clause [ ]8.5, the Class A-1 Note Trustee may whenever it thinks it expedient in the interests of Class A-1 Noteholders, delegate to any person or fluctuating body of persons selected by it all or any of the duties, powers, authorities, trusts and discretions vested in the Class A-1 Note Trustee by this Deed provided that, except as provided in any Transaction Documents, the Class A-1 Note Trustee may not delegate to such third parties any material part of its powers, duties or obligations as Class A-1 Note Trustee (provided that following the occurrence of an Event of Default the Class A-1 Note Trustee may delegate any of its powers, duties and obligations to be exercised or performed in Australia). Any such delegation may be by power of attorney or in such other manner as the Class A-1 Note Trustee may think fit and may be made upon such terms and conditions (including power to sub-delegate) and subject to such regulations as the Class A-1 Note Trustee may think fit. Provided that the Class A-1 Note Trustee has exercised good faith and due care in the selection of such delegate, and subject to clause [ ]8.6, it will not be under any obligation to any Interested Person to supervise the proceedings or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

        (m) (Apply to court): The Class A-1 Note Trustee may, whenever it thinks it expedient in the interests of the Class A-1 Noteholders, apply to any court for directions in relation to any question of law or fact arising either before or after an Event of Default and assent to or approve any applications of any Class A-1 Noteholder, the Issuer or the Manager.

        (n) (Disclosure): Subject to this Deed, any applicable laws and any duty of confidentiality owed by any Interested Person to any other person, the Class A-1 Note Trustee may, for the purpose of meeting its obligations under this Deed, disclose to any Class A-1 Noteholder any confidential, financial or other information made available to the Class A-1 Note Trustee by an Interested Person or any other person in connection with this Deed.

        (o) (Determination): The Class A-1 Note Trustee, as between itself and the Class A-1 Noteholders, has full power to determine (acting reasonably and in good faith) all questions and doubts arising in relation to any of the provisions of this Deed and every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Class A-1 Note Trustee, will be conclusive and will bind the Class A-1 Note Trustee and the Class A-1 Noteholders.

        (p) (Interests of Class A-1 Noteholders): In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Deed or any other Transaction Document (including, without limitation, any modification, waiver, authorisation or determination), the Class A-1 Note Trustee must where it is required to have regard to the interests of the Class A-1 Noteholders, have regard to the general interests of the Class A-1 Noteholders as a class. The Class A-1 Note Trustee will not incur any liability to any Class A-1 Noteholder as a result of the Class A-1 Note Trustee giving effect to this clause [ ]8.1(p).

        (q) (Assumption as to Prejudice): The Class A-1 Note Trustee is entitled to assume, for the purposes of exercising any power, trust, authority, duty or discretion under or in relation to the Class A-1 Notes, this Deed or any other Transaction Document, that such exercise will not be materially prejudicial to the interests of the Class A-1 Noteholders if each of the Rating Agencies has confirmed in writing that such exercise will not result in the reduction, qualification or withdrawal of the credit rating then assigned by it to the Class A-1 Notes (but nothing in this clause is to be construed as requiring the Class A-1 Note Trustee to obtain such confirmation).

        (r) (Validity of Transaction Documents): The Class A-1 Note Trustee is not responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability, admissibility in evidence, form or content of this Deed or any other Transaction Document (other than the execution and delivery by it of this Deed and each other Transaction Document to which it is expressed to be a party and the performance of those obligations expressed to be binding on it under this Deed and such Transaction Documents) and is not liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Deed or any other Transaction Document except to the extent specifically provided in this Deed or such Transaction Document. The Class A-1 Note Trustee is not responsible for recitals, statements, warranties or representations of any party (other than itself) contained in any Transaction Document (and is entitled to assume the accuracy and correctness thereof).

        (s) (Defect in Security): The Class A-1 Note Trustee is not bound or concerned to examine or enquire into nor is it liable for any defect in or failure to perfect any Security Interest created or purported to be created by the

              Security Trust Deed and the Class A-1 Note Trustee may accept without enquiry, requisition or objection such title as the Issuer may have to the Charged Property or any part thereof from time to time and shall not be bound to investigate or make any enquiry into the title of the Issuer to the Charged Property or any part thereof from time to time.

        (t) (Class A-1 Noteholders Responsible): Each Class A-1 Noteholder is solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and, nature of the Issuer and the Series Trust and the Class A-1 Note Trustee does not at any time have any responsibility for the same and no Class A-1 Noteholder may rely on the Class A-1 Note Trustee in respect of such appraisal and investigation.

        (u) (Limit on Obligations): No provision of this Deed or any other Transaction Document requires the Class A-1 Note Trustee to do anything which may be contrary to any applicable law or regulation or to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or full indemnity against such risk or liability is not assured to it. Except for the obligations imposed on it under this Deed, the Class A-1 Notes or any other Transaction Document, the Class A-1 Note Trustee is not obliged to do or omit to do any thing, including entering into any transaction or incurring any liability unless the Class A-1 Note Trustee's liability, is limited in a manner satisfactory to the Class A-1 Note Trustee in its absolute discretion.

        (v) (No duty to provide information): Subject to the express requirements of this Deed or otherwise as required by any law, the Class A-1 Note Trustee has no duty (either initially, or on a continuing basis) to consider or provide any Class A-1 Noteholders with any confidential financial, price sensitive or other information made available by the Issuer, the Manager or any other person under or in connection with this Deed or any Transaction Document (whenever coming into its possession) and no Class A-1 Noteholder is entitled to take any action to obtain from the Class A-1 Note Trustee any such information.

        (w) (No liability for breach): The Class A-1 Note Trustee is not to be under any liability whatsoever for a failure to take any action in respect of any breach by the Issuer of its duties as trustee of the Series Trust of which the Class A-1 Note Trustee is not aware or in respect of any Event of Default or Potential Event of Default of which the Class A-1 Note Trustee is not aware.

        (x) (Dispute or Ambiguity): In the event of any dispute or ambiguity as to the construction or enforceability of this Deed or any other Transaction Document, or the Class A-1 Note Trustee's powers or obligations under or in connection with this Deed or the determination or calculation of any amount or thing for the purpose of this Deed or the construction or validity of any direction from Class A-1 Noteholders, provided the Class A-1 Note

              Trustee is using reasonable endeavours to resolve such ambiguity or dispute, the Class A-1 Note Trustee, in its absolute discretion, may (but will have no obligation to) refuse to act or refrain from acting in relation to matters affected by such dispute or ambiguity.

        (y) (Loss to Charged Property): The Class A-1 Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence, wilful default or breach of trust of the Class A-1 Note Trustee.

        (z) (Conversion of Money): Where necessary or expedient in order to fulfill its obligations under this Deed or any Transaction Document the Class A-1 Note Trustee may convert any moneys forming part of the Class A-1 Trust Fund from one currency into another at such market exchange rate or rates as are reasonably determined by the Class A-1 Note Trustee.

       (aa) (Ratings): Except as otherwise provided in this Deed or any other Transaction Document, the Class A-1 Note Trustee has no responsibility for the maintenance of any rating of the Class A-1 Notes by any Rating Agency or any other person.

       (bb) (No liability for tax on payments): The Class A-1 Note Trustee has no responsibility whatsoever to any Class A-1 Noteholder or any other person in relation to any deficiency in a payment by the Class A-1 Note Trustee to any Class A-1 Noteholders if that deficiency arises as a result of the Class A-1 Note Trustee or the Issuer being subject to any Tax in respect of that payment, the Charged Property, the Security Trust Deed, this Deed or any income or proceeds from them.

 8.2   Waivers

       Subject to clause [ ]7.1(a), the Class A-1 Note Trustee may, and if directed to do so by a Majority of Class A-1 Noteholders must, on such terms and conditions as it may deem reasonable, without the consent of any of the Class A-1 Noteholders, and without prejudice to its rights in respect of any subsequent breach agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer, the Manager or any other person which, unless the Class A-1 Note Trustee is acting on the direction of a Majority of Class A-1 Noteholders, is not, in the opinion of the Class A-1 Note Trustee, materially prejudicial to the interests of the Class A-1 Noteholders as a class. No such waiver, authorisation or determination may be made in contravention of any prior direction by a Majority of the Class A-1 Noteholders. No direction of the Class A-1 Noteholders shall affect any such waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination will, if the Class A-1 Note Trustee so requires, be notified to the Class A-1 Noteholders by the Issuer as soon as practicable after it is made in accordance with this Deed.

 8.3   Class A-1 Note Trustee's Liability

       Nothing in this Deed or any other Transaction Document will in any case in which the Class A-1 Note Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Deed and the mandatory provisions of the TIA conferring on it any trusts, powers, authorities or discretions exempt the Class A-1 Note Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of fraud or wilful default of which it may be guilty in relation to its duties under this Deed.

 8.4   Dealings with Series Trust

       Subject to clause [ ]9.7, none of the:

       (a) (Class A-1 Note Trustee): Class A-1 Note Trustee in its personal or any other capacity;

       (b) (Related Bodies Corporate): Related Bodies Corporate of the Class A-1 Note Trustee;

       (c) (Directors etc.): directors or officers of the Class A-1 Note Trustee or its Related Bodies Corporate; or

       (d) (Shareholders): shareholders of the Class A-1 Note Trustee or its Related Bodies Corporate,

       is prohibited from:

       (e) (Subscribing for): subscribing for, purchasing, holding, dealing in or disposing of Class A-1 Notes;

       (f)    (Contracting with): at any time:

              (i)    contracting with;
              (ii)   acting in any capacity as representative or agent for; or
              (iii) entering into any financial, banking, agency or other transaction with,

              any other of them, the Issuer, the Manager or any Secured Creditor (including any Class A-1 Noteholder); or

       (g) (Being interested in): being interested in any contract or transaction referred to in paragraphs (e) or (f).

       None of the persons mentioned is liable to account to the Class A-1 Noteholders for any profits or benefits (including, without limitation, bank charges, commission, exchange brokerage and fees) derived in connection with any contract or transaction referred to in paragraphs (e) or (f). The preceding provisions of this clause [ ]8.4 only apply if the relevant person, in connection with the action, contract or transaction, acts in good faith to all Class A-1 Noteholders and, in the case of the Class A-1 Note Trustee, are subject to section 311(a) of the TIA.

 8.5   Delegation of Duties of Class A-1 Note Trustee

       The Class A-1 Note Trustee must not delegate to any person any of its trusts, duties, powers, authorities or discretions under this Deed except:

       (a) (Related Body Corporate): to a Related Body Corporate of the Class A-1 Note Trustee; or

       (b) (As otherwise permitted): in accordance with the provisions of this Deed or otherwise as agreed by the Manager.

 8.6   Related Body Corporate of the Class A-1 Note Trustee

       Where the Class A-1 Note Trustee delegates any of its trusts, duties, powers, authorities and discretions to any person who is a Related Body Corporate of the Class A-1 Note Trustee, the Class A-1 Note Trustee at all times remains liable for the acts or omissions of such Related Body Corporate and for the payment of fees of that Related Body Corporate when acting as delegate.

 9.    DUTIES OF THE CLASS A-1 NOTE TRUSTEE

 9.1   Class A-1 Note Trustee's General Duties

       The Class A-1 Note Trustee must comply with the duties imposed on it by this Deed, the Class A-1 Notes (including the Class A-1 Note Conditions) and each other Transaction Document to which it is a party and must:

       (a) (Act continuously): act continuously as trustee of the Class A-1 Trust until the Class A-1 Trust is terminated in accordance with this Deed or until it has retired or been removed in accordance with this Deed; and

       (b) (Have regard to the Interests of Class A-1 Noteholders): in the exercise of all discretions vested in it by this Deed and all other Transaction Documents, except where expressly provided otherwise, have regard to the interest of the Class A-1 Noteholders as a class.

 9.2   Duties of the Class A-1 Note Trustee prior to Event of Default

       Prior to an Event of Default:

       (a) (Class A-1 Note Trustee Not Liable): the Class A-1 Note Trustee shall not be liable except for the performance of such duties as are specifically set out in this Deed, the Class A-1 Notes (including the Class A-1 Note Conditions) or any other Transaction Document to which it is a party and no implied covenants or obligations on the part of the Class A-1 Note Trustee are to be read into this Deed; and

       (b) (Reliance on Certificates): the Class A-1 Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Class A-1 Note Trustee, upon certificates or opinions furnished to the Class A-1 Note Trustee and conforming to the requirements of this Deed provided that the Class A-1 Note Trustee shall examine, where applicable, the evidence furnished to it pursuant to any provision of this Deed to determine whether or not such evidence conforms to the requirements of this Deed.

 9.3   Duties of the Class A-1 Note Trustee following an Event of Default

       If an Event of Default has occurred and is subsisting the Class A-1 Note Trustee shall exercise the rights and powers vested in it by this Deed and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

 9.4   Certain Limitations of Liability where Acting in Good Faith

       The Class A-1 Note Trustee shall not be liable under this Deed or any Transaction Document for any error of judgment made in good faith by an Authorised Officer of the Class A-1 Note Trustee unless it is proved that the Class A-1 Note Trustee was negligent in ascertaining the pertinent facts.

 9.5   Class A-1 Note Trustee Not Relieved of Liability for Negligence etc.

       Subject to clauses [ ]9.2 and 9.4, nothing in this Deed will relieve the Class A-1 Note Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct. Section 315(d)(3) of the TIA is expressly excluded by this Deed.

 9.6   Preferred Collection of Claims Against Issuer

       The Class A-1 Note Trustee must comply with section 311(a) of the TIA and the rules thereunder other than with respect to any creditor relationship excluded from the operation of section 311(a) by section 311(b) of the TIA. Following its retirement or removal pursuant to clause [ ]14, the Class A-1 Note Trustee will remain subject to section 311(a) of the TIA to the extent required by the TIA.

 9.7   Compliance with Section 310 of TIA

       (a) (Section 310(a) of TIA): The Class A-1 Note Trustee must ensure that it at all times satisfies the requirements of section 310(a) of the TIA.

       (b) (Capital): Without limiting the foregoing, the Class A-1 Note Trustee must ensure that it all times has a combined capital and surplus (as those terms are used in the TIA) of at least US$50,000,000 as set forth in its most recent published annual report of condition.

       (c) (Section 310(b) of TIA): The Class A-1 Note Trustee must at all times comply with section 310(b) of the TIA, provided that any indenture or indentures under which other securities of the Issuer are outstanding will be excluded from the operation of section 310(b)(1) of the TIA if the requirements for such exclusion set out in section 310(b)(1) of the TIA are met.

 9.8   Voting at Meetings under Master Trust Deed or Security Trust Deed

       If the Class A-1 Note Trustee is entitled under the Master Trust Deed (as varied by clause [ ]1.6 of the Series Supplement) or the Security Trust Deed to vote at any meeting on behalf of Class A-1 Noteholders, the Class A-1 Note Trustee must vote in accordance, where applicable, with the directions of the Class A-1 Noteholders (whether or not solicited and whether or not all Class A-1 Noteholders have provided such directions) and otherwise in its absolute discretion. In acting in accordance with the directions of Class A-1 Noteholders the Class A-1 Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A-1 Notes held by Class A-1 Noteholders who have directed the Class A-1 Note Trustee to vote for or against such a proposal.

 9.9   Transaction Documents

       The Class A-1 Note Trustee must make available at the Class A-1 Note Trustee's registered office for inspection by Class A-1 Noteholders a copy of each Transaction Document in accordance with Condition [ ]3 of the Class A-1 Note Conditions (provided that the Class A-1 Note Trustee will not be in default of its obligations pursuant to this clause [ ]9.9 in respect of any Transaction Document, other than a Transaction Document to which the Class A-1 Note Trustee is a party, a copy of which has not been provided to the Class A-1 Note Trustee).

 10.   APPLICATION OF MONEYS

 10.1  Moneys Received

       The Class A-1 Note Trustee must hold all moneys received by it under this Deed or any other Transaction Document upon trust to apply them:

       (a) (Fees and Expenses): first, towards all amounts owing to the Class A-1 Note Trustee under this Deed (other than under clause [ ]6.1); and

       (b) (Class A-1 Noteholders): secondly, pari passu to the Class A-1 Noteholders towards repayment of principal and payment of interest and all other amounts owing to them by the Issuer in respect of the Class A-1 Notes.

 10.2  Investment of Moneys Held

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

       An amount which under this Deed ought to or may be invested by the Class A-1 Note Trustee may be invested in the name or control of the Class A-1 Note Trustee in:

       (a) (Authorised Short-Term Investments): Authorised Short-Term Investments; or

       (b) (US$ Investments): any investment denominated in US dollars which has assigned to it the highest short-term credit rating from each Rating Agency or which is otherwise approved by that Rating Agency, and the Class A-1 Note Trustee may at any time vary any such investments and is not responsible for any loss resulting from such investments whether due to depreciation in value, fluctuations in exchange rates or otherwise.

 11.   CONTINUING SECURITY AND RELEASES

 11.1  Trustee's Liability Not Affected

       This Deed and the liability of the Issuer under this Deed will not be affected or discharged by any of the following:

       (a) (Indulgence): the granting to the Issuer or to any other person of any time or other indulgence or consideration;

       (b) (Delay in recovery): subject to Condition [ ]8.5 of the Class A-1 Note Conditions, the Class A-1 Note Trustee failing or neglecting to recover any amounts owing in respect of the Class A-1 Notes;

       (c) (Laches): any other laches, acquiescence, delay, act, omission or mistake on the part of the Class A-1 Note Trustee or any other person; or

       (d) (Release): the release, discharge, abandonment or transfer whether wholly or partially and with or without consideration of any other security judgment or negotiable instrument held from time to time or recovered by the Class A-1 Note Trustee from or against the Issuer or any other person.

 11.2  Waiver by Issuer

       The Issuer waives in favour of the Class A-1 Note Trustee:

       (a) (All rights necessary to give effect to Deed): all rights whatsoever against the Class A-1 Note Trustee and any other person estate or assets to the extent necessary to give effect to anything in this Deed;

       (b) (All rights inconsistent with Deed): all rights inconsistent with the provisions of this Deed.

 12.   REMUNERATION AND EXPENSES OF CLASS A-1 NOTE TRUSTEE

 12.1  Payment of Fee

       The Issuer must pay to the Class A-1 Note Trustee during the period that any of the Class A-1 Notes remain outstanding the fee separately agreed by the Class A-1 Note Trustee and the Issuer (at such times and upon such terms as to interest for overdue payments or otherwise as are agreed between the Issuer and the Class A-1 Note Trustee). If the Class A-1 Note Trustee retires or is removed under this Deed, the Class A-1 Note Trustee must refund to the Issuer that proportion of the fee (if any) which relates to the period during which the Class A-1 Note Trustee will not be the Class A-1 Note Trustee.

 12.2  Payment of Expenses

       The Issuer must pay or reimburse to the Class A-1 Note Trustee all reasonable costs, expenses, charges, stamp duties and other Taxes and liabilities properly incurred by the Class A-1 Note Trustee, or its properly appointed agents or delegates, in the performance of the obligations of the Class A-1 Note Trustee under this Deed or any other Transaction Document including, without limitation, all costs and expenses (including legal costs and expenses) incurred by the Class A-1 Note Trustee in the enforcement of any obligations under this Deed or any other Transaction Documents. Without limiting any right of indemnity available by law to the Class A-1 Note Trustee, the Class A-1 Note Trustee is entitled to be indemnified from Class A-1 Trust Fund from and against all such the costs, expenses, charges, stamp duties and other Taxes and liabilities. Nothing in this clause [ ]12.2 entitles or permits the Class A-1 Note Trustee to be reimbursed or indemnified for general overhead costs and expenses of the Class A-1 Note Trustee (including, without limitation, rents and any amounts payable by the Class A-1 Note Trustee to its employees in connection with their employment) incurred directly or indirectly in connection with the business activities of the Class A-1 Note Trustee or in the exercise of its rights, powers and discretions or the performance of its duties and obligations under this Deed or any Transaction Document.

 12.3  Additional Duties

       In the event of the occurrence of an Event of Default or the Class A Note Trustee considering it expedient or necessary or being requested pursuant to any Transaction Document to undertake duties which the Class A-1 Note Trustee and the Manager agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Class A-1 Note Trustee under this Deed or the other Transaction Documents the Issuer must pay to the Class A-1 Note Trustee such additional remuneration as is agreed between the Manager and the Class A-1 Note Trustee.

 12.4  Dispute as to Additional Duties

       In the event of the Manager and the Class A-1 Note Trustee failing to agree:

       (a) upon the amount of any additional remuneration referred to in clause [ ]12.3; or

       (b) upon whether duties of the Class A-1 Note Trustee are of an exceptional nature or otherwise outside the scope of the normal duties of the Class A-1 Note Trustee for the purposes of clause [ ]12.3, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Class A-1 Note Trustee and approved by the Manager or, failing such approval, nominated (on the application of the Class A-1 Note Trustee) by the President for the time being of The Law Society of New South Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being payable by the Issuer as an Expense) and the determination of any such merchant or investment bank shall be final and binding upon the Class A-1 Note Trustee, the Manager and the Issuer.

 12.5  Currency and VAT

       The above fees and expenses will be paid in US Dollars. The Issuer will in addition pay any value added tax which may be applicable.

 12.6  No Other Fees or Expenses

       Except as provided in clauses [ ]12.1, 12.2, 12.3, 12.4 and 12.5 or as expressly provided elsewhere in this Deed or any other Transaction Document, neither the Issuer nor the Manager has any liability in respect of any fees, commissions or expenses of the Class A-1 Note Trustee in connection with this Deed or any Transaction Document.

 12.7  Issuer Personally Liable for Fees

       Notwithstanding any other provision of this Deed, the Issuer must pay to the Class A-1 Note Trustee the fees referred to in clause [ ]12.1, and any value added tax on such fees, from its own personal funds and will not be entitled to indemnified from the Assets of the Series Trust with respect to such fees or value added taxes provided that if the Bank of New York, New York Branch retires or is removed as Class A-1 Note Trustee the Issuer will only be liable to pay the fees referred to in clause [ ]12.1, and any value added tax on such fees, from its own personal funds, to the extent that such fees and value added tax do not exceed the amount that would have been payable to The Bank of New York, New York Branch if it had remained as Class A-1 Note Trustee. The balance of such fees and value added tax, if any, will be an Expense for which the Issuer is entitled to be indemnified from the Assets of the Series Trust in accordance with the Series Supplement.

 12.8  Timing of Payments

       Except as referred to in clause [ ]12.7, all payments by the Issuer to the Class A-1 Note Trustee under this clause [ ]12 are payable on the first Distribution Date following demand by the Class A-1 Note Trustee from funds available for this purpose in accordance with the Series Supplement.

 12.9  Non-Discharge

       Unless otherwise specifically stated in any discharge of the Class A-1 Trust the provisions of this clause [ ]12 will continue in full force and effect despite such discharge.

 13.   ADDITIONAL CLASS A-1 NOTE TRUSTEES

 13.1  Appointment and Removal

       The Class A-1 Note Trustee may, upon giving prior notice to the Issuer and the Manager (but without the consent of the Issuer, the Manager or the Class A-1 Noteholders), appoint any person (an "Additional Note Trustee") (other than the Issuer or a Related Body Corporate of the Issuer) established or resident in any jurisdiction (whether an Eligible Trust Corporation or not) to act as a co-trustee jointly with the Class A-1 Note Trustee:

       (a) (Interests of Class A-1 Noteholders): if the Class A-1 Note Trustee considers such appointment to be in the interests of the Class A Noteholders;

       (b) (Legal Requirements): for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

       (c) (Obtaining Judgment): for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of this Deed or any other Transaction Document.

       The Issuer, for valuable consideration, irrevocably appoints the Class A-1 Note Trustee to be its attorney in its name and on its behalf to execute an instrument of appointment of any such Additional Note Trustee. Such Additional Note Trustee will (subject always to the provisions of this ) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Class A-1 Note Trustee by this Deed or any other Transaction Document) and such duties and obligations as are conferred or imposed by the instrument of appointment. Such reasonable remuneration as the Class A-1 Note Trustee may pay to any Additional Note Trustee, together with any costs and expenses properly incurred by any Additional Note Trustee in performing its functions as such, are expenses of the Class A-1 Note Trustee recoverable by it pursuant to clause
       [ ]12.2. The Class A-1 Note Trustee, upon giving prior notice to the Issuer and the Manager, has the power to remove any Additional Trustee. The Issuer, for valuable consideration, irrevocably appoints the Class A-1 Note Trustee to be its attorney in its name and on its behalf to execute an instrument of removal of any such Additional Note Trustee.

 13.2  Joint Exercise of Powers

       All rights, powers, duties and obligations conferred or imposed upon an Additional Note Trustee are conferred or imposed upon and exercised or performed by the Class A-1 Note Trustee and the Additional Note Trustee jointly (it being understood that an Additional Note Trustee is not authorised to act separately without the Class A-1 Note Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Class A-1 Note Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such Additional Note Trustee (but subject to the direction of the Class A-1 Note Trustee).

 13.3  Notice

       The Class A-1 Note Trustee must promptly notify the Principal Paying Agent, the Class A-1 Noteholders and the Rating Agencies of each appointment or removal of an Additional Note Trustee pursuant to this clause [ ]13.

 14.   RETIREMENT OR REMOVAL OF CLASS A-1 NOTE TRUSTEE

 14.1  Retirement of Class A-1 Note Trustee

       The Class A-1 Note Trustee covenants that it will retire as Class A-1 Note Trustee if:

       (a) (Insolvency): an Insolvency Event occurs in relation to the Class A-1 Note Trustee in its personal capacity or in respect of its personal assets (and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee);

       (b)    (Ceases to carry on business): it ceases to carry on business;

       (c) (Ceases to be an Eligible Trust Corporation): it ceases to be an Eligible Trust Corporation;

       (d) (Class A-1 Noteholders require retirement): it is so directed by a Special Majority of Class A-1 Noteholders;

       (e) (Breach of duty): when required to do so by the Manager or the Issuer by notice in writing, it fails or neglects within 20 Business Days after receipt of such notice to carry out or satisfy any material duty imposed on it by this Deed or any Transaction Document; or

       (f) (Change in ownership): there is a change in ownership of 50% or more of the issued equity share capital of the Class A-1 Note Trustee from the position as at the date of this Deed or effective control of the Class A-1 Note Trustee alters from the position as at the date of this Deed unless in either case approved by the Manager (whose approval must not be unreasonably withheld).

 14.2  Removal by Manager

       If the Class A-1 Note Trustee refuses to retire the Manager is entitled to remove the Class A-1 Note Trustee from office immediately by notice in writing if an event referred to in clause [ ]14.1 has occurred. On the retirement or removal of the Class A-1 Note Trustee under the provisions of clause [ ]14.1 or this clause [ ]14.2:

       (a) (Notify Rating Agencies): the Manager must promptly notify the Rating

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

              Agencies of such retirement or removal; and

       (b) (Appoint Substitute Class A-1 Note Trustee): subject to any approval required by law, the Manager is entitled to and must use reasonable endeavours to appoint in writing some other Eligible Trust Corporation that is approved by the Rating Agencies to be the Substitute Class A-1 Note Trustee.

 14.3  Class A-1 Note Trustee May Retire

       The Class A-1 Note Trustee may retire at any time as trustee under this Deed upon giving 3 months (or such lesser time as the Manager, the Issuer and the Class A-1 Note Trustee agree) notice in writing to the Issuer, the Manager and the Rating Agencies, without giving any reason and without being responsible for any liabilities incurred by reason of such retirement provided that such retirement is in accordance with this Deed, provided that no such period of notice of retirement may expire within the period of 30 days preceding each Distribution Date. Upon such retirement the Class A-1 Note Trustee, subject to any approval required by law, may appoint in writing any other Eligible Trust Corporation that is approved by the Rating Agencies and the Manager, which approval must not be unreasonably withheld by the Manager, as Class A-1 Note Trustee in its stead. If the Class A-1 Note Trustee does not propose a replacement by the date which is 1 month prior to the date of its proposed retirement, the Manager is entitled to appoint a Substitute Class A-1 Note Trustee, which must be an Eligible Trust Corporation that is approved by the Rating Agencies, as of the date of the proposed retirement.

 14.4  Appointment of Substitute Class A-1 Note Trustee by Class A-1 Noteholders

       Notwithstanding clauses [ ]14.1, 14.2 and 14.3, no retirement or removal of the Class A-1 Note Trustee will be effective until a Substitute Class A-1 Note Trustee has been appointed as in its place. If a Substitute Class A-1 Note Trustee has not been appointed under clauses [ ]14.1, 14.2 or 14.3 at a time when the position of Class A-1 Note Trustee would, but for this clause [ ]14.4, become vacant in accordance with those clauses, the Issuer must promptly advise the Class A-1 Noteholders a Special Majority of whom may appoint an Eligible Trust Corporation nominated by any of them to act as Class A-1 Note Trustee.

 14.5  Release of Class A-1 Note Trustee

       Upon retirement or removal of the Class A-1 Note Trustee as trustee of the Class A-1 Trust, the Class A-1 Note Trustee is released from all obligations under this Deed arising after the date of the retirement or removal except for its obligation to vest the Class A-1 Trust Fund in the Substitute Class A-1 Note Trustee and to deliver all books and records relating to the Class A-1 Trust to the Substitute Class A-1 Note Trustee. The Manager and the Issuer may settle with the Class A-1 Note Trustee the amount of any sums payable by the Class A-1 Note Trustee to the Manager or the Issuer or by the Manager or the Issuer to the Class A-1 Note Trustee and may give to or accept from the Class A-1 Note Trustee a discharge in respect of those sums which will be conclusive and binding as between the Manager, the Issuer and the Class A-1 Note

       Trustee but not as between the Class A-1 Note Trustee and the Class A-1 Noteholders.

 14.6  Vesting of Class A-1 Trust Fund in Substitute Class A-1 Note Trustee

       The Class A-1 Note Trustee, on its retirement or removal, must vest the Class A-1 Trust Fund or cause it to be vested in the Substitute Class A-1 Note Trustee and must deliver and assign to such Substitute Class A-1 Note Trustee as appropriate all books, documents, records and other property whatsoever relating to the Class A-1 Trust Fund.

 14.7  Substitute Class A-1 Note Trustee to Execute Deed

       Each Substitute Class A-1 Note Trustee must upon its appointment execute a deed in such form as the Manager may require whereby such Substitute Class A-1 Note Trustee must undertake to the Class A-1 Noteholders to be bound by all the covenants on the part of the Class A-1 Note Trustee under this Deed from the date of such appointment.

 14.8  Rating Agencies Advised

       The Manager must promptly:

       (a) (Retirement): approach and liaise with each Rating Agency in respect of any consents required from it to the replacement of the Class A-1 Note Trustee pursuant to clauses [ ]14.2 or 14.3;

       (b) (Change of ownership): notify the Rating Agencies of it becoming aware of a change in ownership of 50% or more of the issued equity share capital of the Class A-1 Note Trustee from the position as at the date of this Deed or effective control of the Class A-1 Note Trustee altering from the date of this Deed; and

       (c) (Approval for change in ownership): notify the Rating Agencies of any approvals given by the Manager pursuant to clause [ ]14.1(f).

 14.9  Retention of Lien

       Notwithstanding any release of the outgoing Class A-1 Note Trustee under this clause [ ]14, the outgoing Class A-1 Note Trustee will remain entitled to the benefit of the indemnities granted by this Deed to the outgoing Class A-1 Note Trustee in respect of any liability, cost or other obligation incurred by it while acting as Class A-1 Note Trustee, as if it were still the Class A-1 Note Trustee under this Deed.

 14.10 Issuer and Manager Cannot be Appointed

       Notwithstanding the preceding provisions of this clause .14, none of the Manager, the Issuer, any Support Facility Provider nor any of their Related Body Corporates may be appointed as Class A-1 Note Trustee.

 14.11 No Limitation of TIA

       Nothing in this clause [ ]14 is to be construed as limiting any right of a Class A-1 Noteholder to take any action to remove the Class A-1 Note Trustee in accordance with section 310(b) of the TIA.

 15.   AMENDMENT

 15.1  Amendment by Class A-1 Note Trustee

       Subject to this clause [ ]15 and to any approval required by law, the Class A-1 Note Trustee, the Manager and the Issuer may together agree, without the consent or sanction of any Class A-1 Noteholder, by way of supplemental deed to alter, add to or revoke any provision of this Deed or the Class A-1 Notes (including the Class A-1 Note Conditions) so long as such alteration, addition or revocation is not a Payment Modification and such alteration, addition or revocation in the opinion of the Class A-1 Note Trustee:

       (a) (Necessary or expedient): is necessary or expedient to comply with the provisions of any Statute or regulation or with the requirements of any Governmental Agency;

       (b) (Manifest error): is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

       (c) (Amendment to law): is appropriate or expedient as a consequence of an amendment to any Statute or regulation or altered requirements of any Governmental Agency or any decision of any court (including, without limitation, an alteration, addition or modification which is in the opinion of the Class A-1 Note Trustee appropriate or expedient as a consequence of the enactment of a Statute or regulation or an amendment to any Statute or regulation or ruling by the Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Series Trust or the Class A-1 Trust); or

       (d) (Otherwise desirable): in the opinion of the Class A-1 Note Trustee and the Issuer is otherwise desirable for any reason and:

              (i) is not in the opinion of the Class A-1 Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A-1 Noteholders; or
              (ii) if it is in the opinion of the Class A-1 Note Trustee likely, upon coming into effect, to be materially prejudicial to Class A-1 Noteholder, the consent of a Special Majority of Class A-1 Noteholders to the alteration, addition or resolution has been obtained. For the purpose of determining whether a Special Majority of Class A-1 Noteholders has consented to an alteration, addition or revocation, Class A-1 Notes which are beneficially owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, shall be disregarded, provided that the Class A-1 Note Trustee, the Manager and the Issuer may not alter, add to or revoke any provision of this Deed or the Class A-1 Notes unless the Manager has notified the Rating Agencies 5 Business Days in advance.

 15.2  Amendments Requiring Consent of all Class A-1 Noteholders

       The Class A-1 Note Trustee, the Manager and the Issuer may together agree by way of supplemental deed to make or effect a Payment Modification to this Deed or the Class A-1 Notes (including the Class A-1 Note Conditions) if, and only if, the consent has first been obtained of each Class A-1 Noteholder to such Payment Modification.

 15.3  Compliance with TIA

       Any supplemental deed altering, adding to or revoking any provision of this Deed or the Class A-1 Notes (including the Class A-1 Note Conditions) referred to in this clause [ ]15 must conform, to the extent applicable, with the requirements of the TIA.

 15.4  No Rating Agency Downgrade

       The Class A-1 Note Trustee will be entitled to assume that any proposed alteration, addition or revocation, other than a Payment Modification, will not be materially prejudicial to the interests of Class A-1 Noteholders if each of the Rating Agencies confirms in writing that if the alteration, addition or revocation is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Class A-1 Notes by the Rating Agency.

 15.5  Distribution of Amendments

       The Issuer must distribute to all Class A-1 Noteholders a copy of any amendment made pursuant to this clause [ ]15 as soon as reasonably practicable after the amendment has been made.

 15.6  Amendments Binding on Class A-1 Noteholders

       Any alteration, addition or revocation of a provision of this Deed or the Class A-1 Notes made pursuant to this clause [ ]15 is binding on all Class A-1 Noteholders.

 16.   REPORTS

 16.1  Reports by Class A-1 Note Trustee

       If so required by section 313(a) of the TIA, the Class A-1 Note Trustee shall provide to each Class A-1 Noteholder, and such other persons as the Class A-1 Note Trustee is required by section 313(c) of the TIA to provide reports to, at intervals of not more than 12 months (commencing as from the Closing Date) a brief report of the events referred to in section 313(a) of the TIA that have occurred within the preceding 12 months and shall provide such additional reports to Class A-1 Noteholders, and such other persons as the Class A-1 Note Trustee is required by section 313(c) of the TIA to provide reports to, as are required by section 313(b) of the TIA at the times specified in that section. A copy of each such report at the time of its provision to Class A-1 Noteholders must be copied to the Issuer and the Manager and must be filed by the Class A-1 Note Trustee with the Commission and each stock exchange, if any, on which the Class A-1 Notes are listed.

 16.2  Reports by Issuer

       The Issuer and the Manager each severally covenants that it will:

       (a)    (Copy Securities Exchange Act Reports to Class A-1 Note Trustee):
              file:

              (i) with the Commission at such times as are required under the Exchange Act; and
              (ii) with the Class A-1 Note Trustee, within 15 days after it is required to file the same with the Commission,

              copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which it may be required to file with the Commission pursuant to section 13 or 15(d) of the Exchange Act or, if it is not required to file information, documents or reports pursuant to either of such sections, then to file with the Class A-1 Note Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

       (b) (Other Reports): file with the Class A-1 Note Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by it with the conditions and covenants of this Deed as may be required from time to time by such rules and regulations; and

       (c) (Summaries to Class A-1 Noteholders): transmit to Class A-1 Noteholders, and such other persons as are required by section 314(a)(3) of the TIA, such summaries of any information, documents and reports required to be filed by the Issuer or the Manager pursuant to clauses [ ]16.2(a) and (b) as may be required by rules and regulations prescribed from time to time by the Commission.

 16.3  Restricted Securities

       The Issuer and the Manager each severally covenants that it will forthwith notify the

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

       Class A-1 Note Trustee, if, at any time, after the Closing Date, any Class A-1 Notes become "restricted securities" (as defined in Rule 144(a)(3) of Securities Act of 1933 of the United States of America) and during any period during which the Issuer or the Manager is neither subject to Sections 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(d) under the Exchange Act, make available to each holder of those Class A-1 Notes in connection with any resale of those Class A-1 Notes and to any prospective purchaser of the Class A-1 Notes from that holder, in each case upon request, the information specified in and meeting the requirements of Rule 144(A)(d)(4) under the Securities Act.

 17.   CURRENCY INDEMNITY

 17.1  Improper currency receipts

       If any payment is made by the Issuer under this Deed or the Class A-1 Notes or if the Class A-1 Note Trustee or any Class A-1 Noteholder receives or recovers any money under or pursuant to this Deed or the Class A-1 Notes in a currency ("Receipt Currency") other than the currency in which the money was payable pursuant to the terms of this Deed or the Class A-1 Notes ("Agreed Currency"), the Issuer must, as a separate and additional liability, pay to the recipient such additional amount so that after conversion from the Receipt Currency into the Agreed Currency of such money so paid, received or recovered and after the payment of all commission and expenses in relation to such conversion the recipient will receive net in its hands an amount in the Agreed Currency equal to the amount of the money payable under this Deed or the Class A-1 Notes in the Agreed Currency.

 17.2  Currency indemnity

       If a judgment or an order is rendered by any court or tribunal for the payment of any amount payable by the Issuer under this Deed or the Class A-1 Notes or for the payment of damages in respect of any breach by the Issuer of this Deed or the Class A-1 Notes or any Insolvency Event in relation to the Issuer occurs resulting in money being payable or receivable in respect of any proof or other claim, and such judgment, order, proof or claim is expressed in a currency ("Judgment Currency") other than the currency in which the money was payable pursuant to the terms of this Deed or the Class A-1 Notes ("Agreed Currency"), the Issuer must indemnify and hold harmless and keep indemnified the person with the benefit of the judgment, order, proof or claim (as the case may be) (the "Receiving Party") against any deficiency in the Agreed Currency in the amount received by the Receiving Party arising or resulting from any variation as between:

       (a) (Judgment Rate): the rate of exchange at which the Agreed Currency is converted to the Judgment Currency for the purposes of such judgment, order, proof or claim; and

       (b) (Actual Rate): the rate of exchange which the Receiving Party is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Receiving Party, and such indemnity will continue in full force and effect notwithstanding any such judgment, order, proof or claim.

 17.3  Failure to pay proper currency

       Any payment purportedly pursuant to the terms of this Deed or a Class A-1
       Note in a currency other than the currency in which it is required to be paid will not discharge or satisfy the relevant obligation of the payer to make the payment except to the extent that, and insofar as, the currency in which the payment is required to be made is acquired by sale of the currency in which the payment was actually made.

 18.   EXPENSES AND STAMP DUTIES

 18.1  Expenses

       Subject to clause [ ]22, the Issuer will on demand reimburse the Class A-1 Note Trustee for and keep the Class A-1 Note Trustee indemnified against all expenses including legal costs and disbursements (on a full indemnity basis) incurred by the Class A-1 Note Trustee in connection with:

       (a) (Preparation): the preparation and execution of this Deed and any subsequent consent, agreement, approval or waiver under this Deed or amendment to this Deed;

       (b) (Enforcement): the exercise, enforcement, preservation or attempted exercise enforcement or preservation of any rights under this Deed including without limitation any expenses incurred in the evaluation of any matter of material concern to the Class A-1 Note Trustee; and

       (c) (Governmental Agency): any enquiry by a Governmental Agency concerning the Issuer or the Assets of the Series Trust or a transaction or activity the subject of the Transaction Documents.

 18.2  Stamp Duties and other Taxes

       The Issuer must pay any stamp and other duties and Taxes, including fines and penalties, payable in Australia, the United Kingdom, Belgium, Luxembourg or the United States on or in connection with:

       (a) (Execution of Deed): the execution, delivery and performance of this Deed or any payment, receipt or other transaction contemplated by this Deed;

       (b) (Issue of Class A-1 Notes): the constitution and original issue and delivery of the Class A-1 Notes; and

       (c) (Proceedings): any action taken by the Class A-1 Note Trustee or (where in accordance with this Deed or the Security Trust Deed the Class A-1 Noteholders are entitled to do so) the Class A-1 Noteholders to enforce the provisions of the Class A-1 Notes, this Deed, the Master Trust Deed, the

               Series Supplement or the Security Trust Deed.

       The Issuer must indemnify and keep indemnified the Class A-1 Note Trustee against any loss or liability incurred or suffered by it as a result of the delay or failure by the Issuer to pay any such stamp and other duties and Taxes.

 19.   TRUST INDENTURE ACT

 19.1  Certificates and Opinions

       (a) (Class A-1 Note Conditions Precedent): Upon any application or request by the Issuer to the Class A-1 Note Trustee to take any action under any provision of this Deed, the Issuer must furnish to the Class A-1 Note Trustee:

              (i) a certificate from two Authorised Officers of the Issuer stating that all conditions precedent, if any, provided for in this Deed relating to the proposed action have been complied with;
              (ii) Counsel's Opinion stating that all such conditions precedent, if any, have been complied with; and
              (iii) if required by the TIA, a certificate from an accountant meeting the applicable requirements of section 314(c)(3) of the TIA,

              provided that in the case of any such application or request as to which the furnishing of such documents is specifically required by any other provision of this Deed no additional certificate or opinion need be furnished.

       (b) (Fair Value): The Issuer must furnish to the Class A-1 Note Trustee a certificate or opinion of an engineer, appraiser or other expert as to the fair value:

              (i) of any property or securities to be released from the Security Interest created by the Security Trust Deed, where this is required by section 314(d)(1) of the TIA;
              (ii) to the Issuer of any securities the deposit of which with the Issuer is to be made the basis for the release of any property or securities subject to the Security Interest created by the Security Trust Deed, where this is required by section 314(d)(2) of the TIA; and
              (iii) to the Issuer of any property the subjection of which to the Security Interest created by the Security Trust Deed is to be made the basis for the release of any property or securities subject to the Security Interest created by the Security Trust Deed, where this is required by section 314(d)(3) of the TIA, and every such certificate or opinion must comply with the relevant provisions of section 314(d) of the TIA (and, except as provided otherwise in section 314 of the TIA, may be given by an Authorised Officer of the Issuer).

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

       (c) (Form of Certificates and Opinions): Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Deed (other than the certificate referred to in clause [ ]6.3(c)(i)) shall include:

              (i) a statement that each signatory of such certificate or opinion has read such covenant or condition and the definitions used therein;
              (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
              (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
              (iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

 19.2  Undertaking for Costs

       (a) (Undertaking): Subject to clause [ ]19.2(b), all parties to this deed agree, and each Class A-1 Noteholder by such Class A-1 Noteholder's acceptance of the Class A-1 Notes are deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Deed, or in any suit against the Class A-1 Note Trustee for any action taken, suffered or omitted by it as the Class A-1 Note Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defences made by such party litigant.

       (b) (Exceptions): The provisions of clause [ ]19.2(a) shall not apply to:

              (i)    any suit instituted by the Class A-1 Note Trustee;
              (ii) any suit instituted by any Class A-1 Noteholder, or group of Class A-1 Noteholders, in each case holding in the aggregate Class A-1 Notes with an Invested Amount of more than 10% of the then aggregate Invested Amount of all Class A-1 Notes; or
              (iii) any suit instituted by any Class A-1 Noteholder for the enforcement of the payment of principal or interest on any Class A-1 Note on or after the respective due dates expressed in such Class A-1 Note and in this Deed.

 19.3  Exclusion of Section 316(a)(1)

       Section 316(a)(1) of the TIA is expressly excluded by this Deed.

 19.4 Unconditional Rights of Class A Noteholders to Receive Principal And Interest

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

       Notwithstanding any other provisions in this Deed, any Class A-1 Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on each Class A-1 Note held by it on or after the respective due dates thereof expressed in such Class A-1 Note or in this Deed or to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Class A-1 Noteholder, except to the extent that this Deed or the Security Trust Deed contain provisions limiting or denying the right of any Class A-1 Noteholder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Security Interest created by the Security Trust Deed upon any property subject to such Security Interest.

 19.5  Conflict with Trust Indenture Act

       The provisions of section 310 to 317 (inclusive) of the TIA are incorporated into, are a part of and govern this deed, whether or not contained in this Deed, unless expressly excluded by this Deed in accordance with the TIA. If any provision of this Deed limits, qualifies or conflicts with any provision that is deemed to be included in this Deed by virtue of any of the provisions of the TIA, such provision deemed to be included in this Deed will prevail.

 20.   GOVERNING LAW AND JURISDICTION

 20.1  Governing Law

       This Deed is governed by and construed in accordance with the laws of the State of New South Wales.

 20.2  Jurisdiction

       (a) (Submission to jurisdiction): The Issuer, the Class A-1 Note Trustee, the Manager and each of the Class A-1 Noteholders each irrevocably submits to and accepts generally and unconditionally the non-exclusive jurisdiction of the Courts and appellate Courts of the State of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

       (b) (Waiver of inconvenient forum): The Issuer, the Class A-1 Note Trustee, the Manager and each of the Class A-1 Noteholders each irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings brought in such courts and any claim it may now or in the future have that any such action or proceedings have been brought in an inconvenient forum.

 21.   NOTICES

 21.1  Method of Delivery

       Any notice, request, certificate, approval, demand, consent or other communication to

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

       be given under this Deed other than to or by a Class A-1 Noteholder must:

       (a) (Authorised Officer): be signed by an Authorised Officer of the party giving the same;

       (b)  (In writing): be in writing; and

       (c)  (Delivery): be:

              (i)    left at the address of the addressee;
              (ii) sent by prepaid ordinary post to the address of the addressee; or
              (iii)  sent by facsimile to the facsimile number of the addressee,

              notified by that addressee from time to time to the other parties to this Deed as its address for service pursuant to this Deed.

 21.2  Deemed Receipt

       A notice, request, certificate, demand, consent or other communication under this Deed other than to or by a Class A-1 Noteholder is deemed to have been received:

       (a)    (Delivery): where delivered in person, upon receipt;

       (b) (Post): where sent by post, on the 3rd (or 7th if posted internationally) day after posting; and

       (c) (Fax): where sent by facsimile, on production by the dispatching facsimile machine of a transmission report which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

       However, if the time of deemed receipt of any notice is not before 5.30 pm on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next Business Day.

 21.3  Notices to Class A-1 Noteholders

       Any notice, request, certificate, approval, demand, consent or other communication to be given under this Deed to a Class A-1 Noteholder:

       (a) (Delivery): will be effectively given if it is given in accordance with Condition 11; and

       (b) (Time): is deemed to have been given at the time specified in Condition 11.

 21.4  Notices from Class A-1 Noteholders

       Any notice, request, certificate, approval, document, consent, direction or other communication to be given under this Deed by a Class A-1 Noteholder to any person must:

       (a) (Signed): be signed by the Class A-1 Noteholder or an attorney of the Class A-1 Noteholder;

       (b)    (In writing):  be in writing;

       (c)    (Delivery): be:

              (i)    left at the address of the addressee;
              (ii) sent by prepaid ordinary post to the address of the addressee; or
              (iii)  sent by facsimile to the facsimile number of the addressee,

              as set out in the Class A-1 Note Conditions or otherwise as notified by that addressee to the Class A-1 Noteholders from time to time;

       (d) (Evidence): be accompanied by such evidence as to its proper execution by the Class A-1 Noteholder as the addressee may reasonably require,

       and will only be effective upon actual receipt by the addressee. For the purposes of seeking any consent, direction or authorisation from Class A-1 Noteholders pursuant to this Deed, the TIA (including section 316 of the TIA) or any Transaction Document the Class A-1 Note Trustee may by notice to the Class A-1 Noteholders specify a date (not earlier than the date of the notice) upon which the Class A-1 Noteholders for the purposes of that consent, direction or authorisation will be determined and, if it does so, the persons who are the Class A-1 Noteholders and the Invested Amount of the Class A-1 Notes held by them will, for the purposes of that consent, direction or authorisation, be determined based upon the details recorded in the Class A-1 Note Register as at 5.30pm on that date.

 21.5  Issuer and Manager

       Each of the Issuer and the Manager must maintain an office or an agency in each of the cities of New York and London where any legal proceedings in respect of this Deed or the Class A-1 Notes may be served on it. The Issuer initially appoints:

       (a) (London): in London, Mallesons Stephen Jaques, London Office, Level 2, Aldermary House, 15 Queen Street, London EC4N; and

       (b)  (New York): in New York, [[ ]],

       as its agents for these purposes.  The Manager initially appoints:

       (a) (London): in London, Commonwealth Bank of Australia, London Branch, Senator House, 85 Queen Victoria Street, London EC4V 4HA; and

       (b) (New York): in New York, Commonwealth Bank of Australia, New York Branch, 599 Lexington Avenue, New York, New York 10022.

       as its agents for these purposes.

 22.   ISSUER'S LIMITED LIABILITY

 22.1  Limitation on Issuer's Liability

       The Issuer enters into this Deed only in its capacity as trustee of the Series Trust and in no other capacity. A liability incurred by the Issuer acting in its capacity as trustee of the Series Trust arising under or in connection with this Deed is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of Assets of the Series Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of this Deed (other than clauses [ ]12.7 and 22.3) and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Deed.

 22.2  Claims against Issuer

       The parties other than the Issuer may not sue the Issuer in respect of liabilities incurred by the Issuer acting in its capacity as trustee of the Series Trust in any capacity other than as trustee of the Series Trust, including seeking the appointment of a receiver (except in relation to Assets of the Series Trust), a liquidator, an administrator, or any similar person to the Issuer or prove in any liquidation, administration or similar arrangements of or affecting the Issuer (except in relation to the Assets of the Series Trust).

 22.3  Breach of Trust

       The provisions of this clause [ ]22 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under the Master Trust Deed, the Series Supplement or any other Transaction Document or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the Assets of the Series Trust, as a result of the Issuer's fraud, negligence or wilful default and will not apply to any obligation or liability of the Issuer to pay amounts from its personal funds pursuant to clause [ ]12.7.

 22.4  Acts or omissions

       It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations or any breach of representation or warranty under this Deed) will be considered fraudulent, negligent or a wilful default for the purpose of clause [ ]22.3 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

 22.5  No Authority

       No attorney or agent appointed in accordance with this Deed has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purposes of clause [ ]22.3.

 22.6  No Obligation

       (a) (Obligations under this Deed or any Transaction Document): The Issuer is not obliged to enter into any commitment or obligation under this Deed or any Transaction Document unless the Trustee's liability is limited in a manner which is consistent with this clause [ ]22. For the avoidance of doubt, the Issuer agrees and acknowledges that its liability for any commitment or obligation it has entered into under this Deed is limited in a manner which is consistent with this clause [ ]22.

       (b) (Obligations not contained in this Deed or any Transaction Document): The Issuer is not obliged to enter into any commitment or obligation contemplated by but not contained in this Deed or any Transaction Document unless the Trustee's liability in relation to that commitment or obligation is limited in a manner satisfactory to the Issuer in its absolute discretion.

 23.   MISCELLANEOUS

 23.1  Assignment by Issuer

       The Issuer will not assign or otherwise transfer the benefit of this Deed or any of its rights, duties or obligations under this Deed except to a Substitute Trustee which is appointed as a successor trustee of the Series Trust under and in accordance with the Master Trust Deed.

 23.2  Assignment by Manager

       The Manager will not assign or otherwise transfer the benefit of this Deed or any of its rights, duties or obligations under this Deed except to a Substitute Manager which is appointed as a successor manager of the Series Trust under and in accordance with the Master Trust Deed.

 23.3  Assignment by Class A-1 Note Trustee

       The Class A-1 Note Trustee will not assign or otherwise transfer all or any part of the benefit of this Deed or any of its rights, duties and obligations under this Deed except to a Substitute Class A-1 Note Trustee which is appointed as a successor trustee under and in accordance with this Deed.

 23.4  Certificate of Class A-1 Note Trustee

       A certificate in writing signed by an Authorised Officer of the Class A-1 Note Trustee certifying any act, matter or thing relating to this Deed is conclusive and binding on the

       Issuer in the absence of manifest error on the face of the certificate.

 23.5  Continuing Obligation

       This Deed is a continuing obligation notwithstanding any settlement of account intervening payment express or implied revocation or any other matter or thing whatsoever until a final discharge of this Deed has been given to the Issuer.

 23.6  Settlement Conditional

       Any settlement or discharge between the Issuer and the Class A-1 Note Trustee is conditional upon any security or payment given or made to the Class A-1 Note Trustee by the Issuer or any other person in relation to the Secured Moneys not being avoided repaid or reduced by virtue of any provision or enactment relating to bankruptcy insolvency or liquidation for the time being in force and, in the event of any such security or payment being so avoided repaid or reduced the Class A-1 Note Trustee is entitled to recover the value or amount of such security or payment avoided, repaid or reduced from the Issuer subsequently as if such settlement or discharge had not occurred.

 23.7  Interest on Judgment

       If a liability under this Deed (other than a liability for negligence, fraud or wilful default of the Issuer under the Transaction Documents) becomes merged in a judgment or order then the Issuer as an independent obligation will pay interest to the Class A-1 Note Trustee on the amount of that liability at a rate being the higher of the rate payable pursuant to the judgment or order and the highest rate payable on the Class A-1 Notes from the date it becomes payable until it is paid.

 23.8  Severability of Provisions

       Any provision of this Deed which is illegal, void or unenforceable in any jurisdiction is ineffective in that jurisdiction to the extent only of such illegality, voidness or unenforceability without invalidating the remaining provisions of this Deed or the enforceability of that provision in any other jurisdiction.

 23.9  Remedies Cumulative

       The rights and remedies conferred by this Deed upon the Class A-1 Note Trustee are cumulative and in addition to all other rights or remedies available to the Class A-1 Note Trustee by Statute or by general law.

 23.10 Waiver

       A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, remedy, power or privilege under this Deed by the Class A-1 Note Trustee will not in any way preclude or operate as a waiver of any further exercise or enforcement of such right, remedy, power or privilege or the exercise or enforcement of any other right, remedy, power or privilege under this Deed or provided by law.

 23.11 Written Waiver, Consent and Approval

       Any waiver, consent or approval given by the Class A-1 Note Trustee under this Deed will only be effective and will only be binding on the Class A-1 Note Trustee if it is given in writing or given verbally and subsequently confirmed in writing and executed by the Class A-1 Note Trustee or on its behalf by an Authorised Officer for the time being of the Class A-1 Note Trustee.

 23.12 Time of Essence

       Time is of the essence in respect of the Issuer's obligations under this Deed.

 23.13 Moratorium Legislation

       To the fullest extent permitted by law, the provisions of all Statutes operating directly or indirectly:

       (a) (Lessen Obligations): to lessen or otherwise to vary or affect in favour of the Issuer any obligation under this Deed; or

       (b) (Delay Exercise of Powers): to delay or otherwise prevent or prejudicially affect the exercise of any powers conferred on the Class A-1 Note Trustee under this Deed,

       are expressly waived negatived and excluded.

 23.14 Binding on Each Signatory

       This Deed binds each of the signatories to this Deed notwithstanding that any one or more of the named parties to this Deed does not execute this Deed, that there is any invalidity forgery or irregularity touching any execution of this Deed or that this Deed is or becomes unenforceable void or voidable against any such named party.

 23.15 Counterparts

       This Deed may be executed in a number of counterparts and all such counterparts taken together is deemed to constitute one and the same instrument.


EXECUTED as a deed.

Executed as a deed by THE BANK OF NEW                      )
 YORK, acting by:                                          )
                                                           )
under the authority of that company
 in the presence of:

---------------------------------
(Signature of Witness)

---------------------------------
(Name of Witness in Full)


SIGNED SEALED AND DELIVERED                             )
for and on behalf of SECURITISATION                     )
 ADVISORY SERVICES PTY. LIMITED,                        )
ACN 064 133 946, by                                     )
                                                        )----------------------
its Attorney under a Power of Attorney dated            )(Signature of Attorney)
 and who declares that he or                            )
 she has not received any notice of the                 )
 revocation of such Power of Attorney in the            )
 presence of:                                           )


---------------------------------
(Signature of Witness)


---------------------------------
(Name of Witness in Full)


SIGNED SEALED AND DELIVERED                             )
for and on behalf of                                    )
PERPETUAL TRUSTEE COMPANY                               )
 LIMITED, ACN 000 001 007, by                           )----------------------
                                                        )(Signature of Attorney)
its Attorney under a Power of Attorney dated            )
 and who declares that he or she                        )
 has not received any notice of the revocation          )
 of such Power of Attorney in the presence of:          )




---------------------------------
(Signature of Witness)


---------------------------------
(Name of Witness in Full)

                                   SCHEDULE 1

                             FORM OF CLASS A-1 NOTE

Registered                  CUSIP No:                    $[             ]
No. R-                      ISIN No.:
                            Common Code:

Unless this Class A-1 Note is presented by an authorised representative of The Depository Trust Company, a New York corporation, ("DTC") to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any Class A-1 Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), any transfer, pledge or other use of the Class A-1 Note for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest in this Class A-1 Note.

[The above paragraph is to appear in the Class A-1 Book Entry Notes only.]

The principal of this Class A-1 Note is payable in instalments and may be subject to charge-offs or exchange as set forth below, in the Class A-1 Note Trust Deed and in the Class A-1 Note Conditions. Accordingly, the outstanding principal amount of this Class A-1 Note at any time may be less than the amount shown on the face of this Class A-1 Note.


               PERPETUAL TRUSTEE COMPANY LIMITED, ACN 000 001 007
  (a limited liability company incorporated under the law of New South Wales,
                                   Australia)
 in its capacity as trustee of the Series 2000-1G Medallion Trust (the "Series
                                    Trust")
                                 (the "Issuer")

                                 CLASS A-1 NOTE

This Class A-1 Note is issued by the Issuer in an initial aggregate principal amount of US$ [[ ]] (the "Class A-1 Notes") and is:

(a) constituted by a Class A-1 Note Trust Deed (the "Class A-1 Note Trust Deed") dated [[ ]] made between the Issuer, Securitisation Advisory Services Pty Limited, ACN 064 133 946, (the "Manager") and The Bank of New York, New York Branch (the "Class A-1 Note Trustee"); and

(b)    issued subject to, and with the benefit of, amongst other things:

       (i) a Master Trust Deed (the "Master Trust Deed") dated 8 October 1997 made between the Manager and Perpetual Trustee Company Limited as amended from time to time;
       (ii) a Series Supplement (the "Series Supplement") dated [[ ]] made between Commonwealth Bank of Australia, ACN 123 123 124, the Manager and the Issuer;
       (iii) a Security Trust Deed (the "Security Trust Deed") dated [[ ]] made between the Issuer, the Manager, the Class A-1 Note Trustee and P.T. Limited, ACN 004 454 666;
       (iv) the Agency Agreement (the "Agency Agreement") dated [.] made between the Issuer, the Class A-1 Note Trustee, the Manager, The Bank of New York, New York Branch as Principal Paying Agent, Agent Bank and Class A-1 Note Registrar and The Bank of New York, London Branch as Paying Agent;
       (iv)   the Class A-1 Note Trust Deed; and
       (v) the Class A-1 Note Conditions as set out in the Annexure to this Class A-1 Note (the "Class A-1 Note Conditions").

Unless defined in this Class A-1 Note, words and phrases defined in either or both of the Class A-1 Note Trust Deed and the Class A-1 Note Conditions have the same meaning in this Class A-1 Note. Where there is any inconsistency in a definition between the Class A-1 Note Trust Deed and the Class A-1 Note Conditions, the Class A-1 Note Trust Deed prevails.

If this Class A-1 Note is a Class A-1 Book-Entry Note and the Issuer is obliged to issue Class A-1 Definitive Notes under clause [ ]3.4(a) of the Class A-1 Note Trust Deed, this Class A-1 Note will be exchangeable in whole upon its surrender at the offices of the Class A-1 Note Registrar as specified in the Class A-1 Note Conditions or notified to Class A-1 Noteholders from time to time (or such other place as the Class A-1 Note Trustee may agree) for Class A-1 Definitive Notes and the Issuer shall execute and procure that the Class A-1 Note Trustee authenticates and delivers in full exchange for this Class A-1 Note, Class A-1 Definitive Notes in aggregate principal amount equal to the then Invested Amount of this Class A-1 Note subject to and in accordance with clause [ ]3.4(b) of the Class A-1 Note Trust Deed. The Issuer is not obliged to issue Class A-1 Definitive Notes until 30 days after the occurrence of an event set out in clause [ ]3.4(a) of the Class A-1 Note Trust Deed.

The Issuer, in its capacity as trustee of the Series Trust, subject to and in accordance with this Class A-1 Note, the Class A-1 Note Conditions, the Agency Agreement the Series Supplement and the Class A-1 Note Trust Deed, promises to pay to [[ ]] as the registered holder of this Class A-1 Note, or to registered assigns of this Class A-1 Note, the principal sum of US$ [[ ]] (or such part of that amount as may become repayable under the Class A-1 Note Conditions, the Series Supplement and the Class A-1 Note Trust Deed) on such date(s) as that principal sum (or any part of it) becomes repayable in accordance with the Class A-1 Note Conditions, the Series Supplement and the Class A-1 Note Trust Deed and to pay interest in arrear on each Distribution Date on the Invested Amount of this Class A-1 Note at rates determined in accordance with Condition 6 of the Class A-1 Note Conditions. The Class A-1 Definitive Notes to be issued on that exchange will be in registered form each in the denomination of US$100,000 or integral multiples thereof. If the Issuer fails to meet its obligations to issue Class A-1 Definitive Notes, this shall be without prejudice to the Issuer's obligations with respect to the Class A-1 Notes under the Class A-1 Note Trust Deed, the Master Trust Deed, the Series Supplement, the Agency Agreement and this Class A-1 Note.

Payments of interest on this Class A-1 Note due and payable on each Distribution Date, together with the instalment of principal, if any, shall be payable in accordance with Condition [ ]8.1 of the Class A-1 Note Conditions and the Agency Agreement. If this Class A-1 Note is a Class A-1 Book-Entry Note such payments will be made to the nominee of the Depository (initially, such nominee to be Cede & Co.) and each of the persons appearing from time to time in the records of DTC as the holder of a beneficial interest in a Class A-1 Note will be entitled to receive any payment so made in respect of that Class A-1 Note only in accordance with the respective rules and procedures of DTC. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A-1 Notes which must be made by the holder of this Class A-1 Note, for so long as this Class A-1 Note is outstanding.

On any payment of principal and/or interest on the Class A-1 Notes details of that payment shall be endorsed by or on behalf of the Issuer in the Class A-1 Note Register and, in the case of payments of principal, the Invested Amount and the Stated Amount of the Class A-1 Notes shall be reduced for all purposes by the amount so paid and endorsed in the Class A-1 Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

This Class A-1 Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Officer or other duly appointed representatives of the Class A-1 Note Trustee.

This Class A-1 Note is governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.

If this Class A-1 Note is a Class A-1 Book-Entry Note, this Class A-1 Note is a global note.

IN WITNESS the Issuer has caused this Class A-1 Note to be signed manually by a person duly authorised on its behalf

PERPETUAL TRUSTEE COMPANY LIMITED by:


 .....................................................................
Authorised Officer/duly appointed representative


IMPORTANT NOTES:

Neither the Manager nor the Issuer is under any obligation at any time to repurchase any Class A-1 Notes from Class A-1 Noteholders.

This Class A-1 Note is not a certificate of title and the Class A-1 Note Register on which these Class A-1 Notes are registered is the only conclusive evidence of the title of the abovementioned person to the Class A-1 Notes.

The Issuer issues this Class A-1 Note only in its role as trustee of the Series Trust. Any obligation or liability of the Issuer arising under or in any way connected with the Series Trust under the Master Trust Deed, the Series Supplement, the Class A-1 Note Trust Deed this Class A-1 Note or any other Transaction Document to which the Issuer is a party is limited to the extent to which it can be satisfied out of the Assets of the Series Trust out of which the Issuer is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Issuer only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Issuer. The Issuer will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document).

Transfers of the Class A-1 Notes must be pursuant to the annexed form of assignment and otherwise in accordance with clause [ ]5 of the Agency Agreement.

None of the Manager or the Commonwealth Bank of Australia, ACN 123 123 124 (the "Bank") as the Seller and Servicer, or any other member of the Commonwealth Bank group or the Issuer in its personal capacity or as trustee of any other trust guarantees the payment or repayment of any principal, interest or other amounts owing in respect of the Class A-1 Notes.

The Class A-1 Notes do not represent deposits or other liabilities of the Manager, the Seller, the Servicer, the Bank or any other Related Body Corporate of the Bank. The holding of the Class A-1 Notes is subject to investment risk, including possible delays in payment and loss of income and principal invested. None of the Manager, the Seller, the Servicer, the Bank or any other Related Body Corporate of the Bank stand in any way behind the capital value and/or performance of the Class A-1 Notes, or the Assets held by the Series Trust.

                         CERTIFICATE OF AUTHENTICATION

This Class A-1 Note is authenticated by The Bank of New York, New York Branch as Class A-1 Note Trustee and until so authenticated shall not be valid for any purpose.

THE BANK OF NEW YORK, NEW YORK BRANCH by:


 .....................................................................
Authorised Officer/duly appointed representative

                                   ASSIGNMENT



Social Security or taxpayer I.D., or other identifying number of assignee:

For value received, the undersigned hereby sells, assigns and transfers unto

 ______________________________________________________________________________
                         (name and address of assignee)

the within Class A-1 Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Class A-1 Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________________ ___________________________________ *

                            Signature Guaranteed:



                            ____________________________________

                            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Class A-1 Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Class A-1 Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


____________________________

* Note: The signatures to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A-1 Note in every particular without alteration, enlargement or any change whatsoever.

                                    ANNEXURE

       Terms and Conditions of the Class A-1 Notes

       The following, subject to amendments, are the terms and conditions of the Class A-1 Notes, substantially as they will appear on the reverse of any Class A-1 Notes. Class A-1 Notes will initially be issued in book entry form. Class A-1 Notes in definitive form will only be issued in limited circumstances. While the Class A-1 Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A-1 Notes in definitive form. [[ ] A summary of the provisions applicable to the Class A-1 Notes while in book entry form, including the circumstances in which Class A-1 Notes in definitive form will be issued, is set out in "Description of the Class A-1 Notes - Form of the Class A-1 Notes" of this prospectus.]

       [[ ]Sections in italics are included by way of explanation only and do not constitute part of the terms and conditions of the Class A-1 Notes.]

1.     General

       The issue of the US$[[ ]1,000,000,000] Class A-1 Mortgage Backed Floating Rate Notes due [ ] July 2031 (the "Class A-1 Notes"), the A$[[ ]300,000,000] Class A-2 Mortgage Backed Floating Rate Notes due [ ] July 2031 (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Class A Notes") and the A$[[ ]15,000,000] Class B Mortgage Backed Floating Rate Notes due [ ] July 2031 (the "Class B Notes") (together the "Notes") by Perpetual Trustee Company Limited, ACN 000 001 007, ("Perpetual") in its capacity as trustee of the Series 2000-1G Medallion Trust (the "Series Trust") (Perpetual in such capacity, the "Issuer") was authorised by a resolution of the board of directors of Perpetual passed on [[ ]].

       The Class A-1 Notes: (a) are constituted by a Class A-1 Note Trust Deed (the "Class A-1 Note Trust Deed") dated [[ ]] made between the Issuer, Securitisation Advisory Services Pty Limited, ACN 064 133 946, (the "Manager") and The Bank of New York, New York Branch (the "Class A-1 Note Trustee") as trustee for the several persons who are for the time being registered holders of the Class A-1 Notes (each a "Class A-1 Noteholder" and together the "Class A-1 Noteholders"); and (b) are issued subject to, and with the direct or indirect benefit of, amongst other things (i) a Master Trust Deed (the "Master Trust Deed") dated 8 October 1997 made between the Manager and Perpetual, as amended from time to time; (ii) a Series Supplement (the "Series Supplement") dated [[ ]] made between Commonwealth Bank of Australia, ACN 123 123 124 (generally the "Bank" and in its respective capacities under the Series Supplement the "Seller" and the initial "Servicer"), the Manager and the Issuer; (iii) a Security Trust Deed (the "Security Trust Deed") dated [[ ]] made between the Issuer, the Manager, the Class A-1 Note Trustee and P.T. Limited, ACN 004 454 666 (the "Security Trustee"); (iv) the Class A-1 Note Trust Deed; (v) these terms and conditions (the "Conditions"); and (vi) the Agency Agreement (as defined below).

       Certain provisions of these Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in Condition [ ]
       3) and are subject to the detailed provisions of the Transaction Documents, a copy of which may be inspected as indicated in Condition [ ] 3.

       Payments of interest and principal, and the calculation of certain amounts and rates, under these Conditions in respect of the Class A-1 Notes will be made pursuant to an Agency Agreement (the "Agency Agreement") dated [.] made between the Issuer, the Class A-1 Note Trustee, the Manager, The Bank of New York, New York Branch, as the initial principal paying agent (the "Principal Paying Agent") (together with any other paying agent appointed from time to time under the Agency Agreement, the "Paying Agents"), as the initial agent bank (the "Agent Bank") and as the initial Class A-1 note registrar (the "Class A-1 Note Registrar") and The Bank of New York, London Branch as an initial paying agent.

       The Issuer has entered into ISDA Master Agreements (each a "Currency Swap Agreement") with Merrill Lynch Capital Services Inc. and Commonwealth Bank of Australia (each a "Currency Swap Provider") and the Manager, each together with a schedule and a credit support annex and a confirmation relating thereto in respect of the Class A-1 Notes (each such confirmation documenting a "Class A-1 Currency Swap").

       The Class A-1 Notes will on issue be listed on the London Stock Exchange Limited (the "London Stock Exchange").

       "US$" means the lawful currency for the time being of the United States of America and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2.     Definitions and Interpretation

2.1    Incorporated Definitions and other Provisions

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       Where in these Conditions a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that other Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of these Conditions unless and until the amendment: (a) if it does not effect a Payment Modification (as defined in Condition 10.3) is either: (i) if the Class A-1 Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the Class A-1 Noteholders, consented to by the Class A-1 Note Trustee; or (ii) otherwise, approved by a Special Majority (as defined in Condition 10.3) of the Class A-1 Noteholders under the Class A-1 Note Trust Deed; or (b) if the amendment does effect a Payment Modification (as defined in Condition 10.3), is consented to by each Class A-1 Noteholder.

2.2    Interpretation

       In these Conditions, unless the context otherwise requires: (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation; (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder; (c) subject to Condition [ ] 2.1, a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time; (d) words importing the singular include the plural (and vice versa); (e) words denoting a given gender include all other genders; and (f) headings are for convenience only and do not affect the interpretation of these Conditions.

2.3    Calculations

       Except as expressly provided otherwise in these Conditions, all calculations in a given currency under these Conditions will be rounded down to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

3.     Class A-1 Noteholders Bound

       The Class A-1 Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection during normal business hours on New York business days at the registered office for the time being of the Class A-1 Note Trustee (which is, at the date of these Conditions, 101 Barclay Street, 21W, New York, New York, 10286 ).

       "Transaction Documents" means the Master Trust Deed in so far as it relates to the Series Trust, the Series Supplement, the Currency Swap Agreements, the Interest Rate Swap Agreement, the Liquidity Facility Agreement, the Standby Redraw Facility Agreement, the GEMICO Mortgage Insurance Policies, the Security Trust Deed, the Dealer Agreement, the Underwriting Agreement, the Class A-1 Note Trust Deed, these Conditions, the Agency Agreement and any other document which is agreed by the

       Manager and the Issuer to be a Transaction Document in relation to the Series Trust.

       "Dealer Agreement", "GEMICO Mortgage Insurance Policies", "Interest Rate Swap Agreement", "Liquidity Facility Agreement", "Standby Redraw Facility Agreement" and "Underwriting Agreement" have the same respective meanings as in the Series Supplement. [[ ] Further details of these documents are contained in "The Mortgage Insurance Policies", "Description of the Class A-1 Notes - The Interest Rate Swaps", "Description of the Transaction Documents - The Liquidity Facility, - The Standby Redraw Facility", "Plan of Distribution" and "Listing and General Information - Transaction Documents Available for Inspection" of this prospectus.]

4. Form, Denomination and Title of and to, and the issue of definitive, Class A-1 Notes

4.1    Form and Denomination

       The Class A-1 Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 or integral multiples thereof. The initial principal amount of each Class A-1 Note (the "Initial Invested Amount" in relation to that Class A-1 Note) will be stated on its face.

4.2    Title

       Title to the Class A-1 Notes will only be shown on, and will only pass by registration in, the register (the "Class A-1 Note Register") maintained by the Class A-1 Note Registrar in accordance with the Agency Agreement. Class A-1 Notes may be transferred, or may be exchanged for other Class A-1 Notes in any authorised denominations and a like Invested Amount (as defined in Condition [ ]6.4), upon the surrender of the Class A-1 Notes to be transferred or exchanged duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an eligible guarantor institution) and the provision of such other documents as the Class A-1 Note Registrar may reasonably require, to a specified office of the Class A-1 Note Registrar (as set out at the end of these Conditions or otherwise notified to Class A-1 Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the Class A-1 Note Registrar may require payment by the Class A-1 Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Notes. The Class A-1 Note Registrar need not register transfers or exchanges of Class A-1 Notes for a period of 30 days preceding the due date for any payment with respect to the Class A-1 Notes or for a period, not exceeding 30 days, specified by the Class A-1 Note Trustee prior to any meeting, which includes Class A-1 Noteholders, under the Master Trust Deed or the Security Trust Deed. The Issuer, the Class A-1 Note Trustee, the Manager, the Agent Bank and each Paying Agent may accept the correctness of the Class A-1 Note Register and any information provided to it by the Class A-1 Note Registrar and is not required to enquire into its authenticity. None of the Issuer, the Class A-1 Note Trustee, the Manager, the Agent Bank, any Paying Agent or the Class A-1 Note Registrar is liable for any mistake in the Class A-1 Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

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

5. Status, Security and Relationship between the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Redraw Bonds

5.1    Status of the Securities

       The Notes and the Redraw Bonds (as defined in Condition [ ] 5.6) (together the "Securities") are direct, secured (as described in Condition [ ] 5.2) limited recourse (as described in Condition [ ] 5.3) obligations of the Issuer.

5.2    Security

       The obligations of the Issuer under the Securities are (amongst the other payment obligations of the Issuer comprising the Secured Moneys (as defined below)) secured, pursuant to the Security Trust Deed, in favour of the Security Trustee as trustee for the Secured Creditors (as defined below), by a floating charge (the "Charge") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Series Trust (the "Charged Property"). The Charged Property includes an equitable interest in certain mortgage loans, and related mortgages, acquired by the Issuer from the Seller. The Charge is a first ranking security, subject only to the Prior Interest in the Charged Property.

       [[ ] Further details regarding the Charged Property are contained in "Description of the Assets of the Trust" of this prospectus]

       "Class A Noteholders" means the Class A-1 Noteholders and the Class A-2 Noteholders (as defined in the Series Supplement).

       "Invested Amount" in relation to a Class A-1 Note is defined in Condition [ ]6.4 and in relation to a Class A-2 Note, Class B Note or Redraw Bond means (as defined in the Series Supplement) A$100,000 less the aggregate of all amounts previously paid in relation to that Note or Redraw Bond on account of principal pursuant to clause [ ]10.3(c) of the Series Supplement.

       "Prior Interest" means the lien over, and right of indemnification from, the Charged Property held by the Issuer under, and calculated in accordance with, the Master Trust Deed for the fees, costs, charges and expenses incurred by or payable to the Issuer (in its capacity as trustee of the Series Trust) in accordance with the Master Trust Deed and the Series Supplement (other than the Secured Moneys) which are unpaid or paid by the Issuer but not reimbursed to the Issuer from the assets and property of the Series Trust.

       "Secured Creditors" means the Class A-1 Note Trustee (in its personal capacity and as trustee of the Class A-1 Trust established under the Class A-1 Note Trust Deed), each Paying Agent, each Securityholder, each Hedge Provider, the Liquidity Facility Provider (as defined in the Series Supplement), the Standby Redraw Facility Provider (as defined in the Series Supplement), the Servicer and the Seller.

       "Secured Moneys" means, without double counting, the aggregate of all moneys owing to the Security Trustee or to a Secured Creditor under any of the Transaction

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

       Documents, whether such amounts are liquidated or not or are contingent or presently accrued due, and includes all rights sounding in damages only provided that:

       (a) the amount owing by the Issuer in relation to the principal component of a Security is to be calculated by reference to the Invested Amount of that Security;

       (b) the amount owing by the Issuer in relation to the principal component of the Standby Redraw Facility Agreement is to be calculated by reference to the aggregate of the Standby Redraw Facility Principal and the Unreimbursed Principal Charge-offs in relation to the Standby Redraw Facility Principal; and

       (c) the Secured Moneys do not include any fees or value added tax payable to the Class A-1 Note Trustee or an Agent referred to in clause [ ]12.7 of the Class A-1 Note Trust Deed or Clause [ ]12.6 of the Agency Agreement.

       "Securityholders" means the Class A Noteholders, the Class B Noteholders (as defined in the Series Supplement) and the Redraw Bondholders (as defined in the Series Supplement).

5.3    Limited Recourse

       The liability of the Issuer to make interest and principal payments on the Class A-1 Securities is limited, except in certain circumstances described in Condition [ ]12, to the assets and property of the Series Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Series Supplement (prior to enforcement of the Charge) or the Security Trust Deed (following enforcement of the Charge).

       The net proceeds of realisation of the assets and property of the Series Trust (including following enforcement of the Charge) may be insufficient to pay all amounts due to the Class A-1 Noteholders and any other amounts ranking in priority to or equally with amounts due to the Class A-1 Noteholders. Except in the limited circumstances described in Condition [ ]12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other series trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Class A-1 Noteholders.

       None of the Bank, the Manager, the Class A-1 Note Trustee, the Security Trustee, any Agent, each Currency Swap Provider or the Managers (as defined in the Underwriting Agreement), amongst others, has any obligation to any Class A-1 Noteholder for payment of any amount owed by the Issuer in respect of the Class A-1 Notes.

5.4    No Preference within the Class A-1 Notes

       The Class A-1 Notes rank equally and rateably and without any preference or priority

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

       among themselves.

5.5    Ranking of Class A-1 and Class A-2 Notes

       Prior to the enforcement of the Charge, under the Series Supplement the Class A-1 Notes and Class A-2 Notes will rank equally and rateably in relation to the payment of interest and the repayment of principal (the amounts payable by the Issuer under the Series Supplement in relation to the Class A-1 Notes will be calculated by reference to the applicable Australian dollar amounts payable by the Issuer to the Currency Swap Providers, which rank equally and rateably with amounts payable in respect of the Class A-2 Notes, which in turn will be applied to meet the payment of interest and the repayment of principal (as applicable) on the Class A-1 Notes as explained, respectively, in Conditions [ ] 6.9 and 7.2). Following enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Class A-1 Notes and the Class A-2 Notes will rank rateably (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders, the Class A-2 Noteholders and the other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

5.6    Issue of Redraw Bonds

       Under the Series Supplement, the Issuer is entitled to issue debt securities ("Redraw Bonds") from time to time at the direction of the Manager. If prior to a Determination Date, the Manager considers that the aggregate of:

       (a) the Principal Collections, the Principal Charge-Off Reimbursements (as defined in Condition [ ] 7.10) and the Other Principal Amounts for the Collection Period ending on the Determination Date; and

       (b) the Standby Redraw Facility Advance (as hereinafter defined) (if any) to be made on the next Distribution Date (as defined in Condition [ ] 6.2),

       as estimated by the Manager are likely to be insufficient to meet in full the aggregate of:

       (c)  the Seller Advances; and

       (d)    the Standby Redraw Facility Principal,

       that the Manager estimates will be outstanding on the Determination Date, the Manager may direct the Issuer to issue Redraw Bonds for a principal amount specified in the direction. The maximum Stated Amount (as hereinafter defined) of the Redraw Bonds outstanding on any Distribution Date (after taking into account any expected repayment of principal on the Redraw Bonds on that Distribution Date) must not exceed the Redraw Bond Principal Limit.

       "Collection Period", "Determination Date", "Other Principal Amount", "Principal Collections", "Redraw Bond Principal Limit", "Seller Advance", "Standby Redraw

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

       Facility Advance", "Standby Redraw Facility Principal" and "Stated Amount" in relation to the Redraw Bonds have the same respective meanings as in the Series Supplement. [[ ] For a description of these, see "Description of the Class A-1 Notes - Key Dates and Periods, - Determination of the Available Principal Amount and - Redraws" and "Glossary" of this prospectus.]

       Prior to the enforcement of the Charge, under the Series Supplement: (i) the payment of interest on the Redraw Bonds will rank equally and rateably with the payment of interest on the Class A Notes (or, in the case of the Class A-1 Notes, equally and rateably with the payment of the relevant A$ amount by the Issuer to the Currency Swap Providers which in turn will be applied to meet the payment of interest on the Class A-1 Notes as explained in Condition [ ] 6.9); and (ii) the repayment of principal on the Redraw Bonds will rank ahead of the repayment of principal on the Class A Notes (or, in the case of the Class A-1 Notes, ahead of the payment of the relevant A$ amount by the Issuer to the Currency Swap Providers which in turn will be applied to meet the repayment of principal on the Class A-1 Notes as explained in Condition [] 7.2).

       Following the enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Redraw Bonds will rank rateably with the payment of amounts owing in relation to the Class A Notes (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders and Redraw Bondholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

5.7    Subordination of Class B Notes

       Prior to the enforcement of the Charge, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Class A Notes and the Redraw Bonds in accordance with the Series Supplement; and the repayment of the principal on the Class B Notes is, to a certain extent, subordinated to, amongst other things, the repayment of the principal on the Class A Notes and the Redraw Bonds in accordance with the calculations to be made of the amounts to be paid by the Issuer under the Series Supplement (in the case of the Class A-1 Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Issuer to the Currency Swap Providers which in turn will be applied to meet the payment of interest and the repayment of principal on the Class A-1 Notes as explained, respectively, in Conditions [ ] 6.9 and 7.2.). [[ ] For a description of the order of application of available proceeds under the Series Trust, the consequent subordination of the payment of interest and repayment of principal on the Class B Notes, see "Description of the Class A-1 Notes -Distribution of the Available Income Amount, - Distribution of the Available Principal Amount and - Allocation of Principal to Class A Notes and Class B Notes" of this prospectus]

       Following the enforcement of the Charge, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Class A Notes and the Redraw Bonds (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders, and Class B Noteholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed). [[ ] For a description of the order of application of the proceeds of the enforcement of the Charge under the Security Trust Deed, see "Description of the Transaction Documents - The Security Trust Deed - Priorities under the Security Trust Deed" of this prospectus.]

       The Security Trust Deed contains provisions requiring the Security Trustee, subject to other provisions of the Security Trust Deed, to give priority to the interests of the Class A Noteholders and the Redraw Bondholders if there is a conflict between the interests of the Class A Noteholders and the Redraw Bondholders (on the one hand) and any other Secured Creditor, including the Class B Noteholders (on the other hand). In determining the interests of the Class A-1 Noteholders, the Security Trustee may rely on a determination of the Class A-1 Note Trustee.

5.8    The Securities Rank Equally Except as Provided in the Transaction
       Documents

       The Securities enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6.     Interest

6.1    Period of Accrual

       Each Class A-1 Note accrues interest from (and including) [[ ]] (the "Closing Date") and ceases to accrue interest on (but excluding) the earliest of:

       (a) the date on which the Stated Amount (as hereinafter defined) of the Class A-1 Note is reduced to zero and all accrued but previously unpaid interest, is paid in full;

       (b) the date on which the Class A-1 Note is redeemed or repaid in full in accordance with Condition [ ] 7 (other than Condition [ ] 7.6) unless, upon presentation, payment is improperly withheld or refused in which case the Class A-1 Note will continue to bear interest in accordance with this Condition [ ] 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

              (i) the day on which all sums due in respect of the Class A-1 Note up to that day are received by or on behalf of the Class A-1 Noteholder; and

              (ii) the seventh day after notice is given to the Class A-1 Noteholder (either in accordance with Condition [ ] 11.1 or individually) that, where required by Condition 8.2, upon presentation thereof being duly made, such payment will be made, provided that upon such presentation payment is in fact made; and

       (c) the date on which the Class A-1 Note is deemed to be redeemed in accordance with Condition [ ] 7.6.

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

       "Stated Amount" in relation to:

       (a) a Class A-1 Note at any given time means the Initial Invested Amount of that Class A-1 Note less the sum of:

              (i) the aggregate of all amounts previously paid in relation to that Class A-1 Note on account of principal pursuant to Condition [ ] 7.2(c); and

              (ii) the aggregate of all then Unreimbursed Principal Charge-offs (as defined in Condition [ ] 7.10) in relation to that Class A-1 Note; and

       (b) any other Security at any given time means (as defined in the Series Supplement) A$100,000 less the sum of:

              (i) the aggregate of all amounts previously paid in relation to that A$ Security on account of principal pursuant to clause [ ]10.3 of the Series Supplement; and
              (ii) the aggregate of all then Unreimbursed Principal Charge-Offs (as defined in the Series Supplement) in relation to that A$Security.

       [[ ] For a description of how the Stated Amount is determined for the Securities see "Description of the Class A-1 Notes - Distribution of the Available Principal Amounts - Allocations of Principal to Class A Notes and Class B Notes and - Principal Charge-Off" and "Glossary" of this prospectus.]

6.2    Accrual Periods

       The period that a Class A-1 Note accrues interest in accordance with Condition [ ] 6.1 is divided into periods (each an "Accrual Period"). The first Accrual Period for a Class A-1 Note commences on (and includes) the Closing Date and ends on (but does not include) the first Distribution Date thereafter. Each succeeding Accrual Period for a Class A-1 Note commences on (and includes) a Distribution Date and ends on (but does not include) the next Distribution Date. The final Accrual Period for a Class A-1 Note ends on (but does not include) the date on which interest ceases to accrue on the Class A-1 Note pursuant to Condition [ ] 6.1.

       "Distribution Date" means the 12th day of [[ ] July, October, January and April] in each year (or, if such a day is not a Business Day, the next Business Day). The first Distribution Date is 12 [[ ]July] 2000 (or, if that day is not a Business Day, the next Business Day).

       "Business Day" means any day on which banks are open for business in Sydney, New York City and London other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

6.3    Interest Rate for the Class A-1 Notes

       The rate of interest ("Interest Rate") payable from time to time in respect of a Class A-1 Note and an Accrual Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Accrual Period and the Issue Margin (as hereinafter defined) in relation to the Class A-1 Note.

       "USD-LIBOR-BBA" for an Accrual Period will be calculated by the Agent Bank in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Accrual Period, to paragraph (c) below):

       (a) on the second Banking Day before the beginning of the Accrual Period (a "Rate Set Date") the Agent Bank will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Accrual Period for three-month deposits in US dollars in the London inter-bank market which appears on the Rate Page (as hereinafter defined) as of 11.00am, London time, on the Rate Set Date;

       (b) if such rate does not appear on the Rate Page at that time, the USD-LIBOR-BBA for that Accrual Period will be determined as if the Issuer and the Agent Bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an Accrual Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Agent Bank) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Agent Bank and the Currency Swap Providers, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Accrual Period will be the most recently determined rate in accordance with paragraph (a); and

       (c) the USD-LIBOR-BBA for the first Accrual Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Accrual Period.

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

       "Banking Day" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

       "Rate Page" means Telerate Page 3750 or, if Telerate Page 3750 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the Class A-1 Note Trustee.

       "Issue Margin" in relation to a Class A-1 Note means, subject to the following:

       (a) for the period from, and including, the Closing Date to, but excluding, the Call Date (as defined in Condition [ ] 7.3), [[ ]]% per annum; and

       (b) for the period from, and including, the Call Date to, but excluding, the date on which that Class A-1 Note ceases to accrue interest in accordance with Condition [ ] 6.1, [[ ]]% per annum.

       If on or after the Call Date the Issuer, at the direction of the Manager, proposes to exercise its option to redeem the Securities at their Stated Amount in accordance with Condition 7.3 on a Distribution Date but is unable to do so because, following a meeting of Securityholders convened under the provisions of the Security Trust Deed by the Manager for this purpose, the Securityholders have not approved by an Extraordinary Resolution (as defined in Condition [ ] 9.1) the redemption of the Securities at their Stated Amount, then the Issue Margin in relation to each Class A-1 Note from, and including, that Distribution Date to, but excluding, the date on which that Class A-1 Note ceases to accrue interest in accordance with Condition 6.1, is [[ ]]% per annum.

       There is no maximum or minimum Interest Rate for the Class A-1 Notes.

6.4    Calculation of Interest on the Class A-1 Notes

       Interest on each Class A-1 Note for an Accrual Period (the "Class A-1 Interest Amount") is calculated by applying the Interest Rate for that Class A-1 Note for that Accrual Period to the Invested Amount of that Class A-1 Note on the first day of the Accrual Period (after taking into account any reductions in the Invested Amount of that Class A-1 Note on that day), by then multiplying such product by the actual number of days in the Accrual Period divided by 360 and rounding the resultant figure down to the nearest cent.

       "Invested Amount" in relation to a Class A-1 Note means the Initial Invested Amount of that Class A-1 Note less the aggregate of all amounts previously paid in relation to that Class A-1 Note on account of principal pursuant to Condition [ ] 7.2(c).

6.5    Determination of Interest Rate and Class A-1 Interest Amount

       The Agent Bank will, as soon as practicable after 11.00am (London time or, if

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

       applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the Class A-1 Notes, and calculate the Class A-1 Interest Amount, for the immediately succeeding Accrual Period in accordance with, respectively, Conditions 6.3 and 6.4. The determination of the Interest Rate, and the calculation of the Class A-1 Interest Amount, by the Agent Bank in accordance with, respectively, Conditions
       6.3 and 6.4 will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

6.6    Notification and Publication of Interest Rate and Class A-1 Interest
       Amount

       The Agent Bank will cause the Interest Rate and the Class A-1 Interest Amount for each Accrual Period, and the date of the next Distribution Date, to be notified to the Issuer, the Manager, the Class A-1 Note Trustee, the Currency Swap Providers, the Paying Agents and the London Stock Exchange (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange) on or as soon as practical after the Agent Bank has determined the Interest Rate and calculated the Class A-1 Interest Amount or on such earlier date as the London Stock Exchange may require (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange) and will cause the same to be published in accordance with Condition 11.2 as soon as practical after that notification. The Class A-1 Interest Amount and the Distribution Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Accrual Period. If following the occurrence of an Event of Default (as defined in Condition 9.1), the Security Trustee declares in accordance with the Security Trust Deed that the Class A-1 Notes are immediately due and payable, the Class A-1 Interest Amount and the Interest Rate in respect of the Class A-1 Notes will nevertheless continue to be calculated by the Agent Bank in accordance with this Condition, but no publication of the Class A-1 Interest Amount or the Interest Rate so calculated or the Distribution Dates needs to be made unless, in the case of the Class A-1 Interest Amount or the Interest Rate, the Class A-1 Note Trustee otherwise requires.

       [[ ] For a description of the expression "Event of Default" see "Description of the Transaction Documents - The Security Trust Deed" and "Glossary" of this prospectus.]

6.7    Determination or Calculation by the Class A-1 Note Trustee

       If the Agent Bank at any time for any reason does not determine the Interest Rate in respect of the Class A-1 Notes, or calculate the Class A-1 Interest Amount, in accordance with this Condition [ ] 6, the Class A-1 Note Trustee will do so and each such determination or calculation by the Class A-1 Note Trustee will be as if made by the Agent Bank. In doing so, the Class A-1 Note Trustee will apply the foregoing provisions of this Condition [ ] 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8    Agent Bank

       The Issuer will procure that, for so long as any of the Class A-1 Notes remain outstanding, there will at all times be an Agent Bank. The Issuer, at the direction of the Manager, may with the prior written approval of the Class A-1 Note Trustee, terminate the appointment of the Agent Bank immediately on the occurrence of certain events specified in the Agency Agreement in relation thereto or, otherwise, by giving not less than 60 days' notice in writing to, amongst others, the Agent Bank. Notice of that termination will be given by the Issuer to the Class A-1 Noteholders in accordance with Condition [ ] 11.1. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer, at the direction of the Manager, will appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the Class A-1 Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer to the Class A-1 Noteholders in accordance with Condition [ ] 11.1. The initial Agent Bank and its specified office are set out at the end of these Conditions.

6.9    Payment of the Class A-1 Interest Amount

       The Class A-1 Interest Amount for each Accrual Period in relation to a Class A-1 Note is payable in arrear in US$ on the Distribution Date which is the last day of the Accrual Period. On each Distribution Date prior to the enforcement of the Charge, the Issuer must:

       (a) to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the directions of the Manager, the A$ Class A-1 Interest Amount and any A$ Unpaid Class A-1 Interest Amount in relation to that Distribution Date rateably to the Currency Swap Providers in accordance with the Class A-1 Currency Swaps;

       (b) direct each Currency Swap Provider (which direction may be contained in the relevant Class A-1 Currency Swap) to pay the Class A-1 Interest Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

       (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-1 Interest Payments received by it from the Currency Swap Providers on a Distribution Date rateably amongst the Class A-1 Notes based on their Stated Amounts towards the Class A-1 Interest Amount in relation to each Class A-1 Note in relation to the Accrual Period ending on that Distribution Date and any then Class A-1 Unpaid Interest Amount (as defined in Condition [ ] 6.10) in relation to each Class A-1 Note (to the extent included in the Class A-1 Interest Payment) in accordance with, and subject to, these Conditions and the Agency Agreement.

       "A$ Class A-1 Interest Amount" , "A$ Class A-1 Unpaid Interest Amount" and "Class A-1 Interest Payment" have the same respective meanings as in the Series Supplement. [[ ] The method for calculating these, the order of application of available funds for payment of the $A Class A-1 Interest Amount and $A Class A-1 Unpaid Interest Amount on a Distribution Date and other payments ranking in priority to or equally with payment of those amounts on a Distribution Date under the Series

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

       Supplement are explained in "Description of the Class A-1 Notes -Distribution of the Available Income Amount and - the Currency Swap - Interest Payments" of this prospectus].

6.10   Interest on unpaid Interest Amounts

       If interest is not paid in respect of a Class A-1 Note on the date when due and payable, that unpaid interest will itself bear interest at the Interest Rate in relation to the Class A-1 Notes applicable from time to time until (but excluding the date of payment) the unpaid interest, and interest on it, is paid in accordance with Condition [ ] 6.9 (the unpaid interest and interest on that unpaid interest, in relation to a Class A-1 Note, is a "Class A-1 Unpaid Interest Amount").

7.     Redemption of the Class A-1 Notes

7.1    Final redemption of the Class A-1 Notes

       Unless previously redeemed (or deemed to be redeemed) in full, the Issuer will redeem the Class A-1 Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Distribution Date occurring in July 2030 (the "Scheduled Maturity Date").

7.2    Part Redemption of Class A-1 Notes

       Subject to Conditions [ ] 7.3, 7.4 and 7.6, on each Distribution Date prior to the enforcement of the Charge until the Stated Amount of the Class A-1 Notes is reduced to zero the Issuer must :

       (a) pay, in accordance with the directions of the Manager, the A$ Class A-1 Principal Amount (if any) in relation to that Distribution Date to the Currency Swap Providers in accordance with the Class A-1 Currency Swaps;

       (b) direct each Currency Swap Providers (which instruction may be contained in the relevant Class A-1 Currency Swap) to pay on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement the US$ Equivalent of the amount of the A$ Class A-1 Principal Amount (such US$ Equivalent of the A$ Class A-1 Principal Amount being the "Class A-1 Principal Amount") received by the Currency Swap Provider from the Issuer on that Distribution Date; and

       (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay Class A-1 Principal Amount received from the Currency Swap Providers equally amongst the Class A-1 Notes towards the repayment of the Stated Amount on the Class A-1 Notes in accordance with, and subject to, these Conditions and the Agency Agreement. Such a payment of the Stated Amount on a Class A-1 Note will constitute a redemption of the Class A-1 Note in part to the extent of such repayment and, upon such repayment, the obligation of the Issuer with respect to the Class A-1 Note will be discharged to the extent of such repayment.

       "A$ Class A-1 Principal Amount" and "US$ Equivalent" have the same respective meanings as in the Series Supplement. [[ ] The method for calculating these and the other payments ranking in priority to or equally with the payment of the A$ Class A-1 Principal Amount on a Distribution Date under the Series Supplement are described in

       "Description of Class A-1 Notes - Distribution of the Available Principal Amount, - Allocation of Principal to Class A Notes and Class B Notes and
       - The Currency Swap - Principal Payments of this prospectus.]

7.3    Call Option

       The Issuer will, subject to the other provisions of this Condition 7 and prior to the enforcement of the Charge, when directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, on any Distribution Date falling on or after the earlier of:

       (a) the date on which the aggregate Mortgage Loan Principal (as defined in the Series Supplement) expressed as a percentage of the aggregate Mortgage Loan Principal at the beginning of business (Sydney time) on [[ ]] falls below 10%; and

       (b)    the Distribution Date falling in [[ ]] (the "Call Date").

       Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition [ ] 9.1) of the Securityholders together.

       The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities on such a Distribution Date unless the Issuer is in a position on the Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

       The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this Condition 7.3 will occur to the Seller, the Class A-1 Note Trustee, the Principal Paying Agent, the Agent Bank and to the Class A-1 Noteholders in accordance with Condition 11.1.

7.4    Redemption for Taxation or Other Reasons

       If the Manager satisfies the Issuer and the Class A-1 Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer becomes subject (or the application or official interpretation thereof) (a "Relevant Jurisdiction") from that in effect on the Closing Date, either:

       (a) on the next Distribution Date the Issuer will be required to deduct or withhold from any payment of principal or interest in respect of the Class A-1 Notes

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

              or any other class of the Securities any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

       (b) the total amount payable in respect of interest in relation to any of the Mortgage Loans (as defined in the Series Supplement) for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer taking reasonable measures available to it, the Issuer must, when so directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities on any subsequent Distribution Date at their then Invested Amount, subject to the following, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition [ ] 9.1) of the Securityholders together.

       The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities unless the Issuer is in a position on such Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

       The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this Condition [ ] 7.4 will occur to the Class A-1 Note Trustee, the Seller, the Principal Paying Agent, the Class A-1 Note Registrar, the Agent Bank and the Class A-1 Noteholders in accordance with Condition [ ] 11.1.

       If an event referred to in paragraph (a) of this Condition 7.4 occurs in respect of only the Class A-1 Notes (and not any other Securities) and as a result thereof the Issuer gives notice in accordance with this Condition 7.4 that it proposes to redeem all of the Securities on the Distribution Date referred to in that notice, the Class A-1 Noteholders may by a Special Majority (as defined in Condition 10.3) in accordance with the Class A-1 Note Trust Deed elect that they do not require the Issuer to redeem the Class A-1 Notes. If the Class A-1 Noteholders make such an election they (or the Class A-1 Note Trustee on their behalf) must notify the Issuer and the Manager not less than 21 days before the proposed Distribution Date for the redemption of the Class A-1 Notes. Upon receipt of such a notice, the Issuer must not so redeem the Securities.

7.5    Certification

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

       For the purpose of any redemption made under Condition [ ] 7.3 or 7.4, the Issuer and the Class A-1 Note Trustee may rely on any certificate of an Authorised Officer (as defined in the Master Trust Deed) of the Manager that the Issuer will be in a position to repay in respect of the Securities their then Invested Amount or Stated Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Security Trust Deed to be paid in priority to or equally with the Securities if the Charge were enforced.

7.6    Redemption on Final Payment

       Upon a final distribution being made in respect of the Class A-1 Notes under clause [ ]26.12 of the Series Supplement or clause [ ]13.1 of the Security Trust Deed, the Class A-1 Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Class A-1 Interest Amount or any Class A-1 Unpaid Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Class A-1 Notes will be extinguished in full.

       [[ ] For a description of the circumstances in which a final distribution will be made in respect of the Class A-1 Notes see "Description of the Class A-1 Notes - Termination of the Trust" and "Description of the Transaction Documents -The Security Trust Deed" of this prospectus.]

7.7    Cancellation

       All Class A-1 Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Conditions will be cancelled and may not be resold or reissued.

7.8    No Payment in excess of Stated Amount

       Subject to Conditions [ ]7.3 and 7.4, no amount of principal will be repaid in respect of a Class A-1 Note in excess of the Stated Amount of the Class A-1 Note.

7.9    Application of Principal Charge-offs

       If on a Determination Date (as hereinafter defined) any Principal Charge-off is allocated to the Class A-1 Notes in accordance with the Series Supplement, it will reduce the Stated Amount of the Class A-1 Notes (equally and rateably according to their Stated Amount) by an amount equal to the US$ Equivalent of the amount so allocated until the Stated Amount of the Class A-1 Notes is reduced to zero. A reduction in the Stated Amount of a Class A-1 Note in accordance with the foregoing will take effect on the next Distribution Date.

       "Determination Date" and "Principal Charge-off" have the same respective meanings as in the Series Supplement. [[ ] These expressions, the method of calculating a Principal Charge-off and the application of a Principal Charge-off amongst the Securities (and others) are explained in "Description of the Class A-1 Notes - Key Dates and Periods and - Principal Charge-offs" of this prospectus.]

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

7.10   Principal Charge-offs Reimbursement

       If on a Determination Date any Principal Charge-off Reimbursement is allocated to the Class A-1 Notes in accordance with the Series Supplement, it will reduce the Unreimbursed Principal Charge-offs of the Class A-1 Notes (rateably according to their amount of Unreimbursed Principal Charge-offs) by an amount equal to the US$ Equivalent of the amount so allocated until the Unreimbursed Principal Charge-offs in respect of the Class A-1 Notes are reduced to zero. A reduction in the Unreimbursed Principal Charge-offs in respect of the Class A-1 Notes in accordance with the foregoing, and the resultant increase in the Stated Amount of the Class A-1 Notes, will take effect on the next Distribution Date.

       "Principal Charge-off Reimbursement" has the same meaning as in the Series Supplement. [[ ] This expression, the method of calculating a Principal Charge-off Reimbursement and the allocation of a Principal Charge-off Reimbursement amongst the Securities (and others) is explained in "Description of the Class A-1 Notes - Principal Charge-offs" of this prospectus.]

       "Unreimbursed Principal Charge-offs" in relation to a Class A-1 Note at any time means the aggregate of the US$ Equivalent of the Principal Charge-offs up to and including that time allocated to the Class A-1 Note in accordance with Condition [ ] 7.9 less the aggregate of the US$ Equivalent of the Principal Charge-off Reimbursements prior to that time allocated to the Class A-1 Note in accordance with this Condition [ ] 7.10.

7.11 Calculation of Class A-1 Principal Amounts, Stated Amounts and other amounts

       (a) No later than two Business Days prior to each Distribution Date, the Manager will determine: (i) the amount of any Class A-1 Principal Amount payable in respect of each Class A-1 Note on the Distribution Date; (ii) the Stated Amount and Invested Amount of each Class A-1 Note as at the first day of the Accrual Period commencing on the Distribution Date (after deducting any Class A-1 Principal Amounts due to be paid in respect of such Class A-1 Note on that Distribution Date and after making any other adjustments to the Stated Amount or the Invested Amount (as the case may be) of the Class A-1 Note in accordance with these Conditions on or with effect from that Distribution Date); (iii) the Class A-1 Note Factor (as defined below) as at that Distribution Date; and (iv) the amount of the Class A-1 Interest Payment to be made on the Distribution Date applicable to each Class A-1 Note.

       (b) The Manager will notify the Issuer, the Class A-1 Note Trustee, the Principal Paying Agent, the Agent Bank, the Class A-1 Note Registrar and the London Stock Exchange (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange) as soon as practical (and in any event by not later than two Business Days prior to the Distribution Date or on such earlier date as the London Stock Exchange may require (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange)) of each determination of an amount or percentage referred to in Condition [ ] 7.11(a) and will cause details of each of those determinations to be published in accordance with Condition [ ] 11.2 as soon as practical after that notification. If no Class A-1 Principal Amount is due to be paid on the Class A-1 Notes on any Distribution Date the Manager will cause a notice to be given in accordance with Condition [ ] 11.2 as soon as practicable (and in any event by no later than the relevant Distribution Date).

       (c) If the Manager does not at any time for any reason determine a Class A-1 Principal Amount, the Invested Amount or the Stated Amount applicable to the Class A-1 Notes in accordance with this Condition, the Class A-1 Principal Amount, the Invested Amount and the Stated Amount will be determined by the Agent Bank (or, failing the Agent Bank, the Class A-1 Note Trustee) in accordance with this Condition (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager.

       "Class A-1 Note Factor" at a given time means the percentage calculated as follows:
                                        A
                              CA1NF =  ---
                                        B
       where:

       CA1NF =  the Class A-1 Note Factor;

       A = the aggregate Invested Amount of the Class A-1 Notes on the last day of the just ended Accrual Period; and

       B =  the aggregate Initial Invested Amount of the Class A-1 Notes.

8      Payments

8.1    Method of Payment

       Any instalment on account of interest or principal payable on any Class A-1 Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer to the Principal Paying Agent on the applicable Distribution Date shall be paid to the person in whose name such Class A-1 Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Class A-1 Note Register on such Record Date.

       "Record Date" in relation to a Distribution Date or any other date for any payment to be made in respect of a Class A-1 Note means the day which is the last day of the prior calendar month.

8.2    Surrender on Final Payment

       Prior to a final distribution being made in respect of the Class A-1 Notes under clause [ ]26.12 of the Series Supplement or clause [ ]13.1 of the Security Trust Deed the Class A-1 Note Trustee must notify the persons in whose names the Class A-1 Notes are registered on the relevant Record Date of the date upon which the Class A-1 Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant Class A-1 Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Class A-1 Notes and none of the Issuer, the Class A-1 Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Class A-1 Noteholder as a result of any delay in payment due to a Class A-1 Note not having been surrendered in accordance with this Condition 8.2.

       [[ ] For a description of the circumstances in which a final distribution will be made in respect of the Class A-1 Notes see "Description of the Class A-1 Notes - Termination of the Trust" and "Description of the Transaction Documents -The Security Trust Deed" of this prospectus.]

8.3    Paying Agents

       The initial Paying Agents and their respective specified offices are set out at the end of these Conditions.

       The Issuer, at the direction of the Manager, may with the prior written approval of the Class A-1 Note Trustee terminate the appointment of the Principal Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in London and New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition [ ] 11.1.

8.4    Taxation

       All payments in respect of the Class A-1 Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer nor any Paying Agent nor the Class A-1 Note Trustee will be obliged to make any additional payments in respect of the relevant Class A-1 Notes in relation to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer will notify the Class A-1 Note Trustee, the Principal Paying Agent and the Class A-1 Noteholders in accordance with Condition [ ] 11.1, thereof.

8.5    Prescription

       A Class A-1 Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated Amount of that Class A-1 Note to zero. After the date on which a Class A-1 Note becomes void in its entirety, no claim can be made in respect of it.

       "Relevant Date" in respect of a Class A-1 Note means the date on which a payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the Class A-1 Notes due on or before that date has not been duly received by the Principal Paying Agent or the Class A-1 Note Trustee on or prior to such date) the date on which, the full amount of such moneys having been so received and notice to that effect is duly given to the Class A-1 Noteholders in accordance with Condition [ ] 11.1.

8.6    Notify Late Payments

       In the event of the unconditional payment to the Principal Paying Agent or the Class A-1 Note Trustee of any sum due in respect of the Class A-1 Notes or any of them being made after the due date for payment thereof, the Issuer will forthwith give or procure to be given notice to the Class A-1 Noteholders in accordance with Condition [ ] 11.1 that such payment has been made.

8.7    Rounding of Payments

       All payments in respect of the Class A-1 Notes will be rounded down to the nearest cent.

9      Enforcement following occurrence of Event of Default

9.1    Enforcement

       The Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to Condition [ ] 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Securities immediately due and payable (in which case, subject to Condition 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Class A-1 Notes will become immediately due and payable) and enforce the Charge.

       Subject to being indemnified in accordance with the Security Trust Deed and to the provisions of Condition [ ] 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

       "Event of Default", "Extraordinary Resolution" and "Voting Secured Creditors" have the same respective meanings as in the Security Trust Deed. [[ ] For a description of these expressions, see "Description of the Transaction Documents - The Security Trust Deed" and "Glossary" of this prospectus.]

9.2    Security Trustee May Enforce Charge Without Direction

       After the Security Trustee becomes actually aware of the occurrence of an Event of Default, provided that it has been indemnified to its satisfaction in accordance with the

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       Security Trust Deed, the Security Trustee must enforce the Security Trust
       Deed without an Extraordinary Resolution of the Voting Secured Creditors if in its opinion, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Secured Creditors as a class.

9.3    Priority of Payments from Proceeds from the enforcement of the Charge

       Following the enforcement of the Charge, all moneys received in connection with the Security Trust Deed by the Security Trustee or by any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed are to be applied, subject to the Security Trust Deed, in accordance with the order of priority contained in the Security Trust Deed [[ ] For a description of the order of priority contained in the Security Trust Deed and the payment of amounts that rank in priority to or equally with the Class A-1 Notes, see "Description of the Transaction Documents - The Security Trust Deed - Priorities under the Security Trust Deed" of this prospectus.]

9.4 Security Trustee and Class A-1 Note Trustee Not Liable for Loss on enforcement

       Except in the case of fraud, negligence or wilful default (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust (in the case of the Class A-1 Note Trustee), neither the Class A-1 Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Security Trust Deed of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the Issuer or the Class A-1 Notes or relating in any way to the Charged Property. Without limitation, neither the Class A-1 Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it based on advice received by it in accordance with the applicable requirements of the Class A-1 Note Trust Deed (and the Trust Indenture Act) or the Security Trust Deed, as the case may be.

       "Trust Indenture Act" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Class A-1 Note Trust Deed.

9.5 Directions from Class A-1 Noteholders to Class A-1 Note Trustee following Event of Default

       If an Event of Default or Potential Event of Default has occurred and is known to the Class A-1 Note Trustee, the Class A-1 Note Trustee must: (a) notify each Class A-1 Noteholder of the Event of Default or Potential Event of Default, as the case may be, within 10 days (or such shorter period as may be required by the rules of the London Stock Exchange, if the Class A-1 Notes are listed on the London Stock Exchange, or the rules of any other stock exchange on which the Class A-1 Notes are listed) after becoming aware of the Event of Default or Potential Event of Default, provided that except in the case of a default in payment of principal or interest on any Class A-1

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       Note, the Class A-1 Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the Class A-1 Note Trust Deed in good faith determine that withholding the notice is in the interest of Class A-1 Noteholders; (b) if a meeting of Voting Secured Creditors is to be held under the Security Trust Deed, determine whether it proposes to seek directions from Class A-1 Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A-1 Noteholders; and (c) vote at any meeting of Voting Secured Creditors held under the Security Trust Deed in accordance, where applicable, with the directions of the Class A-1 Noteholders (whether or not solicited and whether or not all Class A-1 Noteholders have provided such directions) and otherwise in its absolute discretion. In acting in accordance with the directions of Class A-1 Noteholders the Class A-1 Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Class A-1 Notes held by Class A-1 Noteholders who have directed the Class A-1 Note Trustee to vote for or against such a proposal.

       If any of the Class A-1 Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A-1 Notes, the Class A-1 Note Trustee must not vote at a meeting of Voting Secured Creditors under the Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Charged Property unless:
       (a) a sufficient amount would be realised to discharge in full all amounts owing to the Class A-1 Noteholders in respect of the Class A-1 Notes and any other amounts owing by the Issuer to any other person ranking in priority to or with the Class A-1 Notes; (b) the Class A-1 Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the Class A-1 Note Trustee, that the cash flow receivable by the Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in paragraph (a); or (c) the Class A-1 Note Trustee is so directed by a Special Majority (as defined in Condition 10.3) of Class A-1 Noteholders.

       Subject to the mandatory provisions of the Trust Indenture Act and provisions in the Class A-1 Note Trust Deed relating to the deemed receipt of notices, the Class A-1 Note Trustee will only be considered to have knowledge or awareness of, or notice of, an Event of Default or Potential Event of Default by virtue of the officers of the Class A-1 Note Trustee (or any related body corporate of the Class A-1 Note Trustee) which have the day to day responsibility for the administration or management of the Class A-1 Note Trustee's (or a related body corporate of the Class A-1 Note Trustee's) obligations in relation to the Series Trust, the trust created under the Class A-1 Note Trust Deed or the Class A-1 Note Trust Deed, having actual knowledge, actual awareness or actual notice of the occurrence of the events or circumstances constituting an Event of Default or Potential Event of Default, as the case may be, or grounds or reason to believe that such events or circumstances have occurred.

       "Potential Event of Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

9.6    Only Security Trustee May Enforce Charge

       Only the Security Trustee may enforce the Charge and neither the Class A-1 Note Trustee nor any Class A-1 Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions

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       of the Security Trust Deed, the Class A-1 Note Trust Deed, the Class A-1
       Notes or any other applicable Transaction Document, except as provided for in the Security Trust Deed, the Class A-1 Note Trust Deed, the Master Trust Deed and the Series Supplement. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Charged Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

 9.7   Exercise of Class A-1 Noteholder Rights by Class A-1 Note Trustee

       The rights, remedies and discretions of the Class A-1 Noteholders under the Security Trust Deed including all rights to vote or to give an instruction or consent can only be exercised by the Class A-1 Note Trustee on behalf of the Class A-1 Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Class A-1 Note Trustee as being given on behalf of the Class A-1 Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Class A-1 Note Trust Deed, whether the Class A-1 Note Trustee or the Class A-1 Noteholders from time to time have complied with any requirements under the Class A-1 Note Trust Deed or as to the reasonableness or otherwise of the Class A-1 Note Trustee.

10 Meetings of Voting Secured Creditors, directions of Class A-1 Noteholders, modifications, consents, waivers and indemnities

10.1   Meetings of Voting Secured Creditors

       The Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Securities immediately due and payable and/or to enforce the Charge.

10.2   Directions of Class A-1 Noteholders

       Under the Class A-1 Note Trust Deed the Class A-1 Note Trustee may seek directions from the Class A-1 Noteholders from time to time including following the occurrence of an Event of Default. The Class A-1 Note Trustee will not be responsible for acting in good faith upon a direction given, or purporting to be given, by Class A-1 Noteholders holding Class A-1 Notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 Notes.

       If the Class A-1 Note Trustee is entitled under the Master Trust Deed or the Security Trust Deed to vote at any meeting on behalf of Class A-1 Noteholders the Class A-1 Note Trustee must vote in accordance with the directions of the Class A-1 Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Class A-1 Noteholders the Class A-1 Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A-1 Notes held by Class A-1 Noteholders who have directed the Class A-1 Note Trustee to vote for or against that proposal.

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

       For the purposes of seeking any consent, direction or authorisation from Class A-1 Noteholders the Class A-1 Note Trustee may by notice to the Class A-1 Noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the Class A-1 Noteholders and the Invested Amount of the Class A-1 Notes held by them will be determined based upon the details recorded in the Class A-1 Note Register as at 5.30pm on that date.

10.3   Amendments to Class A-1 Note Trust Deed and the Class A-1 Notes

       Pursuant, and subject, to the Class A-1 Note Trust Deed and subject to any approval required by law, the Class A-1 Note Trustee, the Manager and the Issuer may together agree, without the consent or sanction of any Class A-1 Noteholder, by way of supplemental deed to alter, add to or revoke (each a "modification") any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including these Conditions) so long as such modification is not a Payment Modification (as defined below) and such modification in the opinion of the Class A-1 Note Trustee:

       (a) is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

       (b) is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

       (c) is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Class A-1 Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Series Trust or the trust constituted under the Class A-1 Note Trust Deed); or

       (d)    and the Issuer is otherwise desirable for any reason and:

              (i) is not in the opinion of the Class A-1 Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A-1 Noteholders; or

              (ii) if it is in the opinion of the Class A-1 Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A-1 Noteholders the consent of a Special Majority (as hereinafter defined) of Class A-1 Noteholders is obtained.

       For the purpose of determining whether a Special Majority of Class A-1 Noteholders has consented to a modification, Class A-1 Notes which are beneficially owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, will be disregarded. The Manager must give the Rating Agencies 5 Business Days prior notice of any such modification. The Class A-1 Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Class A-1 Noteholders if each of the Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Class A-1 Notes by that Rating Agency.

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

       Pursuant to the Class A-1 Note Trust Deed, the Class A-1 Note Trustee may concur with the Issuer and the Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Class A-1 Noteholder to such Payment Modification.

       Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer to the Class A-1 Noteholders in accordance with Condition [ ] 11.1 as soon as reasonably practicable after the modifications have been made.

       "Payment Modification" means any alteration, addition or revocation of any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including the Conditions) which modifies: (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class A-1 Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Scheduled Maturity Date in respect of the Class A-1 Notes or to Conditions [ ]6.9 and 7.2, clause [ ]10 of the Series Supplement or clause [ ]13 of the Security Trust Deed or which would impair the rights of Class A-1 Noteholders to institute suit for enforcement of such payment on or after the due date for such payment; (b) the definition of the term "Special Majority", clause [ ]21.4 of the Class A-1 Note Trust Deed or the circumstances in which the consent or direction of a Special Majority of Class A-1 Noteholders is required; (c) clause [ ]6.1(a) of the Security Trust Deed; or (d) the requirements for altering, adding to or revoking any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including the Conditions).

       "Rating Agency" has the same meaning as in the Series Supplement.

       "Special Majority" in relation to the Class A-1 Noteholders means Class A-1 Noteholders holding Class A-1 Notes with an aggregate Invested Amount of no less than 75% of the aggregate Invested Amount of all the Class A-1 Notes.

       [[ ] For a further description of the modifications which constitute a Payment Modification see "Description of the Class A-1 Notes - Amendments to Class A-1 Notes and Class A-1 Note Trust Deed" of this prospectus]

10.4   Waivers etc

       The Security Trustee may, in accordance with the Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or authorise any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if and in so far as in its opinion the interests of the Secured Creditors will not be materially prejudiced. Any such waiver, authorisation or determination shall be binding on the Secured Creditors and, if, but only if, the Security Trustee so requires, any such waiver, authorisation or determination will be notified to the Secured Creditors by the Manager in accordance with the Security Trust Deed.

       The Class A-1 Note Trustee may, and if directed to do so by a Majority of Class A1 Noteholders must, on such terms and conditions as it may deem reasonable, without the consent of any of the Class A-1 Noteholders, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer, the Manager or any other person which, unless the Class A-1 Note Trustee is acting on the direction of a Majority of Class A-1 Noteholders, is not, in the opinion of the Class A-1 Note Trustee, materially prejudicial to the interests of the Class A-1 Noteholders as a class. No such waiver, authorisation or determination may be made in contravention of any prior directions by a Majority (as hereinafter defined) of the Class A-1 Noteholders. Any such waiver, authorisation or determination will, if the Class A-1 Note Trustee so requires, be notified to the Class A-1 Noteholders in accordance with Condition 11.1 by the Issuer as soon as practicable after it is made.

       "Majority" in relation to the Class A-1 Noteholders means Class A-1 Noteholders

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

       holding Class A-1 Notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 Notes.

10.5 Indemnification and Exoneration of the Class A-1 Note Trustee and the Security Trustee

       The Class A-1 Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Class A-1 Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Securities unless indemnified to their satisfaction. Each of the Class A-1 Note Trustee and the Security Trustee is entitled, subject in the case of the Class A-1 Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

       Subject to the mandatory provisions of the Trust Indenture Act, the Class A-1 Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Series Supplement) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence, wilful default or breach of trust of the Class A-1 Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Security Trust Deed except for fraud, negligence or wilful default.

       Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust, and subject to the mandatory provisions of the Trust Indenture Act, the Class A-1 Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the Class A-1 Note Trustee, or by a person other than Class A-1 Note Trustee, where that opinion, advice or information is addressed to the Class A-1 Note Trustee or by its terms is expressed to be capable of being relied upon by the Class A-1 Note Trustee. Except as provided above, the Class A-1 Note Trustee will not be responsible to any Class A-1 Noteholder, amongst others, for any loss occasioned by so acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Class A-1 Note Trustee will not be liable to any Class A-1 Noteholder, amongst others, for acting on any opinion, advice or information conforming with any applicable requirements of the Class A-1 Note Trust Deed or the Trust Indenture Act and purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

11.    Notices

11.1   General

       All notices, other than notices given in accordance with the following paragraph and Condition [ ] 11.2, to Class A-1 Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Class A-1 Noteholder, at his or her address as it appears on the Class A-1 Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A-1 Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A-1 Noteholder will affect the sufficiency of such notice with respect to other Class A-1 Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

       A notice may be waived in writing by the relevant Class A-1 Noteholder, either before

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       or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Class A-1 Noteholders will be filed with the Class A-1 Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

       Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

       In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Class A-1 Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer directs the Class A-1 Note Trustee will be deemed to be a sufficient giving of such notice.

11.2   Class A-1 Note Information

       Any notice specifying a Distribution Date, a Interest Rate in relation to the Class A-1 Notes, a Class A-1 Interest Amount, a Class A-1 Principal Amount (or the absence of a Class A-1 Principal Amount), an Invested Amount, a Stated Amount, a Class A-1 Note Factor in relation to the Class A-1 Notes, or any other matter permitted to be given in accordance with this Condition [ ] 11.2, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Class A-1 Note Trustee in writing and notified to Class A-1 Noteholders pursuant to Condition [ ] 11.1 (the "Relevant Screen"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with Condition [ ] 11.1.

11.3   Quarterly Servicing and Other Reports

       The Manager must deliver a Quarterly Servicing Report for each Accrual Period to the Class A-1 Note Trustee, the Principal Paying Agent, the Issuer and each Class A-1 Noteholder on the Business Day preceding the Distribution Date on the last day of the Accrual Period in accordance with Condition 11.1 and, for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange file each Quarterly Servicing Report with the London Stock Exchange as and when required by the rules of the London Stock Exchange.

       The Issuer and the Manager must, to the extent required by the rules and regulation of the Securities and Exchange Commission, forward to Class A-1 Noteholders, and such other persons as are required by the Trust Indenture Act , such summaries of any information, documents and reports required to be filed by the Issuer or the Manager in accordance with the Securities and Exchange Act 1934 of the United States of America or the rules and regulations of the Securities and Exchange Commission.

       "Quarterly Servicing Report" in relation to an Accrual Period and the Distribution

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       Date at the end of that Accrual Period means a report which contains the following information:

       . the aggregate Invested Amounts and the aggregate Stated Amounts of each class of Securities on the first day of the Accrual Period;

       . the amounts to be applied towards payment of interest and principal on each class of Securities on the Distribution Date;

       . the Available Income Amount (as defined in the Series Supplement) on the Distribution Date;

       . the aggregate of all Seller Advances made during the preceding Collection Period;

       . the Redraw Shortfall (as defined in the Standby Redraw Facility Agreement) in relation to the preceding Determination Date;

       . the Income Shortfall (as defined in the Series Supplement) in relation to the preceding Determination Date;

       . the Liquidity Facility Advance (as defined in the Series Supplement) in relation to that Distribution Date and the Liquidity Facility Principal (as defined in the Series Supplement) in relation to the preceding Determination Date;

       . the Available Principal Amount (as defined in the Series Supplement) in relation to that Distribution Date;

       .      the Principal Collections in relation to that Distribution Date;

       . the Standby Redraw Facility Advance in relation to that Distribution Date;

       . the Redraw Bond Amount (as defined in the Series Supplement) in relation to the preceding Determination Date;

       .      the Principal Charge-Off in relation to the preceding
              Determination Date;

       . the Other Principal Amounts (as defined in the Series Supplement) in relation to the preceding Determination Date;

       . the Principal Charge-Off Reimbursement in relation to the preceding Determination Date;

       . the Principal Charge-offs allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Distribution Date;

       . the Principal Charge-off Reimbursement allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Distribution Date;

       . the Class A-1 Note Factor and the Note Factor (as defined below) for each other

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              class of Securities

       . if the Basis Swap (as defined in the Series Supplement) has terminated, the Threshold Rate (as defined in the Series Supplement) on the preceding Determination Date;

       . the Interest Rate (as defined in the Series Supplement with respect to the Class A-2 Notes, the Class B Notes and the Redraw Bonds) applying to each class of Securities for that Accrual Period;

       . scheduled payments of principal and prepayments of principal received on the Mortgage Loans forming part of the Assets of the Series Trust during the preceding Collections Period;

       . aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust being charged a fixed rate of interest and the aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust being charged a variable rate of interest as at opening of business on the preceding Determination Date;

       . delinquency, mortgagee in possession and loss statistics, as determined by the Manager, with respect to the Mortgage Loans forming part of the Assets of the Series Trust as at opening of business on the preceding Determination Date.

       "Note Factor" in relation to a class of Securities and a Distribution Date, means the aggregate of the Invested Amount of the class of Securities less all principal payments on that class of Securities to be made on that Distribution Date, divided by the aggregate initial Invested Amount of that class of Securities.

       [[ ] Further details of the cashflows of the Series Trust and the manner of determination of the defined terms relevant to those cashflows and set out in the Quarterly Servicing Report are contained in "Description of the Class A-1 Notes" of this prospectus.]

11.4   Consents in Writing

       All consents and approvals in these Conditions must be given in writing.

12.    Limitation of Liability of the Issuer

       (a) The Issuer enters into the Transaction Documents, and issues the Class A-1 Notes, only in its capacity as trustee of the Series Trust and in no other capacity (except where the Transaction Documents provide otherwise). A liability arising under or in connection with the Class A-1 Notes, the Transaction Documents or the Series Trust is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets and property of the Series Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction Documents (other than paragraph (c) below) and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Class A-1 Notes or the Series Trust.

       (b) No person may sue the Issuer in respect of liabilities incurred by the Issuer in its capacity as trustee of the Series Trust other than as trustee of the Series Trust or seek the appointment of a receiver (except under the Security Trust Deed), a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or similar arrangements of or affecting the Issuer (except in relation to the assets or property of the Series Trust).

       (c) The provisions of this Condition [ ] 12 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification or exoneration out of the assets or property of the Series Trust as a result of the Issuer's fraud, negligence or wilful default.

       (d) The Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations under the Transaction Documents or the Class A-1 Notes) will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

       (e) In exercising their powers under the Transaction Documents, each of the Security Trustee, the Class A-1 Note Trustee and the Class A-1 Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c).

       (f) The Issuer is not obliged to enter into any commitment or obligation under these Conditions or any other Transaction Document unless the Issuer's liability is limited in a manner which is consistent with this Condition [ ] 12. The Issuer agrees and acknowledges that its liability for any commitment or obligation it has entered into under these Conditions is limited in a manner which is consistent with this Condition [ ] 12.

       (g) The Issuer is not obliged to enter into any commitment or obligation contemplated by but not contained in these Conditions or any other Transaction Document unless the Issuer's liability in relation to that commitment or obligation is limited in a manner satisfactory to the Issuer in its absolute discretion.

       "Relevant Parties" means each of the Manager, the Seller, the Servicer, the Agent

       Bank, each Paying Agent, the Class A-1 Note Trustee and the Hedge Providers (as those parties, which are not defined in these Conditions, are defined in the Series Supplement).

       The expression "fraud, negligence or wilful default" is to be construed in accordance with the Security Trust Deed.

       [[ ] A summary of the definition of "wilful default" and further details of the manner in which the Issuer's liability is limited in relation to the Class A-1 Notes and the Series Trust are contained in "Description of the Transaction Documents - The Issuer Trustee" of this prospectus.]

13.    Governing Law

       The Class A-1 Notes and the Transaction Documents are governed by, and will be construed in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia, except for the Underwriting Agreement and each credit support annex to the Currency Swap Agreements which are governed by, and will be construed in accordance with, New York law. Each of the Issuer and the Manager has in the Class A-1 Note Trust Deed irrevocably agreed for the benefit of the Class A-1 Note Trustee and the Class A-1 Noteholders that the courts of the State of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Class A-1 Note Trust Deed and the Class A-1 Notes.

                                     Agents


Principal Paying Agent:       The Bank of New York, New York Branch
                              101 Barclay Street, 21W
                              New York, New York, 10286



Class A-1 Notes Registrar:    The Bank of New York, New York Branch
                              101 Barclay Street, 21W
                              New York, New York, 10286

                              or

                              48th Floor
                              One Canada Square
                              London  E14  5AL



Agent Bank:                   The Bank of New York, New York Branch
                              101 Barclay Street, 21W
                              New York, New York, 10286



Paying Agent:                 The Bank of New York, London Branch
                              48th Floor
                              One Canada Square
                              London  E14  5AL

                                   SCHEDULE 2

       Terms and Conditions of the Class A-1 Notes

       The following, subject to amendments, are the terms and conditions of the Class A-1 Notes, substantially as they will appear on the reverse of any Class A-1 Notes. Class A-1 Notes will initially be issued in book entry form. Class A-1 Notes in definitive form will only be issued in limited circumstances. While the Class A-1 Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A-1 Notes in definitive form. [[ ] A summary of the provisions applicable to the Class A-1 Notes while in book entry form, including the circumstances in which Class A-1 Notes in definitive form will be issued, is set out in "Description of the Class A-1 Notes -Form of the Class A-1 Notes" of this prospectus.]

       [[ ]Sections in italics are included by way of explanation only and do not constitute part of the terms and conditions of the Class A-1 Notes.]

 1.    General

       The issue of the US$[[ ]1,000,000,000] Class A-1 Mortgage Backed Floating Rate Notes due [ ] July 2031 (the "Class A-1 Notes"), the A$[[ ]300,000,000] Class A-2 Mortgage Backed Floating Rate Notes due [ ] July 2031 (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Class A Notes") and the A$[[ ]15,000,000] Class B Mortgage Backed Floating Rate Notes due [ ] July 2031 (the "Class B Notes") (together the "Notes") by Perpetual Trustee Company Limited, ACN 000 001 007, ("Perpetual") in its capacity as trustee of the Series 2000-1G Medallion Trust (the "Series Trust") (Perpetual in such capacity, the "Issuer") was authorised by a resolution of the board of directors of Perpetual passed on [[ ]].

       The Class A-1 Notes: (a) are constituted by a Class A-1 Note Trust Deed (the "Class A-1 Note Trust Deed") dated [[ ]] made between the Issuer, Securitisation Advisory Services Pty Limited, ACN 064 133 946, (the "Manager") and The Bank of New York, New York Branch (the "Class A-1 Note Trustee") as trustee for the several persons who are for the time being registered holders of the Class A-1 Notes (each a "Class A-1 Noteholder" and together the "Class A-1 Noteholders"); and (b) are issued subject to, and with the direct or indirect benefit of, amongst other things (i) a Master Trust Deed (the "Master Trust Deed") dated 8 October 1997 made between the Manager and Perpetual, as amended from time to time; (ii) a Series Supplement (the "Series Supplement") dated [[ ]] made between Commonwealth Bank of Australia, ACN 123 123 124 (generally the "Bank" and in its respective capacities under the Series Supplement the "Seller" and the initial "Servicer"), the Manager and the Issuer; (iii) a Security Trust Deed (the "Security Trust Deed") dated [[ ]] made between the Issuer, the Manager, the Class A-1 Note Trustee and P.T. Limited, ACN 004 454 666 (the "Security Trustee"); (iv) the Class A-1 Note Trust Deed; (v) these terms and conditions (the "Conditions"); and (vi) the Agency Agreement (as defined below).

       Certain provisions of these Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in Condition [ ]
       3) and are subject to the detailed provisions of the Transaction Documents, a copy of which may be inspected as indicated in Condition [ ] 3.

       Payments of interest and principal, and the calculation of certain amounts and rates, under these Conditions in respect of the Class A-1 Notes will be made pursuant to an Agency Agreement (the "Agency Agreement") dated [.] made between the Issuer, the Class A-1 Note Trustee, the Manager, The Bank of New York, New York Branch, as the initial principal paying agent (the "Principal Paying Agent") (together with any other paying agent appointed from time to time under the Agency Agreement, the "Paying Agents"), as the initial agent bank (the "Agent Bank") and as the initial Class A-1 note registrar (the "Class A-1 Note Registrar") and The Bank of New York, London Branch as an initial paying agent.

       The Issuer has entered into ISDA Master Agreements (each a "Currency Swap Agreement") with Merrill Lynch Capital Services Inc. and Commonwealth Bank of Australia (each a "Currency Swap Provider") and the Manager, each together with a schedule and a credit support annex and a confirmation relating thereto in respect of the Class A-1 Notes (each such confirmation documenting a "Class A-1 Currency Swap").

       The Class A-1 Notes will on issue be listed on the London Stock Exchange Limited (the "London Stock Exchange").

       "US$" means the lawful currency for the time being of the United States of America and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

 2.    Definitions and Interpretation

 2.1   Incorporated Definitions and other Provisions

       Where in these Conditions a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that other Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of these Conditions unless and until the amendment: (a) if it does not effect a Payment Modification (as defined in Condition 10.3) is either: (i) if the Class A-1 Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the Class A-1 Noteholders, consented to by the Class A-1 Note Trustee; or (ii) otherwise, approved by a Special Majority (as defined in Condition 10.3) of the Class A-1 Noteholders under the Class A-1 Note Trust Deed; or (b) if the amendment does effect a Payment Modification (as defined in Condition 10.3), is consented to by each Class A-1 Noteholder.

 2.2   Interpretation

       In these Conditions, unless the context otherwise requires: (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation; (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder; (c) subject to Condition [ ] 2.1, a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time; (d) words importing the singular include the plural (and vice versa); (e) words denoting a given gender include all other genders; and (f) headings are for convenience only and do not affect the interpretation of these Conditions.

  2.3  Calculations

       Except as expressly provided otherwise in these Conditions, all calculations in a given currency under these Conditions will be rounded down to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

   3.  Class A-1 Noteholders Bound

       The Class A-1 Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection during normal business hours on New York business days at the registered office for the time being of the Class A-1 Note Trustee (which is, at the date of these Conditions, 101 Barclay Street, 21W, New York, New York, 10286 ).

       "Transaction Documents" means the Master Trust Deed in so far as it relates to the Series Trust, the Series Supplement, the Currency Swap Agreements, the Interest Rate Swap Agreement, the Liquidity Facility Agreement, the Standby Redraw Facility Agreement, the GEMICO Mortgage Insurance Policies, the Security Trust Deed, the Dealer Agreement, the Underwriting Agreement, the Class A-1 Note Trust Deed, these

       Conditions, the Agency Agreement and any other document which is agreed by the Manager and the Issuer to be a Transaction Document in relation to the Series Trust.

       "Dealer Agreement", "GEMICO Mortgage Insurance Policies", "Interest Rate Swap Agreement", "Liquidity Facility Agreement", "Standby Redraw Facility Agreement" and "Underwriting Agreement" have the same respective meanings as in the Series Supplement. [[ ] Further details of these documents are contained in "The Mortgage Insurance Policies", "Description of the Class A-1 Notes - The Interest Rate Swaps", "Description of the Transaction Documents - The Liquidity Facility, - The Standby Redraw Facility", "Plan of Distribution" and "Listing and General Information - Transaction Documents Available for Inspection" of this prospectus.]

  4. Form, Denomination and Title of and to, and the issue of definitive, Class A-1 Notes

 4.1   Form and Denomination

       The Class A-1 Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 or integral multiples thereof. The initial principal amount of each Class A-1 Note (the "Initial Invested Amount" in relation to that Class A-1 Note) will be stated on its face.

 4.2   Title

       Title to the Class A-1 Notes will only be shown on, and will only pass by registration in, the register (the "Class A-1 Note Register") maintained by the Class A-1 Note Registrar in accordance with the Agency Agreement. Class A-1 Notes may be transferred, or may be exchanged for other Class A-1 Notes in any authorised denominations and a like Invested Amount (as defined in Condition [ ]6.4), upon the surrender of the Class A-1 Notes to be transferred or exchanged duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an eligible guarantor institution) and the provision of such other documents as the Class A-1 Note Registrar may reasonably require, to a specified office of the Class A-1 Note Registrar (as set out at the end of these Conditions or otherwise notified to Class A-1 Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the Class A-1 Note Registrar may require payment by the Class A-1 Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Notes. The Class A-1 Note Registrar need not register transfers or exchanges of Class A-1 Notes for a period of 30 days preceding the due date for any payment with respect to the Class A-1 Notes or for a period, not exceeding 30 days, specified by the Class A-1 Note Trustee prior to any meeting, which includes Class A-1 Noteholders, under the Master Trust Deed or the Security Trust Deed. The Issuer, the Class A-1 Note Trustee, the Manager, the Agent Bank and each Paying Agent may accept the correctness of the Class A-1 Note Register and any information provided to it by the Class A-1 Note Registrar and is not required to enquire into its authenticity. None of the Issuer, the Class A-1 Note Trustee, the Manager, the Agent Bank, any Paying Agent or the Class A-1 Note Registrar is liable for any mistake in the Class A-1 Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5. Status, Security and Relationship between the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Redraw Bonds

5.1    Status of the Securities

       The Notes and the Redraw Bonds (as defined in Condition [ ] 5.6) (together the "Securities") are direct, secured (as described in Condition [ ] 5.2) limited recourse (as described in Condition [ ] 5.3) obligations of the Issuer.

5.2    Security

       The obligations of the Issuer under the Securities are (amongst the other payment obligations of the Issuer comprising the Secured Moneys (as defined below)) secured, pursuant to the Security Trust Deed, in favour of the Security Trustee as trustee for the Secured Creditors (as defined below), by a floating charge (the "Charge") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Series Trust (the "Charged Property"). The Charged Property includes an equitable interest in certain mortgage loans, and related mortgages, acquired by the Issuer from the Seller. The Charge is a first ranking security, subject only to the Prior Interest in the Charged Property.

       [[ ] Further details regarding the Charged Property are contained in "Description of the Assets of the Trust" of this prospectus]

       "Class A Noteholders" means the Class A-1 Noteholders and the Class A-2 Noteholders (as defined in the Series Supplement).

       "Invested Amount" in relation to a Class A-1 Note is defined in Condition [ ]6.4 and in relation to a Class A-2 Note, Class B Note or Redraw Bond means (as defined in the Series Supplement) A$100,000 less the aggregate of all amounts previously paid in relation to that Note or Redraw Bond on account of principal pursuant to clause [ ]10.3(c) of the Series Supplement.

       "Prior Interest" means the lien over, and right of indemnification from, the Charged Property held by the Issuer under, and calculated in accordance with, the Master Trust Deed for the fees, costs, charges and expenses incurred by or payable to the Issuer (in its capacity as trustee of the Series Trust) in accordance with the Master Trust Deed and the Series Supplement (other than the Secured Moneys) which are unpaid or paid by the Issuer but not reimbursed to the Issuer from the assets and property of the Series Trust.

       "Secured Creditors" means the Class A-1 Note Trustee (in its personal capacity and as trustee of the Class A-1 Trust established under the Class A-1 Note Trust Deed), each Paying Agent, each Securityholder, each Hedge Provider, the Liquidity Facility Provider (as defined in the Series Supplement), the Standby Redraw Facility Provider (as defined in the Series Supplement), the Servicer and the Seller.

       "Secured Moneys" means, without double counting, the aggregate of all moneys owing to the Security Trustee or to a Secured Creditor under any of the Transaction Documents, whether such amounts are liquidated or not or are contingent or presently accrued due, and includes all rights sounding in damages only provided that:

       (a) the amount owing by the Issuer in relation to the principal component of a Security is to be calculated by reference to the Invested Amount of that Security;

       (b) the amount owing by the Issuer in relation to the principal component of the Standby Redraw Facility Agreement is to be calculated by reference to the aggregate of the Standby Redraw Facility Principal and the Unreimbursed Principal Charge-offs in relation to the Standby Redraw Facility Principal; and

       (c) the Secured Moneys do not include any fees or value added tax payable to the Class A-1 Note Trustee or an Agent referred to in clause [ ]12.7 of the Class A-1 Note Trust Deed or Clause
              [ ]12.6 of the Agency Agreement.

       "Securityholders" means the Class A Noteholders, the Class B Noteholders (as defined in the Series Supplement) and the Redraw Bondholders (as defined in the Series Supplement).

5.3    Limited Recourse

       The liability of the Issuer to make interest and principal payments on the Class A-1 Securities is limited, except in certain circumstances described in Condition [ ]12, to the assets and property of the Series Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Series Supplement (prior to enforcement of the Charge) or the Security Trust Deed (following enforcement of the Charge).

       The net proceeds of realisation of the assets and property of the Series Trust (including following enforcement of the Charge) may be insufficient to pay all amounts due to the Class A-1 Noteholders and any other amounts ranking in priority to or equally with amounts due to the Class A-1 Noteholders. Except in the limited circumstances described in Condition [ ]12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other series trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Class A-1 Noteholders.

       None of the Bank, the Manager, the Class A-1 Note Trustee, the Security Trustee, any Agent, each Currency Swap Provider or the Managers (as defined in the Underwriting Agreement), amongst others, has any obligation to any Class A-1 Noteholder for payment of any amount owed by the Issuer in respect of the Class A-1 Notes.

5.4    No Preference within the Class A-1 Notes

       The Class A-1 Notes rank equally and rateably and without any preference or priority among themselves.

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

5.5    Ranking of Class A-1 and Class A-2 Notes

       Prior to the enforcement of the Charge, under the Series Supplement the Class A-1 Notes and Class A-2 Notes will rank equally and rateably in relation to the payment of interest and the repayment of principal (the amounts payable by the Issuer under the Series Supplement in relation to the Class A-1 Notes will be calculated by reference to the applicable Australian dollar amounts payable by the Issuer to the Currency Swap Providers, which rank equally and rateably with amounts payable in respect of the Class A-2 Notes, which in turn will be applied to meet the payment of interest and the repayment of principal (as applicable) on the Class A-1 Notes as explained, respectively, in Conditions [ ] 6.9 and 7.2). Following enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Class A-1 Notes and the Class A-2 Notes will rank rateably (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders, the Class A-2 Noteholders and the other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

5.6    Issue of Redraw Bonds

       Under the Series Supplement, the Issuer is entitled to issue debt securities ("Redraw Bonds") from time to time at the direction of the Manager. If prior to a Determination Date, the Manager considers that the aggregate of:

       (a) the Principal Collections, the Principal Charge-Off Reimbursements (as defined in Condition [ ] 7.10) and the Other Principal Amounts for the Collection Period ending on the Determination Date; and

       (b) the Standby Redraw Facility Advance (as hereinafter defined) (if any) to be made on the next Distribution Date (as defined in Condition [ ] 6.2),

       as estimated by the Manager are likely to be insufficient to meet in full the aggregate of:

       (c)  the Seller Advances; and

       (d)    the Standby Redraw Facility Principal,

       that the Manager estimates will be outstanding on the Determination Date, the Manager may direct the Issuer to issue Redraw Bonds for a principal amount specified in the direction. The maximum Stated Amount (as hereinafter defined) of the Redraw Bonds outstanding on any Distribution Date (after taking into account any expected repayment of principal on the Redraw Bonds on that Distribution Date) must not exceed the Redraw Bond Principal Limit.

       "Collection Period", "Determination Date", "Other Principal Amount", "Principal Collections", "Redraw Bond Principal Limit", "Seller Advance", "Standby Redraw Facility Advance", "Standby Redraw Facility Principal" and "Stated Amount" in relation to the Redraw Bonds have the same respective meanings as in the Series Supplement. [[ ] For a description of these, see "Description of the Class A-1 Notes - Key Dates and Periods, - Determination of the Available Principal Amount and - Redraws" and "Glossary" of this prospectus.]

       Prior to the enforcement of the Charge, under the Series Supplement: (i) the payment of interest on the Redraw Bonds will rank equally and rateably with the payment of interest on the Class A Notes (or, in the case of the Class A-1 Notes, equally and rateably with the payment of the relevant A$ amount by the Issuer to the Currency Swap Providers which in turn will be applied to meet the payment of interest on the Class A-1 Notes as explained in Condition [ ] 6.9); and (ii) the repayment of principal on the Redraw Bonds will rank ahead of the repayment of principal on the Class A Notes (or, in the case of the Class A-1 Notes, ahead of the payment of the relevant A$ amount by the Issuer to the Currency Swap Providers which in turn will be applied to meet the repayment of principal on the Class A-1 Notes as explained in Condition [ ] 7.2).

       Following the enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Redraw Bonds will rank rateably with the payment of amounts owing in relation to the Class A Notes (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders and Redraw Bondholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

5.7    Subordination of Class B Notes

       Prior to the enforcement of the Charge, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Class A Notes and the Redraw Bonds in accordance with the Series Supplement; and the repayment of the principal on the Class B Notes is, to a certain extent, subordinated to, amongst other things, the repayment of the principal on the Class A Notes and the Redraw Bonds in accordance with the calculations to be made of the amounts to be paid by the Issuer under the Series Supplement (in the case of the Class A-1 Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Issuer to the Currency Swap Providers which in turn will be applied to meet the payment of interest and the repayment of principal on the Class A-1 Notes as explained, respectively, in Conditions [ ] 6.9 and 7.2.). [[ ] For a description of the order of application of available proceeds under the Series Trust, the consequent subordination of the payment of interest and repayment of principal on the Class B Notes, see "Description of the Class A-1 Notes -Distribution of the Available Income Amount, - Distribution of the Available Principal Amount and - Allocation of Principal to Class A Notes and Class B Notes" of this prospectus]

       Following the enforcement of the Charge, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Class A Notes and the Redraw Bonds (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders, and Class B Noteholders and other

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       Secured Creditors, be converted into A$ in accordance with the Security
       Trust Deed). [[ ] For a description of the order of application of the proceeds of the enforcement of the Charge under the Security Trust Deed, see "Description of the Transaction Documents - The Security Trust Deed - Priorities under the Security Trust Deed" of this prospectus.]

       The Security Trust Deed contains provisions requiring the Security Trustee, subject to other provisions of the Security Trust Deed, to give priority to the interests of the Class A Noteholders and the Redraw Bondholders if there is a conflict between the interests of the Class A Noteholders and the Redraw Bondholders (on the one hand) and any other Secured Creditor, including the Class B Noteholders (on the other hand). In determining the interests of the Class A-1 Noteholders, the Security Trustee may rely on a determination of the Class A-1 Note Trustee.

5.8    The Securities Rank Equally Except as Provided in the Transaction
       Documents

       The Securities enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6.     Interest

6.1    Period of Accrual

       Each Class A-1 Note accrues interest from (and including) [[ ]] (the "Closing Date") and ceases to accrue interest on (but excluding) the earliest of:

       (a) the date on which the Stated Amount (as hereinafter defined) of the Class A-1 Note is reduced to zero and all accrued but previously unpaid interest, is paid in full;

       (b) the date on which the Class A-1 Note is redeemed or repaid in full in accordance with Condition [ ] 7 (other than Condition [ ] 7.6) unless, upon presentation, payment is improperly withheld or refused in which case the Class A-1 Note will continue to bear interest in accordance with this Condition [ ] 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

              (i) the day on which all sums due in respect of the Class A-1 Note up to that day are received by or on behalf of the Class A-1 Noteholder; and

              (ii) the seventh day after notice is given to the Class A-1 Noteholder (either in accordance with Condition [ ] 11.1 or individually) that, where required by Condition 8.2, upon presentation thereof being duly made, such payment will be made, provided that upon such presentation payment is in fact made; and

       (c) the date on which the Class A-1 Note is deemed to be redeemed in accordance with Condition [ ] 7.6.

       "Stated Amount" in relation to:

       (a) a Class A-1 Note at any given time means the Initial Invested Amount of that Class

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              A-1 Note less the sum of:

              (i) the aggregate of all amounts previously paid in relation to that Class A-1 Note on account of principal pursuant to Condition [ ] 7.2(c); and

              (ii) the aggregate of all then Unreimbursed Principal Charge-offs (as defined in Condition [ ] 7.10) in relation to that Class A-1 Note; and

       (b) any other Security at any given time means (as defined in the Series Supplement) A$100,000 less the sum of:

              (i) the aggregate of all amounts previously paid in relation to that A$ Security on account of principal pursuant to clause [ ]10.3 of the Series Supplement; and
              (ii) the aggregate of all then Unreimbursed Principal Charge-Offs (as defined in the Series Supplement) in relation to that A$Security.

       [[ ] For a description of how the Stated Amount is determined for the Securities see "Description of the Class A-1 Notes - Distribution of the Available Principal Amounts - Allocations of Principal to Class A Notes and Class B Notes and - Principal Charge-Off" and "Glossary" of this prospectus.]

6.2    Accrual Periods

       The period that a Class A-1 Note accrues interest in accordance with Condition [ ] 6.1 is divided into periods (each an "Accrual Period"). The first Accrual Period for a Class A-1 Note commences on (and includes) the Closing Date and ends on (but does not include) the first Distribution Date thereafter. Each succeeding Accrual Period for a Class A-1 Note commences on (and includes) a Distribution Date and ends on (but does not include) the next Distribution Date. The final Accrual Period for a Class A-1 Note ends on (but does not include) the date on which interest ceases to accrue on the Class A-1 Note pursuant to Condition [ ] 6.1.

       "Distribution Date" means the 12th day of [[ ] July, October, January and April] in each year (or, if such a day is not a Business Day, the next Business Day). The first Distribution Date is 12 [[ ]July] 2000 (or, if that day is not a Business Day, the next Business Day).

       "Business Day" means any day on which banks are open for business in Sydney, New York City and London other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

6.3    Interest Rate for the Class A-1 Notes

       The rate of interest ("Interest Rate") payable from time to time in respect of a Class A-1 Note and an Accrual Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Accrual Period and the Issue Margin (as hereinafter defined) in relation to the Class A-1 Note.

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

       "USD-LIBOR-BBA" for an Accrual Period will be calculated by the Agent Bank in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Accrual Period, to paragraph (c) below):

       (a) on the second Banking Day before the beginning of the Accrual Period (a "Rate Set Date") the Agent Bank will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Accrual Period for three-month deposits in US dollars in the London inter-bank market which appears on the Rate Page (as hereinafter defined) as of 11.00am, London time, on the Rate Set Date;

       (b) if such rate does not appear on the Rate Page at that time, the USD-LIBOR-BBA for that Accrual Period will be determined as if the Issuer and the Agent Bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an Accrual Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Agent Bank) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Agent Bank and the Currency Swap Providers, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Accrual Period will be the most recently determined rate in accordance with paragraph (a); and

       (c) the USD-LIBOR-BBA for the first Accrual Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first Accrual Period.

       "Banking Day" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

       "Rate Page" means Telerate Page 3750 or, if Telerate Page 3750 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the Class A-1 Note Trustee.

       "Issue Margin" in relation to a Class A-1 Note means, subject to the following:

       (a) for the period from, and including, the Closing Date to, but excluding, the Call Date (as defined in Condition [] 7.3), [[]]% per annum; and

       (b) for the period from, and including, the Call Date to, but excluding, the date on which that Class A-1 Note ceases to accrue interest in accordance with Condition [] 6.1, [[]]% per annum.

       If on or after the Call Date the Issuer, at the direction of the Manager, proposes to exercise its option to redeem the Securities at their Stated Amount in accordance with Condition 7.3 on a Distribution Date but is unable to do so because, following a meeting of Securityholders convened under the provisions of the Security Trust Deed by the Manager for this purpose, the Securityholders have not approved by an Extraordinary Resolution (as defined in Condition [] 9.1) the redemption of the Securities at their Stated Amount, then the Issue Margin in relation to each Class A-1 Note from, and including, that Distribution Date to, but excluding, the date on which that Class A-1 Note ceases to accrue interest in accordance with Condition 6.1, is [[]]% per annum.

       There is no maximum or minimum Interest Rate for the Class A-1 Notes.

6.4    Calculation of Interest on the Class A-1 Notes

       Interest on each Class A-1 Note for an Accrual Period (the "Class A-1 Interest Amount") is calculated by applying the Interest Rate for that Class A-1 Note for that Accrual Period to the Invested Amount of that Class A-1 Note on the first day of the Accrual Period (after taking into account any reductions in the Invested Amount of that Class A-1 Note on that day), by then multiplying such product by the actual number of days in the Accrual Period divided by 360 and rounding the resultant figure down to the nearest cent.

       "Invested Amount" in relation to a Class A-1 Note means the Initial Invested Amount of that Class A-1 Note less the aggregate of all amounts previously paid in relation to that Class A-1 Note on account of principal pursuant to Condition [] 7.2(c).

6.5    Determination of Interest Rate and Class A-1 Interest Amount

       The Agent Bank will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the Class A-1 Notes, and calculate the Class A-1 Interest Amount, for the immediately succeeding Accrual Period in accordance with, respectively, Conditions 6.3 and 6.4. The determination of the Interest Rate, and the calculation of the Class A-1 Interest Amount, by the Agent Bank in accordance with, respectively, Conditions 6.3 and 6.4 will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

6.6    Notification and Publication of Interest Rate and Class A-1 Interest
       Amount

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

       The Agent Bank will cause the Interest Rate and the Class A-1 Interest Amount for each Accrual Period, and the date of the next Distribution Date, to be notified to the Issuer, the Manager, the Class A-1 Note Trustee, the Currency Swap Providers, the Paying Agents and the London Stock Exchange (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange) on or as soon as practical after the Agent Bank has determined the Interest Rate and calculated the Class A-1 Interest Amount or on such earlier date as the London Stock Exchange may require (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange) and will cause the same to be published in accordance with Condition 11.2 as soon as practical after that notification. The Class A-1 Interest Amount and the Distribution Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Accrual Period. If following the occurrence of an Event of Default (as defined in Condition 9.1), the Security Trustee declares in accordance with the Security Trust Deed that the Class A-1 Notes are immediately due and payable, the Class A-1 Interest Amount and the Interest Rate in respect of the Class A-1 Notes will nevertheless continue to be calculated by the Agent Bank in accordance with this Condition, but no publication of the Class A-1 Interest Amount or the Interest Rate so calculated or the Distribution Dates needs to be made unless, in the case of the Class A-1 Interest Amount or the Interest Rate, the Class A-1 Note Trustee otherwise requires.

       [[] For a description of the expression "Event of Default" see "Description of the Transaction Documents - The Security Trust Deed" and "Glossary" of this prospectus.]

6.7    Determination or Calculation by the Class A-1 Note Trustee

       If the Agent Bank at any time for any reason does not determine the Interest Rate in respect of the Class A-1 Notes, or calculate the Class A-1 Interest Amount, in accordance with this Condition [] 6, the Class A-1 Note Trustee will do so and each such determination or calculation by the Class A-1 Note Trustee will be as if made by the Agent Bank. In doing so, the Class A-1 Note Trustee will apply the foregoing provisions of this Condition [] 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

6.8    Agent Bank

       The Issuer will procure that, for so long as any of the Class A-1 Notes remain outstanding, there will at all times be an Agent Bank. The Issuer, at the direction of the Manager, may with the prior written approval of the Class A-1 Note Trustee, terminate the appointment of the Agent Bank immediately on the occurrence of certain events specified in the Agency Agreement in relation thereto or, otherwise, by giving not less than 60 days' notice in writing to, amongst others, the Agent Bank. Notice of that termination will be given by the Issuer to the Class A-1 Noteholders in accordance with Condition [] 11.1. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer, at the direction of the Manager, will appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the Class A-1 Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer to the Class A-1 Noteholders in accordance with Condition [] 11.1. The initial Agent Bank and its specified office are set out at the end of these Conditions.

6.9    Payment of the Class A-1 Interest Amount

       The Class A-1 Interest Amount for each Accrual Period in relation to a Class A-1 Note is payable in arrear in US$ on the Distribution Date which is the last day of the Accrual Period. On each Distribution Date prior to the enforcement of the Charge, the Issuer must:

       (a) to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the directions of the Manager, the A$ Class A-1 Interest Amount and any A$ Unpaid Class A-1 Interest Amount in relation to that Distribution Date rateably to the Currency Swap Providers in accordance with the Class A-1 Currency Swaps;

       (b) direct each Currency Swap Provider (which direction may be contained in the relevant Class A-1 Currency Swap) to pay the Class A-1 Interest Payments on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement; and

       (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-1 Interest Payments received by it from the Currency Swap Providers on a Distribution Date rateably amongst the Class A-1 Notes based on their Stated Amounts towards the Class A-1 Interest Amount in relation to each Class A-1 Note in relation to the Accrual Period ending on that Distribution Date and any then Class A-1 Unpaid Interest Amount (as defined in Condition [] 6.10) in relation to each Class A-1 Note (to the extent included in the Class A-1 Interest Payment) in accordance with, and subject to, these Conditions and the Agency Agreement.

       "A$ Class A-1 Interest Amount" , "A$ Class A-1 Unpaid Interest Amount" and "Class A-1 Interest Payment" have the same respective meanings as in the Series Supplement. [[] The method for calculating these, the order of application of available funds for payment of the $A Class A-1 Interest Amount and $A Class A-1 Unpaid Interest Amount on a Distribution Date and other payments ranking in priority to or equally with payment of those amounts on a Distribution Date under the Series Supplement are explained in "Description of the Class A-1 Notes -Distribution of the Available Income Amount and - the Currency Swap - Interest Payments" of this prospectus].

6.10   Interest on unpaid Interest Amounts

       If interest is not paid in respect of a Class A-1 Note on the date when due and payable, that unpaid interest will itself bear interest at the Interest Rate in relation to the Class A-1 Notes applicable from time to time until (but excluding the date of payment) the unpaid interest, and interest on it, is paid in accordance with Condition [] 6.9 (the unpaid interest and interest on that unpaid interest, in relation to a Class A-1 Note, is a "Class A-1 Unpaid Interest Amount").

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

7.     Redemption of the Class A-1 Notes

7.1    Final redemption of the Class A-1 Notes

       Unless previously redeemed (or deemed to be redeemed) in full, the Issuer will redeem the Class A-1 Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Distribution Date occurring in July 2030 (the "Scheduled Maturity Date").

7.2    Part Redemption of Class A-1 Notes

       Subject to Conditions [] 7.3, 7.4 and 7.6, on each Distribution Date prior to the enforcement of the Charge until the Stated Amount of the Class A-1 Notes is reduced to zero the Issuer must :

       (a) pay, in accordance with the directions of the Manager, the A$ Class A-1 Principal Amount (if any) in relation to that Distribution Date to the Currency Swap Providers in accordance with the Class A-1 Currency Swaps;

       (b) direct each Currency Swap Providers (which instruction may be contained in the relevant Class A-1 Currency Swap) to pay on each Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement the US$ Equivalent of the amount of the A$ Class A-1 Principal Amount (such US$ Equivalent of the A$ Class A-1 Principal Amount being the "Class A-1 Principal Amount") received by the Currency Swap Provider from the Issuer on that Distribution Date; and

       (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay Class A-1 Principal Amount received from the Currency Swap Providers equally amongst the Class A-1 Notes towards the repayment of the Stated Amount on the Class A-1 Notes in accordance with, and subject to, these Conditions and the Agency Agreement. Such a payment of the Stated Amount on a Class A-1 Note will constitute a redemption of the Class A-1 Note in part to the extent of such repayment and, upon such repayment, the obligation of the Issuer with respect to the Class A-1 Note will be discharged to the extent of such repayment.

       "A$ Class A-1 Principal Amount" and "US$ Equivalent" have the same respective meanings as in the Series Supplement. [[] The method for calculating these and the other payments ranking in priority to or equally with the payment of the A$ Class A-1 Principal Amount on a Distribution Date under the Series Supplement are described in "Description of Class A-1 Notes - Distribution of the Available Principal Amount, - Allocation of Principal to Class A Notes and Class B Notes and
       - The Currency Swap - Principal Payments of this prospectus.]

7.3    Call Option

       The Issuer will, subject to the other provisions of this Condition 7 and prior to the enforcement of the Charge, when directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, on any Distribution Date falling on or after the earlier of:

       (a) the date on which the aggregate Mortgage Loan Principal (as defined in the Series Supplement) expressed as a percentage of the aggregate Mortgage Loan Principal at the beginning of business (Sydney time) on [[]] falls below 10%; and

       (b)    the Distribution Date falling in [[]] (the "Call Date").

       Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition [] 9.1) of the Securityholders together.

       The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities on such a Distribution Date unless the Issuer is in a position on the Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

       The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this Condition 7.3 will occur to the Seller, the Class A-1 Note Trustee, the Principal Paying Agent, the Agent Bank and to the Class A-1 Noteholders in accordance with Condition 11.1.

7.4    Redemption for Taxation or Other Reasons

       If the Manager satisfies the Issuer and the Class A-1 Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer becomes subject (or the application or official interpretation thereof) (a "Relevant Jurisdiction") from that in effect on the Closing Date, either:

       (a) on the next Distribution Date the Issuer will be required to deduct or withhold from any payment of principal or interest in respect of the Class A-1 Notes or any other class of the Securities any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

       (b) the total amount payable in respect of interest in relation to any of the Mortgage Loans (as defined in the Series Supplement) for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer taking reasonable measures available to it, the Issuer must, when so directed by the Manager (at the

       Manager's option), redeem all, but not some only, of the Securities on any subsequent Distribution Date at their then Invested Amount, subject to the following, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition [] 9.1) of the Securityholders together.

       The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities unless the Issuer is in a position on such Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

       The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Distribution Date on which a proposed redemption under this Condition [] 7.4 will occur to the Class A-1 Note Trustee, the Seller, the Principal Paying Agent, the Class A-1 Note Registrar, the Agent Bank and the Class A-1 Noteholders in accordance with Condition [] 11.1.

       If an event referred to in paragraph (a) of this Condition 7.4 occurs in respect of only the Class A-1 Notes (and not any other Securities) and as a result thereof the Issuer gives notice in accordance with this Condition 7.4 that it proposes to redeem all of the Securities on the Distribution Date referred to in that notice, the Class A-1 Noteholders may by a Special Majority (as defined in Condition 10.3) in accordance with the Class A-1 Note Trust Deed elect that they do not require the Issuer to redeem the Class A-1 Notes. If the Class A-1 Noteholders make such an election they (or the Class A-1 Note Trustee on their behalf) must notify the Issuer and the Manager not less than 21 days before the proposed Distribution Date for the redemption of the Class A-1 Notes. Upon receipt of such a notice, the Issuer must not so redeem the Securities.

7.5    Certification

       For the purpose of any redemption made under Condition [] 7.3 or 7.4, the Issuer and the Class A-1 Note Trustee may rely on any certificate of an Authorised Officer (as defined in the Master Trust Deed) of the Manager that the Issuer will be in a position to repay in respect of the Securities their then Invested Amount or Stated Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Security Trust Deed to be paid in priority to or equally with the Securities if the Charge were enforced.

7.6    Redemption on Final Payment

       Upon a final distribution being made in respect of the Class A-1 Notes under clause []26.12 of the Series Supplement or clause []13.1 of the Security Trust Deed, the Class

       A-1 Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Class A-1 Interest Amount or any Class A-1 Unpaid Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Class A-1 Notes will be extinguished in full.

       [[] For a description of the circumstances in which a final distribution will be made in respect of the Class A-1 Notes see "Description of the Class A-1 Notes - Termination of the Trust" and "Description of the Transaction Documents -The Security Trust Deed" of this prospectus.]

7.7    Cancellation

       All Class A-1 Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Conditions will be cancelled and may not be resold or reissued.

7.8    No Payment in excess of Stated Amount

       Subject to Conditions []7.3 and 7.4, no amount of principal will be repaid in respect of a Class A-1 Note in excess of the Stated Amount of the Class A-1 Note.

7.9    Application of Principal Charge-offs

       If on a Determination Date (as hereinafter defined) any Principal Charge-off is allocated to the Class A-1 Notes in accordance with the Series Supplement, it will reduce the Stated Amount of the Class A-1 Notes (equally and rateably according to their Stated Amount) by an amount equal to the US$ Equivalent of the amount so allocated until the Stated Amount of the Class A-1 Notes is reduced to zero. A reduction in the Stated Amount of a Class A-1 Note in accordance with the foregoing will take effect on the next Distribution Date.

       "Determination Date" and "Principal Charge-off" have the same respective meanings as in the Series Supplement. [[] These expressions, the method of calculating a Principal Charge-off and the application of a Principal Charge-off amongst the Securities (and others) are explained in "Description of the Class A-1 Notes - Key Dates and Periods and - Principal Charge-offs" of this prospectus.]

7.10   Principal Charge-offs Reimbursement

       If on a Determination Date any Principal Charge-off Reimbursement is allocated to the Class A-1 Notes in accordance with the Series Supplement, it will reduce the Unreimbursed Principal Charge-offs of the Class A-1 Notes (rateably according to their amount of Unreimbursed Principal Charge-offs) by an amount equal to the US$ Equivalent of the amount so allocated until the Unreimbursed Principal Charge-offs in respect of the Class A-1 Notes are reduced to zero. A reduction in the Unreimbursed Principal Charge-offs in respect of the Class A-1 Notes in accordance with the foregoing, and the resultant increase in the Stated Amount of the Class A-1 Notes, will take effect on the next Distribution Date.

       "Principal Charge-off Reimbursement" has the same meaning as in the Series

       Supplement. [[] This expression, the method of calculating a Principal Charge-off Reimbursement and the allocation of a Principal Charge-off Reimbursement amongst the Securities (and others) is explained in "Description of the Class A-1 Notes - Principal Charge-offs" of this prospectus.]

       "Unreimbursed Principal Charge-offs" in relation to a Class A-1 Note at any time means the aggregate of the US$ Equivalent of the Principal Charge-offs up to and including that time allocated to the Class A-1 Note in accordance with Condition [] 7.9 less the aggregate of the US$ Equivalent of the Principal Charge-off Reimbursements prior to that time allocated to the Class A-1 Note in accordance with this Condition [] 7.10.

7.11 Calculation of Class A-1 Principal Amounts, Stated Amounts and other amounts

       (a) No later than two Business Days prior to each Distribution Date, the Manager will determine: (i) the amount of any Class A-1 Principal Amount payable in respect of each Class A-1 Note on the Distribution Date; (ii) the Stated Amount and Invested Amount of each Class A-1 Note as at the first day of the Accrual Period commencing on the Distribution Date (after deducting any Class A-1 Principal Amounts due to be paid in respect of such Class A-1 Note on that Distribution Date and after making any other adjustments to the Stated Amount or the Invested Amount (as the case may be) of the Class A-1 Note in accordance with these Conditions on or with effect from that Distribution Date); (iii) the Class A-1 Note Factor (as defined below) as at that Distribution Date; and (iv) the amount of the Class A-1 Interest Payment to be made on the Distribution Date applicable to each Class A-1 Note.

       (b) The Manager will notify the Issuer, the Class A-1 Note Trustee, the Principal Paying Agent, the Agent Bank, the Class A-1 Note Registrar and the London Stock Exchange (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange) as soon as practical (and in any event by not later than two Business Days prior to the Distribution Date or on such earlier date as the London Stock Exchange may require (for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange)) of each determination of an amount or percentage referred to in Condition [] 7.11(a) and will cause details of each of those determinations to be published in accordance with Condition [] 11.2 as soon as practical after that notification. If no Class A-1 Principal Amount is due to be paid on the Class A-1 Notes on any Distribution Date the Manager will cause a notice to be given in accordance with Condition [] 11.2 as soon as practicable (and in any event by no later than the relevant Distribution Date).

       (c) If the Manager does not at any time for any reason determine a Class A-1 Principal Amount, the Invested Amount or the Stated Amount applicable to the Class A-1 Notes in accordance with this Condition, the Class A-1 Principal Amount, the Invested Amount and the Stated Amount will be determined by the Agent Bank (or, failing the Agent Bank, the Class A-1 Note Trustee) in accordance with this Condition (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager.

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       "Class A-1 Note Factor" at a given time means the percentage calculated as follows:
                                           A
                                CA1NF =   ---
                                           B


       where:

       CA1NF =  the Class A-1 Note Factor;

       A = the aggregate Invested Amount of the Class A-1 Notes on the last day of the just ended Accrual Period; and

       B =  the aggregate Initial Invested Amount of the Class A-1 Notes.

8.     Payments

8.1    Method of Payment

       Any instalment on account of interest or principal payable on any Class A-1 Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer to the Principal Paying Agent on the applicable Distribution Date shall be paid to the person in whose name such Class A-1 Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Class A-1 Note Register on such Record Date.

       "Record Date" in relation to a Distribution Date or any other date for any payment to be made in respect of a Class A-1 Note means the day which is the last day of the prior calendar month.

8.2    Surrender on Final Payment


       Prior to a final distribution being made in respect of the Class A-1 Notes under clause []26.12 of the Series Supplement or clause []13.1 of the Security Trust Deed the Class A-1 Note Trustee must notify the persons in whose names the Class A-1 Notes are registered on the relevant Record Date of the date upon which the Class A-1 Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant Class A-1 Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Class A-1 Notes and none of the Issuer, the Class A-1 Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Class A-1 Noteholder as a result of any delay in payment due to a Class A-1 Note not having been surrendered in accordance with this Condition 8.2.

       [[] For a description of the circumstances in which a final distribution will be made in respect of the Class A-1 Notes see "Description of the Class A-1 Notes - Termination of the Trust" and "Description of the Transaction Documents -The Security Trust Deed" of this prospectus.]

 8.3   Paying Agents

       The initial Paying Agents and their respective specified offices are set out at the end of these Conditions.

       The Issuer, at the direction of the Manager, may with the prior written approval of the Class A-1 Note Trustee terminate the appointment of the Principal Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in London and New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition [] 11.1.

 8.4   Taxation

       All payments in respect of the Class A-1 Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer nor any Paying Agent nor the Class A-1 Note Trustee will be obliged to make any additional payments in respect of the relevant Class A-1 Notes in relation to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer will notify the Class A-1 Note Trustee, the Principal Paying Agent and the Class A-1 Noteholders in accordance with Condition [] 11.1, thereof.

 8.5   Prescription

       A Class A-1 Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated Amount of that Class A-1 Note to zero. After the date on which a Class A-1 Note becomes void in its entirety, no claim can be made in respect of it.

       "Relevant Date" in respect of a Class A-1 Note means the date on which a payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the Class A-1 Notes due on or before that date has not been duly received by the Principal Paying Agent or the Class A-1 Note Trustee on or prior to such date) the date on which, the full amount of such moneys having been so received and notice to that effect is duly given to the Class A-1 Noteholders in accordance with Condition [] 11.1.

 8.6   Notify Late Payments

       In the event of the unconditional payment to the Principal Paying Agent or the Class A-1 Note Trustee of any sum due in respect of the Class A-1 Notes or any of them being

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

       made after the due date for payment thereof, the Issuer will forthwith give or procure to be given notice to the Class A-1 Noteholders in accordance with Condition [] 11.1 that such payment has been made.

 8.7   Rounding of Payments

       All payments in respect of the Class A-1 Notes will be rounded down to the nearest cent.

 9.    Enforcement following occurrence of Event of Default

 9.1   Enforcement

       The Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to Condition [] 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Securities immediately due and payable (in which case, subject to Condition 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Class A-1 Notes will become immediately due and payable) and enforce the Charge.

       Subject to being indemnified in accordance with the Security Trust Deed and to the provisions of Condition [] 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

       "Event of Default", "Extraordinary Resolution" and "Voting Secured Creditors" have the same respective meanings as in the Security Trust Deed. [[] For a description of these expressions, see "Description of the Transaction Documents - The Security Trust Deed" and "Glossary" of this prospectus.]

 9.2   Security Trustee May Enforce Charge Without Direction

       After the Security Trustee becomes actually aware of the occurrence of an Event of Default, provided that it has been indemnified to its satisfaction in accordance with the Security Trust Deed, the Security Trustee must enforce the Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors if in its opinion, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Secured Creditors as a class.

 9.3   Priority of Payments from Proceeds from the enforcement of the Charge

       Following the enforcement of the Charge, all moneys received in connection with the Security Trust Deed by the Security Trustee or by any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed are to be applied, subject to the Security Trust Deed, in accordance with the order of priority contained in the Security Trust Deed [[] For a description of the order of priority contained in the Security Trust Deed and the payment of amounts that rank in priority to or equally with the Class A-1 Notes, see "Description of the Transaction Documents

       - The Security Trust Deed - Priorities under the Security Trust Deed" of this prospectus.]

 9.4 Security Trustee and Class A-1 Note Trustee Not Liable for Loss on enforcement

       Except in the case of fraud, negligence or wilful default (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust (in the case of the Class A-1 Note Trustee), neither the Class A-1 Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Security Trust Deed of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the Issuer or the Class A-1 Notes or relating in any way to the Charged Property. Without limitation, neither the Class A-1 Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it based on advice received by it in accordance with the applicable requirements of the Class A-1 Note Trust Deed (and the Trust Indenture Act) or the Security Trust Deed, as the case may be.

       "Trust Indenture Act" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Class A-1 Note Trust Deed.

 9.5 Directions from Class A-1 Noteholders to Class A-1 Note Trustee following Event of Default

       If an Event of Default or Potential Event of Default has occurred and is known to the Class A-1 Note Trustee, the Class A-1 Note Trustee must: (a) notify each Class A-1 Noteholder of the Event of Default or Potential Event of Default, as the case may be, within 10 days (or such shorter period as may be required by the rules of the London Stock Exchange, if the Class A-1 Notes are listed on the London Stock Exchange, or the rules of any other stock exchange on which the Class A-1 Notes are listed) after becoming aware of the Event of Default or Potential Event of Default, provided that except in the case of a default in payment of principal or interest on any Class A-1 Note, the Class A-1 Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the Class A-1 Note Trust Deed in good faith determine that withholding the notice is in the interest of Class A-1 Noteholders; (b) if a meeting of Voting Secured Creditors is to be held under the Security Trust Deed, determine whether it proposes to seek directions from Class A-1 Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A-1 Noteholders; and (c) vote at any meeting of Voting Secured Creditors held under the Security Trust Deed in accordance, where applicable, with the directions of the Class A-1 Noteholders (whether or not solicited and whether or not all Class A-1 Noteholders have provided such directions) and otherwise in its absolute discretion. In acting in accordance with the directions of Class A-1 Noteholders the Class A-1 Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Class A-1 Notes held by Class A-1 Noteholders who have directed the Class A-1 Note Trustee to vote for or against such a proposal.

       If any of the Class A-1 Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A-1 Notes, the Class A-1 Note Trustee must not vote at a meeting of Voting Secured Creditors under the Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Charged Property unless:
       (a) a sufficient amount would be realised to discharge in full all amounts owing to the Class A-1 Noteholders in respect of the Class A-1 Notes and any other amounts owing by the Issuer to any other person ranking in priority to or with the Class A-1 Notes; (b) the Class A-1 Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the Class A-1 Note Trustee, that the cash flow receivable by the Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in paragraph (a); or (c) the Class A-1 Note Trustee is so directed by a Special Majority (as defined in Condition 10.3) of Class A-1 Noteholders.

       Subject to the mandatory provisions of the Trust Indenture Act and provisions in the Class A-1 Note Trust Deed relating to the deemed receipt of notices, the Class A-1 Note Trustee will only be considered to have knowledge or awareness of, or notice of, an Event of Default or Potential Event of Default by virtue of the officers of the Class A-1 Note Trustee (or any related body corporate of the Class A-1 Note Trustee) which have the day to day responsibility for the administration or management of the Class A-1 Note Trustee's (or a related body corporate of the Class A-1 Note Trustee's) obligations in relation to the Series Trust, the trust created under the Class A-1 Note Trust Deed or the Class A-1 Note Trust Deed, having actual knowledge, actual awareness or actual notice of the occurrence of the events or circumstances constituting an Event of Default or Potential Event of Default, as the case may be, or grounds or reason to believe that such events or circumstances have occurred.

       "Potential Event of Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

 9.6   Only Security Trustee May Enforce Charge

       Only the Security Trustee may enforce the Charge and neither the Class A-1 Note Trustee nor any Class A-1 Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security Trust Deed, the Class A-1 Note Trust Deed, the Class A-1 Notes or any other applicable Transaction Document, except as provided for in the Security Trust Deed, the Class A-1 Note Trust Deed, the Master Trust Deed and the Series Supplement. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Charged Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

 9.7   Exercise of Class A-1 Noteholder Rights by Class A-1 Note Trustee

       The rights, remedies and discretions of the Class A-1 Noteholders under the Security Trust Deed including all rights to vote or to give an instruction or consent can only be exercised by the Class A-1 Note Trustee on behalf of the Class A-1 Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Class A-1 Note Trustee as being given on behalf of the Class A-1 Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Class A-1 Note Trust Deed, whether the Class A-1 Note Trustee or the Class A-1 Noteholders from time to time have complied with any requirements under the Class A-1 Note Trust Deed or as to the reasonableness or otherwise of the Class A-1 Note Trustee.

10. Meetings of Voting Secured Creditors, directions of Class A-1 Noteholders, modifications, consents, waivers and indemnities

10.1   Meetings of Voting Secured Creditors

       The Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Securities immediately due and payable and/or to enforce the Charge.

10.2   Directions of Class A-1 Noteholders

       Under the Class A-1 Note Trust Deed the Class A-1 Note Trustee may seek directions from the Class A-1 Noteholders from time to time including following the occurrence of an Event of Default. The Class A-1 Note Trustee will not be responsible for acting in good faith upon a direction given, or purporting to be given, by Class A-1 Noteholders holding Class A-1 Notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 Notes.

       If the Class A-1 Note Trustee is entitled under the Master Trust Deed or the Security Trust Deed to vote at any meeting on behalf of Class A-1 Noteholders the Class A-1 Note Trustee must vote in accordance with the directions of the Class A-1 Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Class A-1 Noteholders the Class A-1 Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A-1 Notes held by Class A-1 Noteholders who have directed the Class A-1 Note Trustee to vote for or against that proposal.

       For the purposes of seeking any consent, direction or authorisation from Class A-1 Noteholders the Class A-1 Note Trustee may by notice to the Class A-1 Noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the Class A-1 Noteholders and the Invested Amount of the Class A-1 Notes held by them will be determined based upon the details recorded in the Class A-1 Note Register as at 5.30pm on that date.

10.3   Amendments to Class A-1 Note Trust Deed and the Class A-1 Notes

       Pursuant, and subject, to the Class A-1 Note Trust Deed and subject to any approval required by law, the Class A-1 Note Trustee, the Manager and the Issuer may together agree, without the consent or sanction of any Class A-1 Noteholder, by way of supplemental deed to alter, add to or revoke (each a "modification") any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including these Conditions) so long as such modification is not a Payment Modification (as defined below) and such modification in the opinion of the Class A-1 Note Trustee:

       (a) is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

       (b) is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

       (c) is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Class A-1 Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Series Trust or the trust constituted under the Class A-1 Note Trust Deed); or

       (d)    and the Issuer is otherwise desirable for any reason and:

              (i) is not in the opinion of the Class A-1 Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A-1 Noteholders; or

              (ii) if it is in the opinion of the Class A-1 Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A-1 Noteholders the consent of a Special Majority (as hereinafter defined) of Class A-1 Noteholders is obtained.

       For the purpose of determining whether a Special Majority of Class A-1 Noteholders has consented to a modification, Class A-1 Notes which are beneficially owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, will be disregarded. The Manager must give the Rating Agencies 5 Business Days prior notice of any such modification. The Class A-1 Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Class A-1 Noteholders if each of the Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Class A-1 Notes by that Rating Agency.

       Pursuant to the Class A-1 Note Trust Deed, the Class A-1 Note Trustee may concur with the Issuer and the Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Class A-1 Noteholder to such Payment Modification.

       Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer to the Class A-1 Noteholders in accordance with Condition [] 11.1 as soon as reasonably practicable after the modifications have been made.

       "Payment Modification" means any alteration, addition or revocation of any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including the Conditions) which modifies: (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class A-1 Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Scheduled Maturity Date in respect of the Class A-1 Notes or to Conditions []6.9 and 7.2, clause []10 of the Series Supplement or clause []13 of the Security Trust Deed or which would impair the rights of Class A-1 Noteholders to institute suit for enforcement of such payment on or after the due date for such payment; (b) the definition of the term "Special Majority", clause []21.4 of the Class A-1 Note Trust Deed or the circumstances in which the consent or direction of a Special Majority of Class A-1 Noteholders is required; (c) clause []6.1(a) of the Security Trust Deed; or (d) the requirements for altering, adding to or revoking any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including the Conditions).

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

       "Rating Agency" has the same meaning as in the Series Supplement.

       "Special Majority" in relation to the Class A-1 Noteholders means Class A-1 Noteholders holding Class A-1 Notes with an aggregate Invested Amount of no less than 75% of the aggregate Invested Amount of all the Class A-1 Notes.

       [[] For a further description of the modifications which constitute a Payment Modification see "Description of the Class A-1 Notes - Amendments to Class A-1 Notes and Class A-1 Note Trust Deed" of this prospectus]

10.4   Waivers etc

       The Security Trustee may, in accordance with the Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or authorise any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if and in so far as in its opinion the interests of the Secured Creditors will not be materially prejudiced. Any such waiver, authorisation or determination shall be binding on the Secured Creditors and, if, but only if, the Security Trustee so requires, any such waiver, authorisation or determination will be notified to the Secured Creditors by the Manager in accordance with the Security Trust Deed.

       The Class A-1 Note Trustee may, and if directed to do so by a Majority of Class A1 Noteholders must, on such terms and conditions as it may deem reasonable, without the consent of any of the Class A-1 Noteholders, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer, the Manager or any other person which, unless the Class A-1 Note Trustee is acting on the direction of a Majority of Class A-1 Noteholders, is not, in the opinion of the Class A-1 Note Trustee, materially prejudicial to the interests of the Class A-1 Noteholders as a class. No such waiver, authorisation or determination may be made in contravention of any prior directions by a Majority (as hereinafter defined) of the Class A-1 Noteholders. Any such waiver, authorisation or determination will, if the Class A-1 Note Trustee so requires, be notified to the Class A-1 Noteholders in accordance with Condition 11.1 by the Issuer as soon as practicable after it is made.

       "Majority" in relation to the Class A-1 Noteholders means Class A-1 Noteholders holding Class A-1 Notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 Notes.

10.5 Indemnification and Exoneration of the Class A-1 Note Trustee and the Security Trustee

       The Class A-1 Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Class A-1 Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Securities unless indemnified to their satisfaction. Each of the Class A-1 Note Trustee and the Security Trustee is entitled, subject in the case of the Class A-1 Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

       Subject to the mandatory provisions of the Trust Indenture Act, the Class A-1 Note Trustee shall not be responsible

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       for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Series Supplement) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence, wilful default or breach of trust of the Class A-1 Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Security Trust Deed except for fraud, negligence or wilful default.

       Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust, and subject to the mandatory provisions of the Trust Indenture Act, the Class A-1 Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the Class A-1 Note Trustee, or by a person other than Class A-1 Note Trustee, where that opinion, advice or information is addressed to the Class A-1 Note Trustee or by its terms is expressed to be capable of being relied upon by the Class A-1 Note Trustee. Except as provided above, the Class A-1 Note Trustee will not be responsible to any Class A-1 Noteholder, amongst others, for any loss occasioned by so acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Class A-1 Note Trustee will not be liable to any Class A-1 Noteholder, amongst others, for acting on any opinion, advice or information conforming with any applicable requirements of the Class A-1 Note Trust Deed or the Trust Indenture Act and purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

11.    Notices

11.1   General

       All notices, other than notices given in accordance with the following paragraph and Condition [] 11.2, to Class A-1 Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Class A-1 Noteholder, at his or her address as it appears on the Class A-1 Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A-1 Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A-1 Noteholder will affect the sufficiency of such notice with respect to other Class A-1 Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

       A notice may be waived in writing by the relevant Class A-1 Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Class A-1 Noteholders will be filed with the Class A-1 Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

       Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

       In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Class A-1 Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer directs the Class A-1 Note Trustee will be deemed to be a sufficient giving of such notice.

11.2   Class A-1 Note Information

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       Any notice specifying a Distribution Date, a Interest Rate in relation to the Class A-1 Notes, a Class A-1 Interest Amount, a Class A-1 Principal Amount (or the absence of a Class A-1 Principal Amount), an Invested Amount, a Stated Amount, a Class A-1 Note Factor in relation to the Class A-1 Notes, or any other matter permitted to be given in accordance with this Condition [] 11.2, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Class A-1 Note Trustee in writing and notified to Class A-1 Noteholders pursuant to Condition [] 11.1 (the "Relevant Screen"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with Condition [] 11.1.

11.3   Quarterly Servicing and Other Reports

       The Manager must deliver a Quarterly Servicing Report for each Accrual Period to the Class A-1 Note Trustee, the Principal Paying Agent, the Issuer and each Class A-1 Noteholder on the Business Day preceding the Distribution Date on the last day of the Accrual Period in accordance with Condition 11.1 and, for so long as the Class A-1 Notes are listed on the Official List of the London Stock Exchange file each Quarterly Servicing Report with the London Stock Exchange as and when required by the rules of the London Stock Exchange.

       The Issuer and the Manager must, to the extent required by the rules and regulation of the Securities and Exchange Commission, forward to Class A-1 Noteholders, and such other persons as are required by the Trust Indenture Act , such summaries of any information, documents and reports required to be filed by the Issuer or the Manager in accordance with the Securities and Exchange Act 1934 of the United States of America or the rules and regulations of the Securities and Exchange Commission.

       "Quarterly Servicing Report" in relation to an Accrual Period and the Distribution Date at the end of that Accrual Period means a report which contains the following information:

       . the aggregate Invested Amounts and the aggregate Stated Amounts of each class of Securities on the first day of the Accrual Period;

       . the amounts to be applied towards payment of interest and principal on each class of Securities on the Distribution Date;

       . the Available Income Amount (as defined in the Series Supplement) on the Distribution Date;

       . the aggregate of all Seller Advances made during the preceding Collection Period;

       . the Redraw Shortfall (as defined in the Standby Redraw Facility Agreement) in relation to the preceding Determination Date;

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       .      the Income Shortfall (as defined in the Series Supplement) in relation to the preceding Determination Date;

       . the Liquidity Facility Advance (as defined in the Series Supplement) in relation to that Distribution Date and the Liquidity Facility Principal (as defined in the Series Supplement) in relation to the preceding Determination Date;

       . the Available Principal Amount (as defined in the Series Supplement) in relation to that Distribution Date;

       .      the Principal Collections in relation to that Distribution Date;

       . the Standby Redraw Facility Advance in relation to that Distribution Date;

       . the Redraw Bond Amount (as defined in the Series Supplement) in relation to the preceding Determination Date;

       .      the Principal Charge-Off in relation to the preceding
              Determination Date;

       . the Other Principal Amounts (as defined in the Series Supplement) in relation to the preceding Determination Date;

       . the Principal Charge-Off Reimbursement in relation to the preceding Determination Date;

       . the Principal Charge-offs allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Distribution Date;

       . the Principal Charge-off Reimbursement allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Distribution Date;

       . the Class A-1 Note Factor and the Note Factor (as defined below) for each other class of Securities

       . if the Basis Swap (as defined in the Series Supplement) has terminated, the Threshold Rate (as defined in the Series Supplement) on the preceding Determination Date;

       . the Interest Rate (as defined in the Series Supplement with respect to the Class A-2 Notes, the Class B Notes and the Redraw Bonds) applying to each class of Securities for that Accrual Period;

       . scheduled payments of principal and prepayments of principal received on the Mortgage Loans forming part of the Assets of the Series Trust during the preceding Collections Period;

       . aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust being charged a fixed rate of interest and the aggregate

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              outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust being charged a variable rate of interest as at opening of business on the preceding Determination Date;

       . delinquency, mortgagee in possession and loss statistics, as determined by the Manager, with respect to the Mortgage Loans forming part of the Assets of the Series Trust as at opening of business on the preceding Determination Date.

       "Note Factor" in relation to a class of Securities and a Distribution Date, means the aggregate of the Invested Amount of the class of Securities less all principal payments on that class of Securities to be made on that Distribution Date, divided by the aggregate initial Invested Amount of that class of Securities.

       [[] Further details of the cashflows of the Series Trust and the manner of determination of the defined terms relevant to those cashflows and set out in the Quarterly Servicing Report are contained in "Description of the Class A-1 Notes" of this prospectus.]

11.4   Consents in Writing

       All consents and approvals in these Conditions must be given in writing.

12.    Limitation of Liability of the Issuer

       (a) The Issuer enters into the Transaction Documents, and issues the Class A-1 Notes, only in its capacity as trustee of the Series Trust and in no other capacity (except where the Transaction Documents provide otherwise). A liability arising under or in connection with the Class A-1 Notes, the Transaction Documents or the Series Trust is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets and property of the Series Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction Documents (other than paragraph (c) below) and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Class A-1 Notes or the Series Trust.

       (b) No person may sue the Issuer in respect of liabilities incurred by the Issuer in its capacity as trustee of the Series Trust other than as trustee of the Series Trust or seek the appointment of a receiver (except under the Security Trust Deed), a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or similar arrangements of or affecting the Issuer (except in relation to the assets or property of the Series Trust).

       (c) The provisions of this Condition [] 12 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification or exoneration out of the assets or property of the Series Trust as a result of the Issuer's fraud, negligence or wilful default.

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

       (d) The Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations under the Transaction Documents or the Class A-1 Notes) will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

       (e) In exercising their powers under the Transaction Documents, each of the Security Trustee, the Class A-1 Note Trustee and the Class A-1 Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c).

       (f) The Issuer is not obliged to enter into any commitment or obligation under these Conditions or any other Transaction Document unless the Issuer's liability is limited in a manner which is consistent with this Condition [] 12. The Issuer agrees and acknowledges that its liability for any commitment or obligation it has entered into under these Conditions is limited in a manner which is consistent with this Condition [] 12.

       (g) The Issuer is not obliged to enter into any commitment or obligation contemplated by but not contained in these Conditions or any other Transaction Document unless the Issuer's liability in relation to that commitment or obligation is limited in a manner satisfactory to the Issuer in its absolute discretion.

       "Relevant Parties" means each of the Manager, the Seller, the Servicer, the Agent Bank, each Paying Agent, the Class A-1 Note Trustee and the Hedge Providers (as those parties, which are not defined in these Conditions, are defined in the Series Supplement).

       The expression "fraud, negligence or wilful default" is to be construed in accordance with the Security Trust Deed.

       [[] A summary of the definition of "wilful default" and further details of the manner in which the Issuer's liability is limited in relation to the Class A-1 Notes and the Series Trust are contained in "Description of the Transaction Documents - The Issuer Trustee" of this prospectus.]

13.    Governing Law

       The Class A-1 Notes and the Transaction Documents are governed by, and will be construed in accordance with, the laws of the

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       State of New South Wales of the Commonwealth of Australia, except for the
       Underwriting Agreement and each credit support annex to the Currency Swap Agreements which are governed by, and will be construed in accordance with, New York law. Each of the Issuer and the Manager has in the Class A-1 Note Trust Deed irrevocably agreed for the benefit of the Class A-1 Note Trustee and the Class A-1 Noteholders that the courts of the State of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Class A-1 Note Trust Deed and the Class A-1 Notes.

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

                                     Agents


Principal Paying Agent:       The Bank of New York, New York Branch
                              101 Barclay Street, 21W
                              New York, New York, 10286



Class A-1 Notes Registrar:    The Bank of New York, New York Branch
                              101 Barclay Street, 21W
                              New York, New York, 10286

                              or

                              48th Floor
                              One Canada Square
                              London  E14  5AL



Agent Bank:                   The Bank of New York, New York Branch
                              101 Barclay Street, 21W
                              New York, New York, 10286



Paying Agent:                 The Bank of New York, London Branch
                              48th Floor
                              One Canada Square
                              London  E14  5AL

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